UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CITIGROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Citigroup Inc.

399 Park Avenue

New York, NY 10043

March 8, 2012

Dear Stockholder:

We cordially invite you to attend Citi’s annual stockholders’ meeting. The meeting will be held on Tuesday, April 17, 2012, at 9AM (CDT) at the Hilton Anatole, 2201 North Stemmons Freeway in Dallas, Texas. Directions to the 2012 Annual Meeting are provided on page 114 of this proxy statement.

At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Lastly, I have concluded that after 16 years on Citi’s board and three as chairman, the time has come for me to take my leave. The Board of Directors and I have complete confidence in the management team, the actions they have taken to strengthen Citi, and the course they have charted for one of the world’s truly great financial institutions. We would also like to recognize our retiring directors, Alain J.P. Belda and Timothy C. Collins for their many contributions. Alain’s leadership and wisdom over the past 15 years have been an invaluable asset for Citi. Tim joined the board at a critical moment in Citi’s history and his insights and guidance during this period have been extremely important as well.

Thank you for your support of Citi.

Sincerely,

Richard D. Parsons

Chairman of the Board

Citigroup Inc.

399 Park Avenue

New York, NY 10043

Notice of Annual Meeting of Stockholders

Dear Stockholder:

Citi’s annual stockholders’ meeting will be held on Tuesday, April 17, 2012, at 9AM (CDT) at the Hilton Anatole, 2201 North Stemmons Freeway in Dallas, Texas. Directions to the 2012 Annual Meeting are provided on page 114 of this proxy statement. You will need an admission ticket or proof of ownership of Citi stock to enter the meeting.

At the meeting, stockholders will be asked to:

➢	elect directors,

➢	ratify the selection of Citi’s independent registered public accounting firm for 2012,

➢	approve additional shares under the Citigroup 2009 Stock Incentive Plan,

➢	consider an advisory vote on Citi’s 2011 executive compensation,

➢	act on certain stockholder proposals, and

➢	consider any other business properly brought before the meeting, or any adjournment or postponement thereof, by or at the direction of the board of directors.

The close of business on February 21, 2012 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at Citi’s headquarters, 399 Park Avenue, New York City, for at least 10 days before the annual meeting or any adjournment or postponement thereof.

This year, we have once again utilized the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. The e-proxy process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

In accordance with this rule, on or about March 8, 2012 we sent certain of our shareholders at the close of business on February 21, 2012 a notice of the 2012 Annual Meeting containing a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card, voter instruction form, or Notice, as applicable), so that your shares will be represented whether or not you attend the annual meeting.

By order of the board of directors

Michael S. Helfer

Corporate Secretary

March 8, 2012

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Citi is soliciting your vote at the 2012 Annual Meeting of Citi’s stockholders.

Where and when will the annual meeting take place?

The meeting is scheduled to begin at 9:00AM (CDT) on April 17, 2012 at the Hilton Anatole, 2201 North Stemmons Freeway in Dallas, Texas. Directions to the 2012 Annual Meeting are provided on page 114 of this proxy statement.

Why are you holding the annual meeting in Dallas instead of New York City?

Citi’s board of directors chose Dallas as the location for the annual meeting because we have a large local employee and customer base and significant shareholder population in the area. Under the company’s by-laws, the board of directors designates the location for the annual meeting each year. The board has decided to alternate future meetings between New York City and other locations in the United States, starting this year in Dallas. The 2013 annual meeting will be held in New York.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to use e-proxy as part of the distribution for our proxy materials. The e-proxy process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of the Proxy Materials (Notice) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request.

Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Notice about the Internet availability of the proxy materials. In addition, we are providing Notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How can I access Citi’s proxy materials and annual report electronically?

This proxy statement and the 2011 annual report are available on Citi’s website at www.citigroup.com. Click on “About Citi,” and then “Corporate Governance.” Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet.

If you are a stockholder of record, you can choose this option and save Citi the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citi stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports.

If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access Citi’s proxy statement and annual report. Your choice will remain in effect until you tell us otherwise or until your consent is deemed to be revoked under applicable law. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to www.InvestorDelivery.com.

What will I be voting on?

•	Election of directors (see page 20).
•	Ratification of KPMG LLP (KPMG) as Citi’s independent registered public accounting firm for 2012 (see page 81).
•	Approval of an amendment to the Citigroup 2009 Stock Incentive Plan (to increase authorized shares) (see page 83).
•	Approval of an advisory vote on Citi’s 2011 executive compensation (see page 102).
•	Four stockholder proposals (see page 105).

An agenda will be distributed at the meeting.

How many votes do I have?

You will have one vote for every share of Citi common stock you owned on February 21, 2012 (the record date).

How many votes can be cast by all stockholders?

2,930,712,979, consisting of one vote for each of Citi’s shares of common stock that were outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the meeting?

To constitute a quorum to transact business at the annual meeting, the holders of a majority of the votes that can be cast, or 1,465,356,491, must be present or represented by proxy at the meeting. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for stockholder action. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and shares treated as broker non-votes for one or more proposals will nevertheless be deemed present for purposes of constituting a quorum for the annual meeting.

Does any single stockholder control 5% or more of any class of Citi’s voting stock?

Yes, according to a Schedule 13 G Information Statement filed by BlackRock, Inc. and certain subsidiaries (BlackRock) on February 9, 2012, BlackRock may be deemed to beneficially own 5.26% of Citi’s common stock.

For further information, see “Stock Ownership—Owners of More than 5% of Our Common Stock” in this proxy statement.

How do I vote?

You can vote by proxy whether or not you attend the annual meeting. To vote by proxy, shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.
•

To vote by telephone, shareholders should dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 12-digit control number included on your proxy card, voter instruction form, or Notice.

•	If you received a Notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

1)	by Internet: www.ProxyVote.com
2)	by phone: use the phone number listed on the Notice.

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on April 16, 2012.

If you are a record holder of Citi stock, you may attend the annual meeting and vote in person. If you want to vote in person at the annual meeting, and you hold your Citi stock through a securities broker (that is, in “street name”), you must obtain a proxy from your broker and bring that proxy to the meeting.

How do I get a printed proxy card?

There are three ways for shareholders to request a proxy card if you received a Notice instead of the printed materials. In all three examples the shareholder will need the 12 digit Control Number printed on the Notice.

Requesting a proxy card

By telephone: 1-800-579-1639;

By Internet: www.proxyvote.com; and

By e-mail: sendmaterial@proxyvote.com (send a blank e-mail with the 12 digit Control Number in the subject line).

Can I change my vote?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Citi’s corporate secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating voting instructions, your shares will be voted, in accordance with the board’s recommendation, for the nominees listed on the card, for KPMG as independent registered public accounting firm for 2012, for the amendment to the Citigroup 2009 Stock Incentive Plan, for Citi’s 2011 executive compensation, and against the other proposals.

Can my broker vote my shares for me on the election of directors or executive compensation matters?

No. Please note that the rules that govern when brokers may vote your shares have changed. Brokers may no longer use discretionary authority to vote shares on the election of directors or on executive compensation matters, including the advisory vote on compensation and the amendment to Citigroup’s 2009 Stock Incentive Plan, if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

Can my shares be voted if I don’t return my proxy card and don’t attend the annual meeting?

If you don’t vote your shares held in street name, your broker can vote your shares on matters that the New York Stock Exchange (NYSE) has ruled discretionary.

Discretionary Items. KPMG’s appointment is a discretionary item. NYSE member brokers who do not receive instructions from beneficial owners may vote on this proposal as follows: (1) a Citi affiliated member is permitted to vote your shares in the same proportion as all other shares are voted with respect to each such proposal; and (2) all other NYSE member brokers are permitted to vote your shares in their discretion.

Non-discretionary Items. Brokers will not be able to vote your shares on the election of directors, the amendments to the Citigroup 2009 Stock Incentive Plan, the advisory vote on Citi’s 2011 executive compensation, and the stockholder proposals if you fail to provide instructions. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If your shares are registered directly in your name, not in the name of a bank or broker, you must vote your shares or your vote will not be counted.

If I hold shares through Citigroup’s employee benefit plans and do not provide voting instructions, how will my shares be voted?

If you hold shares of common stock through Citigroup’s employee benefit plans or stock incentive plans and do not provide voting instructions to the plans’ trustees or administrators, your shares will be voted in the same proportion as the shares beneficially owned through the plans for which voting instructions are received, unless otherwise required by law.

What vote is required, and how will my votes be counted, to elect directors and to adopt the other proposals?

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors.	For, against or abstain on each nominee.	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect.	No effect.

Ratification of KPMG.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	N/A

Amendment to the Citigroup 2009 Stock Incentive Plan.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	No effect.

Advisory vote to approve Citi’s 2011 executive compensation.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	No effect.

Four stockholder proposals.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	No effect.

If a nominee for director is not reelected by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. Citi’s by-laws provide that, in the event a director nominee is not reelected, such director shall offer to resign from his or her position as a director. Unless the board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.

The results of the votes on the approval of an advisory resolution on Citi’s 2011 executive compensation are not binding on the board, whether or not any resolution is passed under the voting standards described above. In evaluating the stockholder votes on the advisory resolution, the board will consider the voting results in their entirety.

Is my vote confidential?

In 2006, the board adopted a confidential voting policy as a part of its Corporate Governance Guidelines. Under the policy, all proxies, ballots, and vote tabulations are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone or by the Internet. If you hold your shares in “street name” or through an employee benefit plan or stock incentive plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition proxy statement. For further details regarding this policy, please see the Corporate Governance Guidelines attached as Annex A to this proxy statement.

Could other matters be decided at the annual meeting?

We don’t know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, the chairman will declare such proposal out of order and it will be disregarded, or we will vote the proxies against the proposal. If any other matters arise at the annual meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission ticket or proof of ownership of Citi stock to enter the meeting. When you arrive at the annual meeting, you may be asked to present photo identification, such as a driver’s license.

•	If you received a Notice of Internet Availability of Proxy Materials, you must bring the Notice to gain admission to the meeting.
•

If you did not receive a Notice but received a paper copy of the proxy materials and your shares are held in your name, please bring the admission ticket printed on the top half of the proxy card supplied with your materials.

•

If you did not receive a Notice but received a paper copy of the proxy materials and your shares are held in the name of a bank, broker or other holder of record, please bring the yellow admission ticket that was enclosed with your materials.

•

If you receive your proxy materials by email, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

•

If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Citi stockholder. If you hold your shares in a joint account, both owners can be admitted to the meeting, provided that proof of joint ownership is given. Citi will not be able to accommodate guests at the annual meeting. Any persons needing special assistance should contact Shareholder Relations by phone at 1-860-291-4262 or at the following e-mail address: shareholderrelations@citi.com.

How We Have Done

Annual Report

If you received these materials by mail, you should have also received Citi’s annual report to stockholders for 2011 with them. The 2011 annual report is also available on Citi’s website at www.citigroup.com. We urge you to read these documents carefully. In accordance with the Securities and Exchange Commission’s rules, the Five-Year Performance Graph appears in the 2011 Annual Report on Form 10-K.

Corporate Governance

Citi continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules and regulations that govern Citi’s businesses. Citi is active in ensuring its governance practices are at the leading edge of best practices. Among other initiatives, Citi in recent years has:

➢	amended our by-laws to provide that if Citi does not have an independent chairman of the board, the board shall elect a lead independent director;

➢	amended our by-laws to include a majority vote standard for uncontested director elections;

➢	amended our by-laws to give holders of at least 25% of the outstanding common stock the right to call a special meeting;

➢	separated the audit and risk management committee into two committees: the audit committee and a separate risk management and finance committee;

➢	eliminated super-majority vote provisions contained in our restated certificate of incorporation;

➢	adopted policies to recoup unearned compensation;

➢	amended the charter of the nomination, governance and public affairs committee to document the committee’s oversight responsibility for trade association payments;

➢

adopted a Political Contributions and Lobbying Statement under which Citi annually compiles and publishes a list of our political contributions. The policy and a list of our 2011 political contributions are available in the “Corporate Governance” section of Citi’s website: www.citigroup.com. In addition, following the Supreme Court’s decision permitting corporations to make independent expenditures in connection with political campaigns, the board of directors amended the Statement to reiterate the company’s long-standing practice of not using corporate funds for such independent expenditures; and

➢	requested that trade and business associations to which Citi pays dues confirm that no portion of such payments is used for independent expenditures.

The current charters of the audit; Citi Holdings oversight; nomination, governance and public affairs; personnel and compensation; and risk management and finance committees, as well as Citi’s Corporate Governance Guidelines, Code of Conduct and Code of Ethics, are available in the “Corporate Governance” section of Citi’s website: www.citigroup.com. Citi stockholders may obtain printed copies of these documents by writing to Citigroup Inc., Corporate Governance, 425 Park Avenue, 2nd floor, New York, NY 10022.

Nomination, Governance and Public Affairs Committee

The nomination, governance and public affairs committee’s mandate is to review and recommend to the board corporate governance policies and identify qualified individuals for nomination to the board of directors. All of the members of the committee meet the independence standards contained in the NYSE corporate governance rules and Citi’s Corporate Governance Guidelines, which are attached to this proxy statement as Annex A. A copy of the committee’s charter is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com. On December 15, 2009, the board of directors adopted a by-law amendment which provides that, if the chairman of the board does not qualify as independent under NYSE rules, the board shall elect a lead independent director, and that lead director will be empowered (among other responsibilities) to lead the executive sessions of the non-management directors at board meetings. Details regarding the selection, duties, term, and tenure of the independent lead director are specified in Citi’s Corporate Governance Guidelines, attached as Annex A to this proxy statement.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by senior management and by security holders. During 2011, the committee engaged Korn/Ferry International to assist in identifying and evaluating potential nominees. Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. All proposals for nominations received by the corporate secretary will be presented to the committee for its consideration.

The committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria, which have been developed by the committee and approved by the board:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had business, governmental, non-profit or professional experience at the chairman, chief executive officer, chief operating officer or equivalent policy-making and operational level of a large organization with significant international activities that indicates that the candidate will be able to make a meaningful and immediate contribution to the board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale.

•

Whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the company operates.

•	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale.

•

Whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the board is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of the company’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency.

•	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment by the committee and the board.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the committee will make recommendations regarding potential director candidates to the board.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the board of directors and members of senior management.

For the 2012 annual meeting, we received timely notice from one stockholder who proposed himself for consideration to be nominated by the nomination, governance and public affairs committee to stand for election at the annual meeting. The qualifications of the individual were discussed at a meeting of the nomination, governance and public affairs committee and the views of Korn/Ferry International were considered. After deliberation, the committee decided not to include this individual on the slate of candidates it proposed to the full board for consideration. The committee used the above-mentioned criteria to evaluate the candidate.

Board Diversity

Diversity is among the critical factors that the nomination, governance and public affairs committee considers when evaluating the composition of the board. For a company like Citi, which operates in over 100 countries around the globe, diversity includes race, ethnicity and gender as well as the diversity of the communities and geographies in which Citi operates. Included in the qualifications for directors listed in the company’s Corporate Governance Guidelines is “whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the company operates.” Citi’s board is committed to ensuring that it comprises individuals whose backgrounds reflect the diversity represented by our employees, customers and stakeholders. The candidates nominated for election at Citi’s 2012 annual meeting exemplify that diversity: three nominees are women (25%) and three nominees (25%) — including the chief executive officer — are Asian, African-American or Hispanic. In addition, each director candidate contributes to the board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds, as well as other characteristics, such as global and international business experience. The board believes that the current nominees reflect an appropriate diversity of gender, age, race, geographical background and experience but is committed to continuing to consider diversity issues in evaluating the composition of the board.

Corporate Governance Guidelines

Citi’s Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed at least annually, and revised as necessary, to continue to reflect best practices. The full text of the Guidelines, as approved by the board, is set forth in Annex A to this proxy statement. The Guidelines outline the responsibilities, operations, qualifications and composition of the board.

Our goal is that at least two-thirds of the members of the board be independent. A description of our independence criteria and the results of the board’s independence determinations are set forth below.

The number of other public company boards on which a director may serve is subject to a case-by-case review by the nomination, governance and public affairs committee, in order to ensure that each director is able to devote sufficient time to performing his or her duties as a director. Interlocking directorates are prohibited (inside directors and executive officers of Citi may not sit on boards of companies where a Citi outside director is an executive officer).

The Guidelines require that all members of the required committees of the board (audit; nomination, governance and public affairs; and personnel and compensation) be independent. Committee members are appointed by the board upon recommendation of the nomination, governance and public affairs committee. Committee membership and chairs are rotated periodically. The board and each committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of management. Meetings of the non-management directors are held as part of every regularly scheduled board meeting and are presided over by the independent chairman.

If a director has a substantial change in professional responsibilities, occupation or business association, he or she is required to notify the nomination, governance and public affairs committee and to offer his or her resignation from the board. The nomination, governance and public affairs committee will evaluate the facts and circumstances and make a recommendation to the board whether to accept the resignation or request that the director continue to serve on the board. If a director assumes a significant role in a not-for-profit entity, he or she is asked to notify the nomination, governance and public affairs committee.

Directors are expected to attend board meetings, meetings of the committees and subcommittees on which they serve and the annual meeting of stockholders. All of the directors then in office attended Citi’s 2011 annual meeting.

The nomination, governance and public affairs committee nominates one of the members of the board to serve as chairman of the board on an annual basis. The nomination, governance and public affairs committee also conducts an annual review of board performance, and each committee (except for the executive committee) conducts its own self-evaluation. The board and committees may engage an outside consultant to assist in conducting the self-evaluations. The results of these evaluations are reported to the board.

Directors have full and free access to senior management and other employees of Citi. New directors are provided with an orientation program to familiarize them with Citi’s businesses and its legal, compliance, regulatory and risk profile. Citi provides educational sessions on a variety of topics, which all members of the board are invited to attend. These sessions are designed to allow directors to, for example, develop a deeper understanding of a business issue or a complex financial product.

The board reviews the personnel and compensation committee’s report on the performance of senior executives in order to ensure that they are providing the highest quality leadership for Citi. The board also works with the nomination, governance and public affairs and personnel and compensation committees to evaluate potential successors to the CEO.

If a director, or an immediate family member who shares the director’s household, serves as a director, trustee or executive officer of a foundation, university, or other not-for-profit organization and such entity receives contributions from Citi and/or the Citi Foundation, such contributions will be reported to the nomination, governance and public affairs committee at least annually.

The Guidelines affirm Citi’s stock ownership commitment, which is described in greater detail in this proxy statement. As part of Citi’s stock ownership commitment, executive officers are generally required to retain at least 75% of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) as long as they are members of senior management. This policy is intended to align further the interests of senior management with the interests of stockholders. Directors are similarly required to retain at least 75% of the net equity awarded to them. In addition, Citi has adopted a personal trading policy which limits trading by directors, members of senior management and certain other employees in Citi stock and restricts these individuals from engaging in hedging, derivative or other transactions that have an economically similar effect that would undermine the incentives created by the stock ownership commitment and deferred stock compensation structures. The Guidelines restrict certain financial transactions between Citi and its subsidiaries on the one hand and directors, senior management and their immediate family members on the other. Personal loans to executive officers and directors of Citi and its public issuer subsidiaries and the most senior executives of the company, or immediate family members who share any such person’s household, are prohibited, except for mortgage loans, home equity loans, consumer loans, credit cards, charge cards, overdraft checking privileges and margin loans to employees of a broker-dealer subsidiary of Citi made on market terms in the ordinary course of business. See Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation on page 13 of this proxy statement.

The Guidelines prohibit investments or transactions by Citi or its executive officers and those immediate family members who share an executive officer’s household in a partnership or other privately held entity in which an outside director is a principal or in a publicly traded company in which an outside director owns or controls more than a 10% interest. Directors and those immediate family members who share the director’s household are not permitted to receive initial public offering allocations. Directors and their immediate family members may participate in Citi-sponsored investment activities, provided they are offered on the same terms as those offered to similarly situated non-affiliated persons. Under certain circumstances, or with the approval of the appropriate committee, members of senior management may participate in certain Citi-sponsored investment opportunities. Finally, there is a prohibition on certain investments by directors and executive officers in third-party entities when the opportunity comes solely as a result of their position with Citi.

Director Independence

The board has adopted categorical standards to assist the board in evaluating the independence of each of its directors. The categorical standards, which are set forth below, describe various types of relationships that could potentially exist between a director or an immediate family member of a director and Citi and set thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the categorical standards that, in the board’s opinion, taking into account all facts and circumstances, would impair a director’s ability to exercise his or her independent judgment, the board will deem such person to be independent.

In 2012, the board and the nomination, governance and public affairs committee reviewed certain information obtained from directors’ responses to a questionnaire asking about their relationships with Citi, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain data collected by Citi’s businesses related to transactions, relationships or arrangements between Citi on the one hand and a director, immediate family member of a director, or a primary business or charitable affiliation of a director, on the other. The board reviewed certain relationships or transactions between the directors or immediate family members of the directors or their primary business or charitable affiliations and Citi and determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related categorical standards. The board also determined that, applying the guidelines and standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules and regulations, each of the following directors and the nominees standing for election are independent: Franz B. Humer, Michael E. O’Neill, Lawrence Ricciardi, Judith Rodin, Robert L. Ryan, Anthony M. Santomero, Joan E. Spero, Diana L. Taylor, William S. Thompson, Jr. and Ernesto Zedillo Ponce de Leon.

Independence Standards

To be considered independent, a director must meet the following categorical standards.

Categorical Standards

•	Advisory, Consulting and Employment Arrangements
➢

During any 12-month period within the last three years, neither a director nor any immediate family member of a director shall have received from the company, directly or indirectly, any compensation, fees or benefits in an amount greater than $120,000, other than amounts paid (a) pursuant to the company’s Amended and Restated Compensation Plan for Non-Employee Directors or (b) to an immediate family member of a director who is a non-executive employee of the company or another entity.

In addition, no member of the audit committee, nor any immediate family member who shares such individual’s household, nor any entity in which an audit committee member is a partner, member or executive officer shall, within the last three years, have received any payment for accounting, consulting, legal, investment banking or financial advisory services provided to the company.

•	Business Relationships
➢

All business relationships, lending relationships, deposit and other banking relationships between the company and a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

➢

In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the company to, and to the company from, any company of which a director is an executive officer or employee or where an immediate family member of a director is an executive officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.

➢

Loans may be made or maintained by the company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director, only if the loan: (a) is made in the ordinary course of business of the company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002 (SARBANES-OXLEY), Regulation O of the Board of Governors of the Federal Reserve, and the FDIC Guidelines; (c) when made does not involve more than the normal risk of collectability or present other unfavorable features; and (d) is not classified by the company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency (OCC) in its “Rating Credit Risk” Comptroller’s Handbook.

•	Charitable Contributions

Annual contributions in any of the last three calendar years from the company and/or the Citi Foundation to a charitable organization of which a director, or an immediate family member who shares the director’s household, serves as a director, trustee or executive officer (other than the Citi Foundation and other charitable organizations sponsored by the company) may not exceed the greater of $250,000 or 10% of the charitable organization’s annual consolidated gross revenue.

•	Employment/Affiliations
➢	A director shall not:

(i)	be or have been an employee of the company within the last three years;

(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which a current executive officer of the company serves or has served on the compensation committee of a company that concurrently employs or employed the director as an executive officer; or

(iii)	be or have been affiliated with or employed by a present or former outside auditor of the company within the three-year period following the auditing relationship.

➢	A director may not have an immediate family member who:

(i)	is an executive officer of the company or has been within the last three years;

(ii)	is, or within the past three years has been, part of an interlocking directorate in which a current executive officer of the company serves or has served on the compensation committee of a company that concurrently employs or employed such immediate family member as an executive officer; or

(iii)	(A) is a current partner of the company’s outside auditor, or a current employee of the company’s outside auditor and personally works on the company’s audit, or (B) was within the last three years (but is no longer) a partner of or employed by the company’s outside auditor and personally worked on the company’s audit within that time.

•	Immaterial Relationships and Transactions

The board may determine that a director is independent notwithstanding the existence of an immaterial relationship or transaction between the company and (i) the director, (ii) an immediate family member of the director or (iii) the director’s or immediate family member’s business or charitable affiliations, provided the company’s proxy statement includes a specific description of such relationship as well as the basis for the board’s determination that such relationship does not preclude a determination that the director is independent. Relationships or transactions between the company and (i) the director, (ii) an immediate family member of the director or (iii) the director’s or immediate family member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including but not limited to the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the proxy statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

•	Definitions

For purposes of these Corporate Governance Guidelines, (i) the term “immediate family member” means a director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers and sisters-in-law and any person (other than a tenant or domestic employee) who shares the director’s household; (ii) the term “primary business affiliation” means an entity of which the director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “related party transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the company is a participant, and (c) any related person (any director, any executive officer of the company, any nominee for director, any shareholder owning in excess of 5% of the total equity of the company, and any immediate family member of any such person) has or will have a direct or indirect material interest.

Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation

The board has adopted a policy setting forth procedures for the review, approval and monitoring of transactions involving Citi and related persons (directors and executive officers or their immediate family members). A copy of Citi’s Policy on Related Party Transactions is available on our website at www.citigroup.com. Click on “About Citi,” then “Corporate Governance,” and then “Governance Documents.” Under the policy, the nomination, governance and public affairs committee is responsible for reviewing and approving all related party transactions involving directors or an immediate family member of a director. Directors may not participate in any discussion or approval of a related party transaction in which he or she or any member of his or her immediate family is a related person, except that the director shall provide all material information concerning the related party transaction to the nomination, governance and public affairs committee. The nomination, governance and public affairs committee is also responsible for reviewing and approving all related party transactions valued at more than $50 million involving an executive officer or an immediate family member of an executive officer. The transaction review committee, comprised of the chief financial officer, chief risk officer, general counsel, chief compliance officer, and the head of corporate affairs, is responsible for reviewing and approving all related party transactions valued at less than $50 million involving an executive officer or an immediate family member of an executive officer. The policy also contains a list of categories of transactions involving directors or executive officers, or their immediate family members that are pre-approved under the policy, and therefore need not be brought to the nomination, governance and public affairs committee or transaction review committee for approval.

The nomination, governance and public affairs committee and the transaction review committee will review the following information when assessing a related party transaction:

•	the terms of such transaction;

•	the related person’s interest in the transaction;

•	the purpose and timing of the transaction;

•	whether Citi is a party to the transaction, and if not, the nature of Citi’s participation in the transaction;

•	if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis;

•	information concerning potential counterparties in the transaction;

•	the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction;

•	a description of any provisions or limitations imposed as a result of entering into the proposed transaction;

•	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction; and

•	any other relevant information regarding the transaction.

Mr. Pandit has entered into an Aircraft Time Sharing Agreement with Citiflight, Inc. (a subsidiary of Citigroup Inc.) that allows him to reimburse Citi for the cost of his personal use of corporate aircraft based on the aggregate incremental cost of the flight to Citi. Aggregate incremental cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. In 2011, the board determined that for security reasons, Mr. Pandit, and his immediate family, when accompanied by Mr. Pandit, should be required to use corporate aircraft for all personal travel, subject to reimbursement under Citi’s Luxury Expenditure Policy. Mr. Pandit reimbursed Citi $97,916.58 related to his personal use of corporate aircraft during 2011.

In April 2007, Citi entered into an agreement to purchase 100% of the outstanding partnership interests in Old Lane Partners L.P. (Old Lane), a hedge fund firm co-founded by Vikram Pandit and John Havens in which each of Vikram Pandit, John Havens and Brian Leach had an interest. At the time of the Old Lane acquisition in 2007, a substantial portion of the purchase price paid to the former owners of Old Lane was required to be invested in the Old Lane Fund until July 2011, the fourth anniversary of the closing of the transaction. Accordingly, on behalf of each of Vikram Pandit and John Havens, $100,273,630 was invested (a substantial portion of which was subject to forfeiture until July 2011), and on behalf of Brian Leach, $10,862,222 was invested in the Old Lane Fund. In June 2008, Citi purchased substantially all of the assets in the Old Lane Fund and redeemed substantially all of the interests of investors in the Old Lane Fund. In connection with the redemptions of investors’ interests, distributions were made in respect of a portion of the investments made by the former owners of Old Lane in the Old Lane Fund, including $79,706,630 each, in the case of Mr. Pandit and Mr. Havens, and $8,634,283, in the case of Mr. Leach. The amounts distributed were required to be invested in an account at the Citi Private Bank for the remainder of the period ending July 2011. Since July 2011, these funds are no longer subject to any restrictions.

Pursuant to Citi’s Policy on Related Party Transactions, on December 14, 2011, the nomination, governance and public affairs committee approved the renewal of a consulting agreement with Robert L. Joss, who serves as a director of Citi. Pursuant to the agreement, Mr. Joss would receive $350,000, payable quarterly in arrears, to provide consulting services during 2012 to the company and its subsidiaries and affiliates.

Citi has established funds in which employees have invested. In addition, certain of our directors and executive officers have from time to time invested their personal funds directly or directed that funds for which they act in a fiduciary capacity be invested in funds arranged by Citi’s subsidiaries on the same terms and conditions as the other outside investors in these funds, who are not our directors, executive officers, or employees. Other than certain “grandfathered” investments, in accordance with SARBANES-OXLEY and the Citi Corporate Governance Guidelines, executive officers may invest in certain Citi-sponsored investment opportunities only under certain circumstances and with the approval of the appropriate committee.

In 2011, Citi performed investment banking, financial advisory and other services in the ordinary course of our business for certain organizations in which some of our directors are officers or directors. Citi may also, in the ordinary course of business, have sponsored investment opportunities in which such organizations participated. In addition, in the ordinary course of business, Citi may use the products or services of organizations in which some of our directors are officers or directors.

The persons listed on page 44 are the current members of the personnel and compensation committee. In addition, the following directors served on the personnel and compensation committee in 2011: Andrew Liveris and Anthony Santomero. No current or former member of the personnel and compensation committee was a part of a “compensation committee interlock” during fiscal year 2011 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the committee had any material interest in a transaction with Citi or is a current or former officer of Citi, and no member of the committee is a current employee of Citi or any of its subsidiaries.

Certain executive officers have immediate family members who are employed by Citi or a subsidiary. The compensation of each such family member was established by Citi in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. None of the executive officers have a material interest in the employment relationships nor do any of them share a household with these employees. An adult spouse of an adult child of Manuel Medina-Mora, an executive officer, is employed by Citi’s Institutional Clients Group and received 2011 compensation of $169,601. An adult child of Mr. Humer, a candidate for director, is employed by Citi’s Institutional Clients Group and received 2011 compensation of $422,500. Mr. Humer’s adult child has been employed by Citi since 2010 and his employment preceded the identification and subsequent nomination of Mr. Humer as a candidate for election to Citi’s Board and was unrelated to the nomination. These employees are two of the approximately 266,000 employees of Citi.

Indebtedness

Other than certain “grandfathered” margin loans, in accordance with SARBANES-OXLEY and the Citi Corporate Governance Guidelines, no margin loans may be made to any executive officer unless such person is an employee of a broker-dealer subsidiary of Citi and such loan is made in the ordinary course of business.

Certain transactions involving loans, deposits, credit cards, and sales of commercial paper, certificates of deposit, and other money market instruments and certain other banking transactions occurred during 2011 between Citibank and other Citi banking subsidiaries on the one hand and certain directors or executive officers of Citi, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. Personal loans made to any director, executive officer or member of the management executive committee must comply with SARBANES-OXLEY, Regulation O and the Corporate Governance Guidelines, and must be made in the ordinary course of business.

Citigroup Capital Partners II, L.P. was formed in 2006. Citigroup Venture Capital International Growth Partnership (Employee) II, L.P. was formed in 2007. They invest either directly or via a master fund in private equity investments. Citi matches each dollar invested by an employee with an additional two-dollar commitment to each fund, or feeder fund, in which an employee has invested, up to a maximum of $1 million. Citi’s match is made by a loan to the fund. Each eligible employee, subject to vesting, receives the benefit of any increase in the value of the fund attributable to the loan made by Citi, less the interest paid by the fund on the loan, as well as any increase in the value of the fund attributable to the employee’s own investment.

In accordance with the funds’ offering memoranda, executive officers are not eligible to participate in the funds on a leveraged basis. If an employee has leverage in one of the funds and is later appointed an executive officer, then he or she is requested to repay the outstanding leverage and associated interest. The terms for leverage offered to employees are as follows: one-half of the loan is full recourse to the employee via a guaranty and the other half is non-recourse to the employee. Before any distributions (other than tax distributions) are made to an employee, distributions are paid by the fund to Citi to pay interest on and to repay the loan.

Interest on the loans accrues quarterly at a rate determined from time to time by Citi as of the first business day of each quarter equal to the greater of (i) the three-month London Inter-Bank Offered Rate plus 75 basis points (as determined by Citi), and (ii) the short-term applicable federal rate calculated in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended (IRC) (as determined by Citi).

The following distributions exceeding $120,000 with respect to investments in Citigroup Capital Partners II, L.P. and Citigroup Venture Capital International Growth Partnership (Employee) II, L.P. were made to current and former executive officers in 2011:

Current or Former Executive Officer	Citigroup Capital Partners II, L.P. Cash Distributions
Shirish Apte	$169,610
Michael Corbat	$218,524
Manuel Medina-Mora	$346,519
Alberto Verme	$450,568

Current or Former Executive Officer	Citigroup Venture Capital International Growth Partnership (Employee) II, L.P. Cash Distributions
Lewis Kaden	$128,432
Manuel Medina-Mora	$321,079
William Mills	$160,540

Business Practices

Citi’s business practices committees, at the corporate level and in each of its business units, review business activities, sales practices, products, potential conflicts of interest, complex transactions, suitability and other reputational concerns providing guidance to ensure that Citi’s business practices meet the highest standards of ethics, integrity and professional behavior. These committees, comprised of our most senior executives, focus on reputational risk while our businesses ensure that our policies are adhered to and emphasize our commitment to the principles of responsible finance and protecting the franchise.

Business practices concerns may be surfaced by a variety of sources, including business practices working groups, other in-business committees or the control functions. The business practices committees guide the development of business practices and may change them when necessary or appropriate. These issues are reported on a regular basis to the Citi business practices committee and the nomination, governance and public affairs committee of the board.

Code of Ethics for Financial Professionals

Citi has adopted a Code of Ethics for Financial Professionals governing the principal executive officer, principal financial officer, and principal accounting officer of Citi and all Citi professionals worldwide serving in a finance, accounting, treasury, tax or investor relations role. A copy of the Code of Ethics is available on our website at www.citigroup.com. Click on “Corporate Governance,” then “Governance Documents” and then “Code of Ethics for Financial Professionals.” We will disclose amendments to, or waivers from, the Code of Ethics, if any, on our website.

Ethics Hotline

Citi strongly encourages employees to raise possible ethical issues. Citi offers several channels by which employees and others may report ethical concerns, including, without limitation, concerns about accounting, internal controls or auditing matters. We provide an Ethics Hotline that is available 24 hours a day, seven days a week with live operators who can connect to translators in multiple languages, a dedicated e-mail address, fax line, a web-link and conventional mailing address. Individuals may choose to remain anonymous to the extent permitted by applicable laws and regulations. We prohibit retaliatory actions against anyone for raising concerns in good faith regarding ethics, discrimination or harassment matters, or who reports suspected violations of other applicable laws, regulations or policies, or who participates in a subsequent investigation of such concerns. Calls to the Ethics Hotline are received by a vendor, located in the U.S., which reports the calls to Citi’s Ethics Office for handling.

Code of Conduct

The board has adopted a Code of Conduct, which outlines the laws, rules, regulations and Citi policies that govern the activities of Citi and sets the standards of business behavior and ethics that apply across Citi. The Code of Conduct applies to every director, officer and employee of Citi and its consolidated subsidiaries. All employees, directors and officers are required to read and follow the Code of Conduct. In addition, other persons performing services for Citi may be subject to the Code of Conduct by contract or agreement. A copy of the Code of Conduct is available on our website at www.citigroup.com. Click on “About Citi,” then “Corporate Governance” and then “Code of Conduct.”

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the board of directors, including the chairman or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, c/o the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. The board of directors has approved a process pursuant to which the office of the corporate secretary will review and forward correspondence to the appropriate person or persons for response.

Stock Ownership

Citi has long encouraged stock ownership by its directors, officers and employees to align their interests with the long-term interests of stockholders.

As part of Citi’s stock ownership commitment, executive officers are generally required to retain at least 75% of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) as long as they are members of senior management. Directors are similarly required to retain at least 75% of the net equity awarded to them. In addition, Citi has adopted a personal trading policy which limits trading by directors, members of the operating committee and certain other employees in Citi stock and restricts these individuals from engaging in hedging, derivative or other transactions that have an economically similar effect that would undermine the incentives created by the stock ownership commitment and deferred stock compensation structures.

The following table shows the beneficial ownership of Citi common stock by our directors, nominees and certain executive officers at February 21, 2012.

Name	Position	Common Stock Beneficially Owned Excluding Options		Stock Options Exercisable Within 60 Days of Record Date	Total Common Stock Beneficially Owned
Alain J.P. Belda	Director	28,629		2,668	31,297
Timothy C. Collins	Director	7,900		—	7,900
John C. Gerspach	Chief Financial Officer	264,611		49,995	314,606
John P. Havens	President and Chief Operating Officer Chief Executive Officer, Institutional Clients Group	457,184		112,422	569,606
Franz B. Humer	Nominee	—		—	—
Robert L. Joss	Director	16,382		—	16,382
Brian Leach	Chief Risk Officer	357,222		80,503	437,725
Manuel Medina-Mora	Chief Executive Officer, Global Consumer Banking and Chairman, Mexico and Latin America	956,333		134,246	1,090,579
Michael E. O’Neill	Director	24,159		—	24,159
Vikram S. Pandit	Chief Executive Officer & Director	581,578		300,000	881,578
Richard D. Parsons	Chairman of the Board	34,910		—	34,910
Lawrence R. Ricciardi	Director	15,798		—	15,798
Judith Rodin	Director	19,693		2,668	22,361
Robert L. Ryan	Director	17,457		—	17,457
Anthony M. Santomero	Director	20,145		—	20,145
Joan E. Spero	Nominee	—		—	—
Diana L. Taylor	Director	13,809		—	13,809
William S. Thompson, Jr.	Director	48,500	(1)	—	48,500
Ernesto Zedillo Ponce de Leon	Director	10,834		—	10,834
All directors, nominees & executive officers as a group (26 persons)		4,515,438		968,784	5,484,222

(1)	Includes 15,568 shares of common stock that Mr. Thompson has the right to acquire as of February 21, 2012 through his ownership of 4,900 units of Citigroup Inc.’s Tangible Dividend Enhanced Common Stock.

At February 21, 2012, no director, nominee or executive officer owned as much as 1% of Citi’s common stock.

At February 21, 2012, all of the directors, nominees and executive officers as a group beneficially owned approximately 0.19% of Citi’s common stock.

Of the shares shown on the preceding page, all of which are deemed to be beneficially owned under SEC rules, some portion may not be held directly by the director, nominee or executive officer. The following table details the various forms in which directors, nominees or executive officers indirectly hold shares. Such indirectly-held shares may be shares:

•	for which receipt has been deferred under certain deferred compensation plans,

•

held as a tenant-in-common with a family member or trust, owned by a family member, held by a trust for which the director, nominee or executive officer is a trustee but not a beneficiary or held by a mutual fund which invests substantially all of its assets in Citi stock,

•	for which the director, nominee or executive officer has direct or indirect voting power but not dispositive power, or

•	for which the director, nominee or executive officer has direct or indirect voting power but that are subject to restrictions on disposition, as shown in the following table:

Director/Officer	Receipt Deferred	Owned by or Tenant in Common with Family Member, Trust or Mutual Fund	Voting Power, but not Dispositive Power	Restricted or Deferred Shares Subject to Restriction on Disposition
Alain J.P. Belda	28,131	—	—	—
Timothy C. Collins	7,900	—	—	—
John C. Gerspach	—	—	—	163,231
John P. Havens	—	—	—	388,661
Franz B. Humer	—	—	—	—
Robert L. Joss	7,900	1,700	—	—
Brian Leach	—	—		276,842
Manuel Medina-Mora	—	—	—	349,271
Michael E. O’Neill	24,161	—	—	—
Vikram S. Pandit	—	195,017	—	371,678
Richard D. Parsons	29,131	—	—	—
Lawrence R. Ricciardi	7,903	—	—	—
Judith Rodin	19,659	36	—	—
Robert L. Ryan	15,946	—	—	—
Anthony M. Santomero	20,145	—	—	—
Joan E. Spero	—	—	—	—
Diana L. Taylor	12,173	—	—	—
William S. Thompson, Jr.	7,903	25,030	—	—
Ernesto Zedillo Ponce de Leon	10,834	—	—	—
All directors, nominees & executive officers as a group (26 persons)	191,786	324,124	—	2,594,396

Owners of More than 5% of Our Common Stock(a)

Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class
BlackRock Inc. 40 East 52nd Street, New York, New York 10022
Amount beneficially owned	153,885,999	(a)	5.26%

(a)	Based on the Schedule 13G filed with the SEC on February 9, 2012 by BlackRock, Inc. and certain subsidiaries (BlackRock). BlackRock reported that it had sole voting and dispositive power over all shares beneficially owned. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Citi.

Proposal 1: Election of Directors

The board of directors has nominated all of the current directors for re-election at the 2012 annual meeting, except for Alain J. P. Belda, Timothy C. Collins, and Richard D. Parsons who will not stand for re-election to the board. In addition, the board has nominated Franz B. Humer and Joan E. Spero for election to the board at the 2012 annual meeting. Directors are not eligible to stand for re-election after reaching the age of 72. With respect to Franz B. Humer and Joan E. Spero, each nominee was recommended to the board by Korn/Ferry International.

Director Qualifications

The nominees for the board of directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s board of directors consists of individuals with the skills, experience and backgrounds necessary to oversee Citi’s efforts toward continued growth and profitability while mitigating risk and operating within the complex financial and regulatory environment in which it operates.

The nominees listed below are leaders in business, the financial community and academia because of their intellectual acumen and analytic skills, strategic vision, their ability to lead and inspire others to work with them, and their records of outstanding accomplishments over a period of decades. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand Citi’s unique challenges and evaluate the strategies proposed by management, as well as their implementation.

Each of the nominees has a long record of professional integrity, a dedication to his or her profession and community, a strong work ethic that includes coming fully prepared to meetings and being willing to spend the time and effort needed to fulfill professional obligations, the ability to maintain a collegial environment, and the experience of having served as a board member of a sophisticated global company.

In evaluating the composition of the board, the nomination, governance and public affairs committee seeks to find and retain individuals who, in addition to having the qualifications set forth in Citi’s Corporate Governance Guidelines, have the skills, experience and abilities necessary to meet Citi’s unique needs as a highly regulated financial services company with operations in the corporate and consumer business within the United States and over 100 countries around the globe. The committee has determined it is critically important to Citi’s proper operation and success that its board of directors has, in addition to the qualities described above, expertise and experience in the following areas:

•

International Business: As a company with a broad international reach, Citi’s board values the perspectives of directors with international business or governmental experience. Citi’s presence in markets outside the United States is an important competitive advantage for Citi, because it allows us to serve U.S. and foreign businesses and individual clients whose activities span the globe. Directors with international business experience can use the experience and relationships that they have developed through their own business dealings to assist Citi’s board and management in understanding and successfully navigating the business, political, and regulatory environments in countries in which Citi does, or seeks to do, business.

•

Financial Services Industry: Citi is a global diversified banking company whose businesses provide a broad range of financial services to consumer and corporate customers, making it critically important that its board include members who have deep financial services backgrounds. To deepen the financial services strength on its board, Citi announced on January 21, 2009 that it would ask experienced industry leaders with strong, proven financial and banking sector expertise to join its board of directors. We have done so and the nominees include many individuals with extensive financial institution experience.

•

Risk Management: Risk management is a critical function of a complex global financial services company and its proper supervision requires board members with sophisticated risk management skills and experience. Directors provide oversight of the company’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks and review recommendations by management regarding risk mitigation. Citi’s board must include members with risk expertise to assist Citi in its efforts to properly identify, measure, monitor, report, analyze and control or mitigate risk.

•

Regulatory Compliance: Citi and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and internationally, including the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Consumer Financial Protection Bureau, state banking and insurance departments, and international financial services authorities. Having directors with experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, is important to ensuring Citi’s continued compliance with its many regulatory requirements and ensuring ongoing productive relationships with its regulators.

•

Consumer Business: With more than 200 million accounts, Citi provides services to its retail customers in connection with its retail banking, credit card, consumer finance, real estate lending, personal loans, investment services, auto loans, small and middle market commercial banking and other financial services businesses. Citi looks to its board members with extensive consumer experience to assist it in evaluating its business model and strategies for reaching and servicing its retail customers domestically and around the world.

•

Corporate Business: Citi provides a wide variety of services to its corporate clients including strategic and financial advisory services, such as mergers, acquisitions, financial restructurings, loans, foreign exchange, cash management, underwriting and distributing equity, and debt and derivative services; global transaction services, including treasury and trade solutions and securities and fund services; and an alternative asset management platform. With a corporate business as extensive and complex as Citi’s, it is crucial that members of the board have the depth of understanding and experience necessary to guide management’s conduct of these lines of business.

•

Corporate Affairs: Citi’s reputation is a vital asset in building trust with its clients and Citi makes every effort to communicate its corporate values to its shareholders and clients, its achievements in the areas of corporate social responsibility and philanthropy, and its efforts to improve the communities in which we live and work. Members of the board with experience in the areas of corporate affairs, philanthropy, communications, and corporate social responsibility assist management by reviewing Citi’s policies and programs that relate to significant public issues as well as by reviewing Citi’s relationships with external stakeholders and issues that impact Citi’s reputation.

•

Financial Reporting: Citi’s internal controls over financial reporting are designed to ensure that Citi’s financial reporting and its financial statements are prepared in accordance with generally accepted accounting principles. While the board and its committees are not responsible for preparing our financial statements, they have oversight responsibility, including the selection of outside independent auditors, subject to shareholder ratification. The board must include members with direct or supervising experience in the preparation of financial statements, as well as finance and accounting expertise.

•

Compensation: Citi’s personnel and compensation committee is responsible for determining the compensation of the CEO and approving the compensation structure for executive officers, other members of senior management and certain highly compensated employees. In order to properly carry out its responsibilities with respect to compensation, Citi’s board must include members who have experience evaluating the structure of compensation for senior executives. They must understand the various forms of compensation that can be utilized, the purpose of each type and how various elements of compensation can be used to motivate and reward executives and drive performance while not encouraging undue risk or simply short-term goals.

•

Corporate Governance: Citi aspires to the highest standards of corporate governance and ethical conduct: doing what we say, reporting results with accuracy and transparency, and maintaining compliance with the laws, rules and regulations that govern the company’s businesses. The board is responsible for shaping corporate governance policies and practices, including adopting the corporate governance guidelines applicable to the company and monitoring the company’s compliance with governance policies and the guidelines. To carry out these responsibilities, the board must include experienced leaders in the area of corporate governance who must be familiar with governance issues, the constituencies most interested in those issues and the impact that governance policies have on the functioning of a company.

•

Legal Matters: In addition to the regulatory supervision described above, Citi is subject to myriad laws and regulations, and is party to many lawsuits and regulatory proceedings. Citi’s board has an important oversight function with respect to compliance with applicable requirements, monitors the progress of legal proceedings and evaluates major settlements. Citi’s board must include members with experience in complying with regulatory requirements as well as understanding complex litigation and litigation strategies.

Nominee Biographies:

Many of our nominees are either current or former Chief Executive Officers or Chairmen of other large international corporations or have experience operating large, complex academic, governmental or philanthropic institutions or departments. As such, they have a deep understanding of, and extensive experience in, many of the areas that were outlined above as being of critical importance to Citi’s proper operation and success. For the purposes of its analysis, the board has determined that nominees who have served as Chief Executive Officer or Chairman of a major corporation or large, complex institution have extensive experience with financial statement preparation, compensation determinations, regulatory compliance (if their businesses are or were regulated), corporate governance, public affairs and legal matters. Below please find a short biography of each of the nominees highlighting the particular skills, qualification and experience of each nominee that supports the conclusion of the nomination, governance and public affairs committee that these individuals are extremely qualified to serve on Citi’s board. The more formal and complete biographies of the nominees can be found starting on page 27.

Franz B. Humer

Mr. Humer is an experienced executive and has been nominated to serve on the board because of his extensive experience in the areas of International and Consumer Business, Financial Reporting, Compensation, Regulatory Compliance and Corporate Governance. Mr. Humer gained extensive experience in international and consumer business, compensation, regulatory compliance, financial reporting and corporate governance in his roles as CEO and Chair of Roche Holding and other executive positions at Roche, his roles as an executive at GlaxoSmithKline Plc and Schering Plough as well as in his service as Chair of Diageo plc. With his many years of experience leading large complex organizations in the U.S. and in Europe in an extensively regulated industry, Mr. Humer is able to offer insights in the implementation of business strategies in major global markets, advice on regulatory compliance, and to provide strategic guidance on the development and expansion of important franchises and brands. As a member of the International Advisory Board of Allianz, a member of the European Round Table of Industrialists and as a member of several philanthropic organizations he is able to provide important perspectives on international and consumer business and corporate affairs. Please find his full biography on page 27.

Robert L. Joss

Dr. Joss is an experienced financial services executive and academic expert and has been nominated to serve as a member of the board because of his extensive experience in the areas of International Business, Financial Services, Financial Reporting, Compensation, Corporate and Consumer Business, Risk Management and Corporate Governance. Through his experience as Chief Executive Officer and Managing Director of Westpac Banking Corporation Ltd., one of the largest banking organizations in Australia and New Zealand, his executive positions at Wells Fargo & Company, including Vice Chairman, as well as his 10-year service as Philip H. Knight Professor and Dean, Emeritus, of the Graduate School of Business at Stanford University, and previous service as Deputy to the Assistant Secretary for Economic Policy at the U.S. Department of the Treasury, he has gained wide-ranging experience and expertise in the areas of financial services, financial reporting, compensation, corporate and consumer business, risk management and corporate governance. Through his prior service on the boards of directors of Westpac, Shanghai Commercial Bank Ltd., Wells Fargo, where he served as chair of the credit committee and as member of the audit, compliance, nominating and governance and finance committees, and Sallie Mae, as well as his current service on the board of Bechtel Group, Inc., Dr. Joss has deepened his understanding of international business, financial services, compensation, financial reporting, corporate governance and risk management. Please find his full biography on page 28.

Michael E. O’Neill

Mr. O’Neill is an experienced financial services executive and has been nominated to serve on the board because of his extensive experience in the areas of Financial Services, International Business, Corporate and Consumer Business, Regulatory Compliance, Risk Management and Financial Reporting. As the former Chairman and Chief Executive Officer of the Bank of Hawaii, Vice Chairman and Chief Financial Officer at Bank of America and Chief Financial Officer of Continental Bank, Mr. O’Neill has had extensive experience and developed his expertise in the areas of financial services, international, corporate and consumer business, regulatory compliance, risk management and financial reporting. Under his leadership, Bank of Hawaii executed a successful three-year strategic turnaround and risk management procedures were overhauled. Furthering his regulatory compliance expertise, while at the Bank of Hawaii, Mr. O’Neill served as district member of the Federal Reserve Advisory Council. During his tenure at Continental Bank and while he was an independent financial consultant, Mr. O’Neill gained extensive international financial services experience. Please find his full biography on page 28.

Vikram S. Pandit

Mr. Pandit is an experienced financial services executive and finance professional and has been nominated to serve on the board because of his extensive experience and expertise in the areas of Financial Services, Risk Management, Financial Reporting, International Business, Corporate and Consumer Business, Regulatory Compliance and Corporate Affairs. In his role as Chief Executive Officer of Citigroup Inc., and his prior experience as Chairman and Chief Executive Officer of Citi’s Institutional Clients Group, Chairman and Chief Executive Officer of Citi Alternative Investments, a founding member of Old Lane Partners, L.P., and President and Chief Operating Officer of Institutional Securities and Investment Banking at Morgan Stanley, Mr. Pandit has gained extensive financial services, financial reporting, corporate business and risk management experience. The re-structuring of the independent Risk Management function at Citi was a major focus for Mr. Pandit when he was named CEO. As the CEO of Citi, Mr. Pandit has had extensive experience with respect to regulatory compliance issues as well as consumer and corporate business. Please find his full biography on page 29.

Lawrence R. Ricciardi

Mr. Ricciardi is an experienced executive and has been nominated to serve as a member of the board because of his extensive experience in the areas of Financial Services, Risk Management, Financial Reporting, International Business, Consumer Business, Corporate Governance and Legal Matters. Mr. Ricciardi’s experience as an executive includes senior leadership positions as well as senior legal and finance positions at international consumer products and technology companies giving him particular insight into those areas where law and business interact. From his positions as Chief Financial Officer and Senior Vice President and General Counsel at IBM, and President and General Counsel of RJR Nabisco, as well as his experience as the chairman of the audit committees of Citi, Royal Dutch Shell and Reader’s Digest, Mr. Ricciardi has had extensive experience in financial reporting, risk management and legal matters. In his roles as Senior Vice President and Advisor to the Chairman of IBM Corporation, and as President, Co-Chairman and Chief Executive Officer of RJR Nabisco, Inc., Mr. Ricciardi has had significant international and consumer business experience. As the lead independent director of Reader’s Digest and through his leadership roles at IBM and RJR Nabisco, he gained extensive corporate governance experience. While at IBM, he played a key role on the IBM management team that transformed and reinvigorated the corporation into the competitive market leader that it is today. Please find his full biography on page 30.

Judith Rodin

Dr. Rodin is an experienced leader in the not-for-profit sector and has been nominated to serve on the board because of her skills and experience in the areas of Corporate Affairs, Corporate Governance, Compensation, Financial Reporting, Risk Management and Legal Matters. Through her current role as the President of the Rockefeller Foundation, and her previous positions as President of the University of Pennsylvania from 1994 until her retirement in 2004, and as Provost of Yale University from 1992 to 1994, together with her previous service on Citi’s audit and risk management committee and her service as a member of the Comcast audit committee, Dr. Rodin has had extensive experience in the areas of corporate affairs, financial reporting, risk management and legal matters. As the President of the University of Pennsylvania, which was the largest private employer in Philadelphia, as a member of the compensation committees of both AMR Corporation and Comcast Corporation and as a director of Comcast Corporation, AMR Corporation and Aetna Inc., Dr. Rodin has had extensive experience with compensation matters. Her service as a Director of the World Trade Memorial Foundation, and of Carnegie Hall, as an honorary director of the Brookings Institution, a member of the Council on Foreign Relations, a member of the Institute of Medicine and a member of the New York City Commission for Economic Opportunity have deepened her understanding of corporate affairs issues. Please find her full biography on page 30.

Robert L. Ryan

Mr. Ryan is an experienced finance executive and has been nominated to serve on the board because of his extensive skills and experience in the areas of Financial Reporting, Risk Management and Corporate Affairs. Mr. Ryan has developed extensive expertise in financial reporting and risk management through his roles as Senior Vice President and Chief Financial Officer of Medtronic from 1993 to 2005, Vice President, Finance and Chief Financial Officer of Union Texas Petroleum Corporation from 1984 to 1993, its Controller from 1983 to 1984, and its Treasurer from 1982 to 1983, as well as through his service on Citi’s audit committee, his prior service on Citi’s audit and risk management committee, and his service on the audit committees of General Mills and Hewlett-Packard. Through his service on the boards of Citi, Stanley Black & Decker, General Mills, and Hewlett-Packard and his roles as a Trustee of Cornell University and a member of the Visiting Committee of Harvard Business School, Mr. Ryan has gained valuable corporate affairs expertise and experience. Please find his full biography on page 31.

Anthony M. Santomero

Dr. Santomero is a seasoned economist and economic policy adviser and has been nominated to serve on the board of directors because of his extensive experience in the areas of Risk Management, Regulatory Compliance, and Financial Reporting. Among many other distinguished positions at which he had wide-ranging risk and regulatory experience, Dr. Santomero was most recently a Senior Advisor at McKinsey & Company, served as the President of the Federal Reserve Bank of Philadelphia from 2000 to 2006, and was Chair of the System’s Committee on Credit and Risk Management, and was a member of the Financial Services Policy Committee and the Payments System Policy Advisory Committee. As the Richard K. Mellon Professor of Finance at The Wharton School of the University of Pennsylvania and Deputy Dean of the School, Dr. Santomero’s particular focus was on issues related to managing risk at the firm level as well as ways to improve productivity and performance, while working closely with industry executives and practitioners to ensure that the research was informed by the operating realities and competitive demands facing industry participants as they pursue competitive excellence. Through his service on Citi’s risk management and finance and audit committees as well as the investment and risk management committee of RennaissanceRe Holdings, he has deepened his risk management experience. Please find his full biography on page 31.

Joan E. Spero

Ms. Spero is a person of wide ranging experience, having served as a senior Government official, a financial services executive, an academic, a seasoned board member and as a leader in the not-for-profit sector. She has been nominated to serve on the board because of her Corporate Governance, Regulatory Compliance, International and Consumer Business, Financial Services, Corporate Affairs, Compensation and Financial Reporting experience. Ms. Spero gained extensive regulatory compliance and international business experience during her tenure as U.S. Under Secretary of State for Economic, Business and Agricultural Affairs and U.S. Ambassador to the United Nations for Economic and Social Affairs. As an executive at American Express Company, including her roles as Executive Vice President of Corporate Affairs and Communications and as Senior Vice President and Treasurer she developed expertise in financial services, consumer business and corporate affairs. As a current or former member of the Boards of Directors of IBM, International Paper, ING, Delta Airlines and First Data Corporation, including her service on the compensation and audit committees of IBM, the governance committee of International Paper and the public policy and environment committee of International Paper, she gained extensive experience in corporate governance, consumer business, financial reporting, compensation, and corporate affairs. Her roles as the former President of the Doris Duke Foundation; her former position as the visiting fellow at the Foundation Center, where she conducted research on the role of American Private Foundations in U.S. foreign policy and in the global system; and her current role as senior research scholar at Columbia University School of International and Public Affairs where she researches and writes about international philanthropy and its role in the global system; as well as her other service in the non-profit sector, have given her extensive insights into corporate affairs matters. Please find her full biography on page 32.

Diana L. Taylor

Ms. Taylor is an experienced financial services executive and regulator and has been nominated to serve on the board of directors because of her wide-ranging experience in the areas of Financial Services, Corporate Business, Regulatory Compliance, Risk Management, Corporate Affairs, Compensation, Corporate Governance, Financial Reporting and Legal Matters. Ms. Taylor has extensive bank regulatory and risk management experience having served as the Superintendent of Banks for the New York State Banking Department. Her financial services and corporate business experience includes in-depth private equity, fund management and investment banking experience as a Managing Director of Wolfensohn Fund Management, L.P., a fund manager, Founding Partner and President of M.R. Beal & Company, a full service investment banking firm, and through various executive positions with Donaldson, Lufkin & Jenrette, Lehman Brothers Kuhn Loeb, Inc., and Smith Barney, Harris Upham & Co. Earlier in her career, Ms. Taylor served as Chief Financial Officer of the Long Island Power Authority. In addition, through her work on the Sotheby’s compensation committee, the Brookfield Properties governance committee, on the compensation committee of, and as chair of the audit committee of, the Dartmouth Board of Trustees, and as chair of Accion International, the New York Women’s Foundation, the YMCA of Greater NY and the Hudson River Park Trust, Ms. Taylor has gained additional experience in corporate affairs, corporate governance, financial reporting, compensation and legal matters. Please find her full biography on page 33.

William S. Thompson, Jr.

Mr. Thompson is an experienced financial services executive and has been nominated to serve on the board of directors because of his extensive experience in the areas of Financial Services, Corporate Governance, Financial Reporting, Compensation, Legal Matters, International Business, Corporate and Consumer Business and Risk Management. As Chief Executive Officer of PIMCO from 1993 to 2009, Chairman of Salomon Brothers Asia Ltd. in Tokyo from 1991 to 1993, and head of Corporate Finance, Western Region and Head of Institutional Sales, Western Region, at Salomon Brothers, Mr. Thompson gained extensive financial services, and corporate, consumer and international business, skills and experience. As a Chief Executive Officer, and through his service on the compensation and personnel committee of Pacific Life Corporation, on whose board he serves, Mr. Thompson developed extensive skills and experience in corporate governance, financial reporting, compensation and legal matters. Please find his full biography on page 33.

Ernesto Zedillo Ponce de Leon

Mr. Zedillo Ponce de Leon is the former President of Mexico, a seasoned economist and academic expert and has been nominated to serve on the board of directors because of his extensive experience in the areas of International Business, Financial Services, Regulatory Compliance, Corporate Affairs, Financial Reporting, Risk Management and Corporate Governance. Through his extensive governmental experience, including his service from 1978 to 1987 at the Central Bank of Mexico, as undersecretary of budget for the Mexican government from 1987 to 1988, as secretary of economic programming and the budget from 1988 to 1992 and as President of Mexico from 1994 to 2000, as well as his academic experience, including his roles as the director of the Center for the Study of Globalization at Yale and as Professor in the Field of International Economics and Politics and Professor of International and Area Studies at Yale, he has had extensive experience in the areas of international business, financial services, regulatory compliance and risk management. His service as chair of the Global Development Network, chair of the High Level Commission on Modernization of World Bank Group Governance; on the Group of Thirty, and on the international advisory boards of ACE Limited, Rolls-Royce, BP and the Coca-Cola Company have given him extensive international business, financial services and corporate affairs experience. As a member of the boards of Alcoa Inc., where he is on the audit committee, governance and nominating committee and public issues committee, and Procter & Gamble Company, where he is chair of the governance and public responsibility committee, a member of the innovation and technology committee and a past member of that board’s finance committee, Grupo Prisa of Spain and as a past director of the Union Pacific Corporation, where he served on the audit and finance committees, and as a director of EDS, where he served on the governance committee, Mr. Zedillo Ponce de Leon has gained experience in financial reporting, risk management, corporate governance and corporate affairs. Please find his full biography on page 34.

The Nominees

The following tables give information — provided by the nominees — about their principal occupation, business experience, and other matters.

The board of directors recommends that you vote for each of

the following nominees.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Franz B. Humer 65

Chairman

Roche Holding Ltd

• Chairman, Roche Holding Ltd – 2008 to Present

• Chairman & Chief Executive Officer, Roche Group – 2001 to 2008

• Chief Executive Officer, Roche Group – 1998 to 2001

• Chief Operating Officer, F. Hoffmann-La Roche Ltd – 1996 to 1998

• Head of Pharmaceuticals, F. Hoffmann-La Roche Ltd – 1995 to 1996

• Other Directorship: Diageo plc (Chairman)

• Previous Directorships within the last five years: Allianz SE

• Other Activities: Friends of Phelophepa Foundation (Chairman), INSEAD (Chairman), International Centre for Missing and Exploited Children (Chairman), Member of the European Round Table of Industrialists (ERT), Salzburg University (Member of the Board) and Jacobs Holding AG (Member of the Board)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Robert L. Joss 70

Philip H. Knight Professor and Dean, Emeritus

Stanford University Graduate School of Business

• Professor of Finance Emeritus — 2010 to present

• Dean of Stanford University Graduate School of Business — 1999 to 2009

• CEO and Managing Director, Westpac Banking Corporation — 1993 to 1999

• Vice Chairman, Wells Fargo Bank — 1986 to 1993

• Executive Vice President — 1981 to 1986

• Senior Vice President — 1975 to 1981

• Vice President — 1972 to 1975

• Assistant Vice President — 1971 to 1972

• Deputy to the Assistant Secretary for Economic Policy, U.S. Treasury Department — 1969 to 1971

• White House Fellow — 1968 to 1969

• Director of Citigroup since 2009

• Director of Citibank, N.A. since 2010

• Other Directorships: Bechtel Group, Inc., Makena Capital Management

• Previous Directorships within the last five years: Agilent Technologies, Inc., Wells Fargo & Co., and Macquarie DDR Management Ltd.

• Other Activities: Committee for Economic Development (Trustee)

Michael E. O’Neill 65

Former Chairman and CEO

Bank of Hawaii Corporation

• Chairman, Chief Executive Officer and Director, Bank of Hawaii Corporation — 2000 to 2004

• Elected Chief Executive Officer, Barclay’s PLC — 1999

• Vice Chairman and Chief Financial Officer, Bank of America — 1995 to 1998

• Chief Financial Officer, Continental Bank — 1993 to 1995

• Director of Citigroup since 2009

• Director of Citibank, N.A. since 2009

• Other Directorships: FT Ventures (Advisory Board)

• Previous Directorships within the last five years: N/A

• Other Activities: Honolulu Academy of Arts (Trustee) and The Export-Import Bank of the United States (Member of Advisory Board)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Vikram S. Pandit 55

Chief Executive Officer

Citigroup Inc.

• Chief Executive Officer, Citigroup Inc. — December 2007 to present

• Chairman and Chief Executive Officer, Institutional Clients Group — October 2007 to December 2007

• Chairman and Chief Executive Officer, Citi Alternative Investments — April 2007 to October 2007

• Founding member and Chairman of members committee, Old Lane Partners, L.P. — 2005 to April 2007

• President and Chief Operating Officer, Institutional Securities and Investment Banking, Morgan Stanley — 2000 to 2005

• Director of Citigroup since 2007

• Previous Directorships within the last five years: N/A

• Other Activities: Columbia University (Trustee), Columbia University Graduate School of Business (member of Board of Overseers), The Clearing House Association (Chairman of the Supervisory Board) Indian School of Business (Member of Governing Board), New York City Partnership (Director) and Financial Services Forum (Member)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Lawrence Ricciardi 71

Senior Advisor, IBM Corporation, Jones Day and Lazard Frères & Co.

• Senior Advisor, IBM Corporation, Jones Day, Lazard Frères & Co. — 2003 to present

• Senior Vice President and Advisor to Chairman, IBM — 2002

• Senior Vice President and General Counsel, IBM — 1995 to 2001

• Chief Financial Officer, IBM — 1997 to 1998

• President, RJR Nabisco, Inc. — 1993 to 1995

• Co-Chairman and Chief Executive Officer, RJR Nabisco, Inc. — 1993

• Executive Vice President and General Counsel, RJR Nabisco, Inc. — 1989 to 1995

• Executive Vice President and General Counsel, American Express Travel Related Services — 1983 to 1989

• Joined American Express — 1973

• Director of Citigroup since 2008

• Director of Citibank, N.A. since 2009

• Other Directorships: N/A

• Previous Directorships within the last five years: Reader’s Digest Association, Royal Dutch Petroleum and Royal Dutch Shell plc

• Other Activities: The Andrew W. Mellon Foundation (Trustee), National Humanities Center (Trustee), and The Morgan Library & Museum (President)

Dr. Judith Rodin 67

President

Rockefeller Foundation

• President, Rockefeller Foundation — 2005 to present

• President Emerita, University of Pennsylvania — 2004 to present

• President, University of Pennsylvania — 1994 to 2004

• Provost, Yale University — 1992 to 1994

• Director of Citigroup since 2004

• Other Directorships: Comcast Corporation and AMR Corporation

• Previous Directorships within the last five years: Aetna Inc.

• Other Activities: World Trade Memorial Foundation (Director), Carnegie Hall (Director), White House Project (Member), Council on Foreign Relations (Member), and National Academy of Sciences Institute of Medicine (Member)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Robert L. Ryan 68

Chief Financial Officer, Retired

Medtronic Inc.

• Senior Vice President and Chief Financial Officer, Medtronic Inc. — 1993 to 2005

• Vice President, Finance and Chief Financial Officer, Union Texas Petroleum Corporation — 1984 to 1993

• Controller — 1983 to 1984

• Treasurer — 1982 to 1983

• Joined Union Texas Petroleum Corporation — 1982

• Vice President, Citibank, N.A. — 1975 to 1982

• Management Consultant, McKinsey & Co. — 1970 to 1975

• Director of Citigroup since 2007

• Director of Citibank, N.A. since 2009

• Other Directorships: General Mills, and Stanley Black & Decker

• Previous Directorships within the last five years: Hewlett-Packard and United Health Group

• Other Activities: Cornell University (Trustee)

Anthony M. Santomero 65

Former President

Federal Reserve Bank of Philadelphia

• Senior Advisor, McKinsey & Company — 2006 to 2008

• President, Federal Reserve Bank of Philadelphia — 2000 to 2006

• Richard K. Mellon Professor, Finance, The Wharton School at the University of Pennsylvania — 1984 to 2002

• Director of Citigroup since 2009

• Director of Citibank, N.A. since 2009

• Other Directorships: RenaissanceRe Holdings, Ltd., Penn Mutual Life Insurance Company and Columbia Funds

• Previous Directorships within the last five years: B of A Fund Series Trust

• Other Activities: Ben Franklin Technology Partners of Southeast Pennsylvania (Director)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Joan E. Spero 67

Senior Research Scholar

Columbia University School of International and Public Affairs

• Senior Research Scholar, Columbia University School of International and Public Affairs - 2010 to present

• Visiting Fellow at the Foundation Center – 2009 to 2010

• President and CEO, Doris Duke Charitable Foundation – 1997 to 2008

• Under Secretary of State, Economics, Business and Agricultural
Affairs – 1993 to 1996

• Executive Vice President, American Express Company, Corporate Affairs and Communications – 1991 to 1993

• Senior Vice President and Treasurer – 1989 to 1991

• Vice President, Corporate Affairs – 1983 to 1989

• Vice President, Corporate Strategic Planning – 1981 to 1983

• Ambassador to the United Nations for Economic and Social Affairs – 1980 to 1981

• Assistant Professor, Columbia University – 1973 to 1979

• Other Directorships: IBM and International Paper

• Previous Directorships within the last five years: First Data Corporation and ING Groep N.V.

• Other Activities: Council of American Ambassadors (Member), Academy of Diplomacy (Member), American Philosophical Society (Member), Wisconsin Alumni Research Foundation (Trustee), Morgridge Institute for Research (Trustee), International Center for Transitional Justice (Trustee), Columbia University (Trustee Emeritus), Amherst College (Trustee Emeritus), Council on Foreign Relations (Trustee Emeritus) and Brookings Institution (Trustee Emeritus)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Diana L. Taylor 57

Managing Director

Wolfensohn Fund Management, L.P.

•   Managing Director, Wolfensohn Fund Management, L.P. — 2007 to present

•   Superintendent of Banks, State of New York — 2003 to 2007

•   Deputy Secretary, Governor Pataki, State of New York — 2002 to 2003

•   Chief Financial Officer, Long Island Power Authority — 2001 to 2002

•   Vice President, KeySpan Energy — 1999 to 2001

•   Assistant Secretary, Governor Pataki, State of New York — 1996 to 1999

•   Executive Vice President, Muriel Siebert & Company — 1993 to 1994

•   President, M.R. Beal & Company — 1988 to 1993 and 1995 to 1996

•   Senior Vice President, Donaldson Lufkin & Jenrette — 1984 to 1988

•   Vice President, Lehman Brothers Kuhn Loeb — 1982 to 1984

•   Associate, Smith Barney Harris Upham — 1980 to 1982

•   Director of Citigroup since 2009

•   Other Directorships: Brookfield Properties and Sotheby’s

•   Previous Directorships within the last five years: Allianz Global Investors and FNMA

•   Other Activities: Accion International (Chair), AMFAR (Secretary), Columbia Business School (Board of Overseers), Dartmouth College (Trustee), GEMs Hudson River Park Trust (Chair), International Women’s Health Coalition (Treasurer), Mailman School of Public Health (Board of Overseers), New York Women’s Foundation (Chair), The After School Corporation (Member), and YMCA of Greater New York (Chair)

William S. Thompson, Jr. 66

Chief Executive Officer, Retired

Pacific Investment Management Company (PIMCO)

•   Chief Executive Officer, PIMCO — 1993 to 2009

•   Salomon Brothers Inc. — 1975 to 1993

•   Chairman, Salomon Brothers Asia Ltd. — 1991 to 1993

•   Head of Corporate Finance, Western Region — 1988 to 1991

•   Managing Director and Head of Institutional Sales, Western Region — 1981 to 1988

•   Joined Salomon Brothers — 1975

•   Director of Citigroup since 2009

•   Other Directorships: Pacific Life Corporation

•   Previous Directorships within the last five years: N/A

•   Other Activities: Pacific Symphony Orchestra Life (Director), Thompson Foundation for Autism (Chair), Thompson Family Foundation (President), University of Missouri (President’s Financial Advisory Council) and Orange County Community Foundation (Advisory Director)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Ernesto Zedillo Ponce de Leon 60

Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University

• Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University — 2002 to present

• President of Mexico — 1994 to 2000

• Secretary of Education, Government of Mexico — 1992 to 1993

• Secretary of Economic Programming and the Budget, Government of Mexico — 1988 to 1992

• Undersecretary of the Budget, Government of Mexico — 1987 to 1988

• Banco de Mexico — Economist, Deputy Manager of Economic Research, Director General of FICORCA, Deputy Director — 1978 to 1987

• Director of Citigroup since 2010

• Director of Citibank, N.A. since 2010

• Other Directorships: Alcoa Inc., Procter & Gamble Company and Grupo Prisa

• Previous Directorships within the last five years: Electronic Data Systems Corporation and Union Pacific Corporation

• Other Activities: ACE Limited (Member of International Advisory Board), Rolls-Royce (Member of International Advisory Board), BP (Member of International Advisory Board), Credit Suisse Research Institute (Advisor), World Economic Forum (Foundation Board), the Global Development Network (Chairman), The Group of Thirty (Member) and Inter-American Dialogue (Member)

The one-year term of all of Citi’s directors expires at the annual meeting.

Meetings of the Board of Directors and Committees

The board of directors met 22 times in 2011. During 2011, the audit committee met 12 times, the personnel and compensation committee met 13 times and the nomination, governance and public affairs committee met 8 times.

Each director attended at least 75% of the total number of meetings of the board of directors and board committees of which he or she was a member in 2011.

Meetings of Non-Management Directors

Citi’s non-management directors meet in executive session without any management directors in attendance each time the full board convenes for a regularly scheduled meeting, which is usually eight times each year, and, if the board convenes a special meeting, the non-management directors ordinarily meet in executive session. Richard Parsons, as chairman, presided at each executive session of the non-management directors. The independent directors met in executive session during 2011.

Board Leadership Structure

Citi currently has an independent chairman separate from the CEO. The board believes it is important to maintain flexibility in its board leadership structure and has had in place different leadership structures over the past few years, depending on the company’s needs at the time, but firmly supports having an independent director in a board leadership position at all times. Accordingly, Citi’s board, on December 15, 2009, adopted a by-law amendment which provides that, if Citi does not have an independent chairman, the board shall elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at board meetings. Citi’s chairman provides independent leadership of the board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for board consideration without immediately involving management. The chairman or lead director also serves as a liaison between the board and senior management. Citi’s board has determined that the current structure, an independent chair, separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a board leadership position.

Board’s Role in Risk Oversight

The board oversees Citi’s global risk management framework. At each regularly scheduled board meeting, the board receives a risk report from the chief risk officer with respect to the company’s approach to management of major risks, including management’s risk mitigation efforts, where appropriate. Global Risk Management, led by the chief risk officer, is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect Citi’s ability to execute on its corporate strategy and fulfill its business objectives. The board’s role is to oversee this effort. The risk management and finance committee enhances the board’s oversight of risk management. The committee’s role is one of oversight, recognizing that management is responsible for executing Citi’s risk management policies. The committee’s responsibilities include reviewing risk management and compliance policies and programs for, and reports on, Citi and its subsidiaries; approving and adjusting risk limits subject to ratification by the board; and consulting with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans, as needed. In addition, the nomination, governance and public affairs committee reviews reputational issues and the personnel and compensation committee reviews compensation programs to ensure that they do not, among other things, encourage unnecessary or excessive risk-taking.

Committees of the Board of Directors

The standing committees of the board of directors are:

The audit committee, which assists the board in fulfilling its oversight responsibility relating to (i) the integrity of Citi’s consolidated financial statements and financial reporting process and Citi’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent integrated audit of Citi’s consolidated financial statements and effectiveness of Citi’s internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the Independent Auditors’ qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) the compliance by Citi with legal and regulatory requirements, including Citi’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out in its charter, as adopted by the board. The report of the committee required by the rules of the SEC is included in this proxy statement.

The board has determined that each of Messrs. Ricciardi, Ryan, Santomero and Thompson qualifies as an “audit committee financial expert” as defined by the SEC and, in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, is independent within the meaning of applicable SEC rules, the corporate governance rules of the NYSE, and the FDIC guidelines.

The audit committee charter, as adopted by the board, is available on our website at www.citigroup.com. Click on “About Citi,” then “Corporate Governance,” then “Governance Documents,” and then “Board of Directors’ Committee Charters.”

The Citi Holdings oversight committee, which is responsible for overseeing the management of the company’s Citi Holdings business segment, which consists of Brokerage and Asset Management, Local Consumer Lending and the Special Asset Pool. The committee monitors management’s strategy for the timely and economically efficient disposition or optimization of Citi Holdings’ assets and businesses, and monitors management’s execution of that strategy through appropriate milestones and metrics. Periodically, the committee will review and discuss with management the company’s risk exposures with respect to Citi Holdings’ assets and the steps management has taken to monitor and control such exposures.

The Citi Holdings oversight committee charter, as adopted by the board, is available on our website at www.citigroup.com. Click on “About Citi,” then “Corporate Governance,” then “Governance Documents,” and then “Board of Directors’ Committee Charters.”

The executive committee, which acts on behalf of the board if a matter requires board action before a meeting of the full board can be held.

The nomination, governance and public affairs committee, which is responsible for identifying individuals qualified to become board members and recommending to the board the director nominees for the next annual meeting of stockholders. It leads the board in its annual review of the board’s performance and makes recommendations as to the composition of the committees for appointment by the board. The committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the board the Corporate Governance Guidelines and monitoring Citi’s compliance with these policies and practices and the Guidelines. The committee is responsible for reviewing and approving all related party transactions involving a director or an immediate family member of a director and any related party transaction involving an executive officer or immediate family member of an executive officer, if the transaction is valued at $50 million or more. See Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation on page 13 of this proxy statement for a complete description of the Policy on Related Party Transactions. The committee, as part of the board’s executive succession planning process, in conjunction with the personnel and compensation committee evaluates and nominates potential successors to the CEO and provides an annual report to the board on CEO succession. The committee also reviews director compensation and benefits, Citi’s Code of Conduct, the Code of Ethics for Financial Professionals and other internal policies to monitor that the principles contained in the Codes are being incorporated into Citi’s culture and business practices. The nomination, governance and public affairs committee is also responsible for reviewing Citi’s policies and programs that relate to public issues of significance to Citi and the public at large and reviewing relationships with external constituencies and issues that impact Citi’s reputation. The committee also has responsibility for reviewing public policy and reputational issues facing Citi; reviewing political and charitable contributions made by Citi and the Citi Foundation, and payments to trade associations made by Citi; reviewing Citi’s policies and practices regarding supplier diversity; reviewing Citi’s business practices, and reviewing Citi’s sustainability policies and programs, including environmental policies and human rights. The committee’s focus is global, reflecting Citi’s global footprint.

With respect to regular succession of the CEO and senior management, Citi’s board evaluates internal, and, when appropriate, external, candidates. To find external candidates, Citi seeks input from the members of the board and senior management and/or from recruiting firms. To develop internal candidates, Citi engages in a number of practices, formal and informal, designed to familiarize the board with Citi’s talent pool. The formal process involves an annual talent review conducted by senior management at which the board studies the most promising members of senior management. The board learns about each person’s experience, skills, areas of expertise, accomplishments and goals. This review is conducted at a regularly scheduled board meeting on an annual basis. In addition, members of senior management are periodically asked to make presentations to the board at board meetings and at the board strategy sessions. These presentations are made by senior managers at the various business units as well as those who serve in corporate functions. The purpose of the formal review and other interaction is to ensure that board members are familiar with the talent pool inside Citi from which the board would be able to choose successors to the CEO and evaluate succession for other senior managers as necessary from time to time.

The board has determined that, in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the nomination, governance and public affairs committee is independent according to the corporate governance rules of the NYSE.

The nomination, governance and public affairs committee charter, as adopted by the board, is available on our website at www.citigroup.com. Click on “About Citi,” then “Corporate Governance,” then “Governance Documents,” and then “Board of Directors’ Committee Charters.”

The personnel and compensation committee, which is responsible for determining the compensation for the CEO and approving the compensation structure for executive officers, other members of senior management and certain highly compensated employees, in accordance with guidelines established by the committee from time to time. The committee produces an annual report for inclusion in the company’s proxy statement and makes such other reports, certifications, and disclosures as may be required. Further, the committee approves broad-based and special compensation plans across the company.

The committee regularly reviews Citi’s management resources, succession planning and development activities, as well as the performance of senior management. The committee is also charged with monitoring Citi’s performance toward meeting its goals on employee diversity.

The committee is responsible for evaluating the performance of, and determining the compensation for, the CEO and certain other senior executives. The committee also approves the compensation structure for other highly paid employees, in accordance with guidelines established by the committee from time to time. The committee regularly reviews the design and structure of Citi’s compensation programs to ensure that management’s interests are aligned with stockholders’ and that the compensation programs are aligned with Citi’s strategic priorities. See the CD&A on page 44 of this proxy statement.

In order to facilitate uninterrupted operation of Citi in the event of the unplanned departure or unavailability of Citi’s CEO, Citi’s personnel and compensation committee evaluates a number of individuals who could be asked to assume the CEO’s duties in the event of an unexpected vacancy. The committee discusses the list with the board which then designates one or more of such individuals. This process is conducted at a regularly scheduled board meeting on an annual basis.

The committee also has the authority to retain and/or engage special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion, and receives funding from Citi to engage such advisors. The committee has retained Independent Compensation Committee Adviser, L.L.C. (ICCA) to provide the committee with advice on Citi’s compensation programs for senior management. ICCA reports solely to the committee and the committee has sole authority to retain, terminate, and approve the fees of ICCA. ICCA does no other work for Citi. The amount paid to ICCA in 2011 is disclosed in the CD&A on page 59 of this proxy statement. For 2011, no other compensation consultant has been engaged by the personnel and compensation committee.

The board has determined that in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the personnel and compensation committee is independent according to the corporate governance rules of the NYSE. Each of such directors is a “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside director,” as defined by Section 162(m) of the IRC.

The personnel and compensation committee charter is available on our website at www.citigroup.com. Click on “About Citi,” then “Corporate Governance,” then “Governance Documents,” and then “Board of Directors’ Committee Charters.”

The risk management and finance committee, which has the primary responsibility for (1) oversight of Citigroup’s risk management framework, including the significant policies and practices used in managing credit, market, operational and certain other risks and (2) oversight of Citigroup’s policies and practices relating to Treasury matters, including capital, liquidity and financing, as well as to merger, acquisition, and divestiture activity (M&A). The committee reports to the board regarding Citigroup’s risk profile, as well as its risk management framework, including the significant policies and practices employed to manage risks in Citigroup’s businesses, as well as the overall adequacy of the Risk Management function. The committee’s role is one of oversight, recognizing that management is responsible for executing Citigroup’s risk management, Treasury and M&A policies.

The risk management and finance committee charter is available on our website at www.citigroup.com. Click on “About Citi,” then “Corporate Governance,” then “Governance Documents,” and then “Board of Directors’ Committee Charters.”

The following table shows the current membership of each of the foregoing committees.

Committees	Current Members
Audit Committee	Lawrence R. Ricciardi (Chair) Robert L. Ryan Anthony M. Santomero William S. Thompson, Jr.
Citi Holdings Oversight Committee	Timothy C. Collins Robert L. Joss Michael E. O’Neill (Chair) Judith Rodin
Executive Committee	Alain J.P. Belda Michael E. O’Neill Richard D. Parsons (Chair) Lawrence R. Ricciardi Anthony M. Santomero Diana L. Taylor
Nomination, Governance and Public Affairs Committee	Alain J.P. Belda Richard D. Parsons Judith Rodin Diana L. Taylor (Chair) William S. Thompson, Jr.
Personnel and Compensation Committee	Alain J.P. Belda (Chair) Michael E. O’Neill Richard D. Parsons Diana L. Taylor William S. Thompson, Jr.
Risk Management and Finance Committee	Robert L. Joss Robert L. Ryan Anthony M. Santomero (Chair) Ernesto Zedillo Ponce de Leon

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party adverse to Citi or has a material interest adverse to Citi.

Directors’ Compensation

Directors’ compensation is determined by the board. Since its initial public offering in 1986, Citi has paid outside directors all or a portion of their compensation in common stock, to ensure that the directors have an ownership interest in common with other stockholders. The nomination, governance and public affairs committee makes recommendations to the board with respect to compensation of directors. The committee periodically reviews benchmarking assessments in order to determine the level of compensation to attract qualified candidates for board service and to reinforce our practice of encouraging stock ownership by our directors. In 2011, the committee reviewed the current compensation program and determined that no changes were appropriate. The last time director compensation was adjusted was in 2005. Non-employee directors receive an annual cash retainer of $75,000 and a deferred stock award valued at $150,000. The deferred stock award is generally granted on the same date that annual incentives are granted to the senior executives. The deferred stock award vests on the second anniversary of the date of the grant, and directors may elect to defer receipt of the award beyond that date. Starting with the 2011 deferred stock award grant, in the event a director leaves the board for personal reasons prior to the conclusion of the deferral period and before age 72, the director will not forfeit the deferred stock and the pro-rated award will be distributed as scheduled. Directors may elect to receive all or a portion of their deferred stock award and cash retainer in the form of common stock, and directors may elect to defer receipt of this common stock.

Directors who are employees of Citi or its subsidiaries do not receive any compensation for their services as directors.

Except as described below, directors receive no additional compensation for participation on board committees. Committee chairs receive additional compensation of $15,000 per year, except for the chairs of the audit committee, Citi Holdings oversight committee, and risk management and finance committee, who receive additional compensation of $35,000 per year. Beginning in 2012, all committee chairs will receive $35,000 per year. Additional compensation for special assignments may be determined on a case by case basis.

Messrs. Collins, Joss, O’Neill, Ricciardi, Ryan, Santomero and Zedillo Ponce de Leon serve on Citibank, N.A.’s board of directors. Each independent director is entitled to receive $50,000 as an annual retainer; the chairman is entitled to receive an additional $50,000. Committee chairs receive additional compensation of $15,000 per year. Citibank, N.A. is a wholly-owned subsidiary of Citi. All annual retainers and chair fees are paid in four equal quarterly installments per annum. These fees are reported in the Non-Employee Director Compensation Table below.

Citi reimburses its board members for expenses incurred in attending board and committee meetings or performing other services for Citi in their capacities as directors. Such expenses include food, lodging and transportation.

The following table provides information on 2011 compensation for non-employee directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(a)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Alain J.P. Belda	$90,000	$150,000	0	0	0	$0	$240,000
Timothy C. Collins	$125,000	$150,000	0	0	0	$0	$275,000
Jerry A. Grundhofer(d)	$112,500	$75,000	0	0	0	$0	$187,500
Robert L. Joss(e)	$125,000	$150,000	0	0	0	$350,000	$625,000
Andrew N. Liveris(f)	$18,750	$37,500	0	0	0	$0	$56,250
Michael E. O’Neill	$172,500	$150,000	0	0	0	$0	$322,500
Richard D. Parsons	$75,000	$150,000	0	0	0	$0	$225,000
Lawrence R. Ricciardi	$175,000	$150,000	0	0	0	$0	$325,000
Judith Rodin	$78,750	$150,000	0	0	0	$0	$228,750
Robert L. Ryan	$177,500	$150,000	0	0	0	$0	$327,500
Anthony M. Santomero	$171,250	$150,000	0	0	0	$0	$321,250
Diana L. Taylor	$166,250	$150,000	0	0	0	$0	$316,250
William S. Thompson	$75,000	$150,000	0	0	0	$0	$225,000
Ernesto Zedillo Ponce de Leon	$136,250	$150,000	0	0	0	$0	$286,250

(a) Directors may elect to receive all or a portion of the cash retainer in the form of common stock and may elect to defer receipt of common stock. These directors also elected to defer receipt of the shares. The following directors elected to receive all or a portion of their Citigroup 2011 retainer and/or chair fee in deferred stock: Mr. Belda (100%); Mr. Grundhofer (100%); Mr. O’Neill (100%); Mr. Parsons (100%); and Dr. Rodin (100%). The number of shares they received was: Mr. Belda 2,678; Mr. Grundhofer 1,312; Mr. O’Neill 3,273; Mr. Parsons 2,231; and Dr. Rodin 2,313. Mr. Thompson elected to receive all of his retainer in stock (100%). Mr. Thompson did not elect to defer his retainer; therefore, his shares (2,230) were distributed to him on a quarterly basis.

(footnotes continued on following page)

(footnotes continued from previous page)

The aggregate number of shares of deferred stock outstanding at the end of 2011 was:

Name	Number of Shares*
Mr. Belda	22,680
Mr. Collins	7,254
Mr. Grundhofer	1,495
Mr. Joss	7,254
Mr. Liveris	747
Mr. O’Neill	19,249
Mr. Parsons	22,853
Mr. Ricciardi	7,261
Dr. Rodin	14,746
Mr. Ryan	11,034
Mr. Santomero	15,233
Ms. Taylor	7,261
Mr. Thompson	7,927
Mr. Zedillo Ponce de Leon	5,921

*All share totals have been adjusted to reflect the ten-for-one reverse split of the issuer’s common stock that was effective at the close of business on May 6, 2011.

(b) The values in this column represent the aggregate grant date fair values of the 2011 deferred stock awards. The grant date fair value is based on a grant date of January 18, 2011 and a grant price determined by the average NYSE closing price of Citi’s common stock for the 5 trading days from January 10, 2011 to January 14, 2011. The amounts in the below chart represent deferred stock awards only and not shares awarded in lieu of the cash retainer and/or committee chair fees. The grant date fair value of the deferred stock awards are set forth below:

Name	Deferred Stock Granted in 2011 (#)*	Grant Date Fair Value ($)
Mr. Belda	2,988.0478	$150,000
Mr. Collins	2,988.0478	$150,000
Mr. Grundhofer	1,494.0239**	$ 75,000
Mr. Joss	2,988.0478	$150,000
Mr. Liveris	747.0120**	$ 37,500
Mr. O’Neill	2,988.0478	$150,000
Mr. Parsons	2,988.0478	$150,000
Mr. Ricciardi	2,988.0478	$150,000
Dr. Rodin	2,988.0478	$150,000
Mr. Ryan	2,988.0478	$150,000
Mr. Santomero	2,988.0478	$150,000
Ms. Taylor	2,988.0478	$150,000
Mr. Thompson	2,988.0478	$150,000
Mr. Zedillo Ponce de Leon	2,988.0478	$150,000

*All share totals have been adjusted to reflect the ten-for-one reverse split of the issuer’s common stock that was effective at the close of business on May 6, 2011.

**Messrs. Grundhofer’s and Liveris’ Deferred Stock Awards were pro-rated because their service on the board terminated on June 23, 2011 and April 21, 2011, respectively.

(c) Beginning in 2009, directors were no longer able to elect to receive any of their compensation in the form of options to purchase shares of common stock. Information regarding the number of stock options held by non-employee directors can be found in the Director Stock Option Holdings Table on page 43.

(d) Jerry A. Grundhofer resigned from the board on June 23, 2011.

(e) Robert L. Joss earned $350,000 for consulting services provided to the Company during 2011.

(f) Andrew N. Liveris resigned from the board on April 21, 2011.

The following chart shows the amount of dividend equivalents and interest paid to the non-employee directors in 2011 with respect to shares of Citi common stock held in their deferred stock accounts.

Director	Dividend Equivalents and Interest Paid on Deferred Stock Account(1)
Alain J.P. Belda	$634
Timothy C. Collins	250
Jerry A. Grundhofer	158
Robert L. Joss	250
Andrew N. Liveris	59
Michael E. O’Neill	521
Richard D. Parsons	647
Lawrence R. Ricciardi	218
Judith Rodin	404
Robert L. Ryan	331
Anthony M. Santomero	457
Diana L. Taylor	250
William S. Thompson	254
Ernesto Zedillo Ponce de Leon	178

(1) Dividend equivalents are paid quarterly, in the same amount per share and at the same time as dividends are paid to stockholders. Interest accrues on the amount of the dividend equivalent from the payment date until the end of the quarter, at which time the dividend equivalent is either distributed to the director in cash or reinvested in additional shares of deferred stock. Citi resumed paying quarterly dividends in June, 2011. Differences in the amounts paid to directors can be attributed to a variety of factors including length of service and elections made by individual board members with respect to the form in which they receive their cash retainers or deferred stock awards. Generally, directors who have served on the board for longer periods of time have accumulated more shares in their deferred stock accounts than directors with a shorter tenure and as a result receive higher dividend equivalent payments. The number of shares owned by each director is reported on page 18.

Director Stock Option Holdings Table

Director	Date of Grant	Number of Shares Outstanding and Exercisable*	Expiration Date
Alain J.P. Belda	1/16/2007	827	1/16/2013
	1/22/2008	1,840	1/22/2014
Andrew N. Liveris	1/16/2007	827	1/16/2013
	1/22/2008	3,680	1/22/2014
Judith Rodin	1/16/2007	827	1/16/2013
	1/22/2008	1,840	1/22/2014

*All share totals have been adjusted to reflect the ten-for-one reverse split of the issuer’s common stock that was effective at the close of business on May 6, 2011.

Executive Compensation

The Personnel and Compensation Committee Report

The Personnel and Compensation Committee (the committee) evaluated the performance of and determined the compensation for the Chief Executive Officer, approved the compensation of members of the operating committee (including the named executive officers), and approved the compensation structure for other members of senior management and certain highly compensated employees.

The committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on this review, the committee recommended to the Board of Directors of Citigroup Inc. that the Compensation Discussion and Analysis be included in Citi’s annual report on Form 10-K and proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

THE PERSONNEL AND COMPENSATION COMMITTEE:

Alain J.P. Belda (Chair)

Michael E. O’Neill

Richard D. Parsons

Diana L. Taylor

William S. Thompson, Jr.

February 7, 2012

Compensation Discussion and Analysis

Executive Summary

Citi is committed to responsible and effective compensation practices. Citi seeks to balance the need to compensate its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of risk management and performance metrics that reward long-term contributions to sustained profitability. Citi’s programs aim to: enhance stockholder value through the practice of responsible finance, facilitate competitiveness by attracting and retaining the best talent, promote meritocracy by recognizing employee contributions, and manage risk through sound incentive compensation practices.

Exceptional employees, and exceptional efforts by those employees, have been required to implement Citi’s strategy when there continues, despite the downturn in certain businesses, to be worldwide competition for proven talent in many parts of the financial services industry and a difficult global economic climate. Accordingly, Citi has awarded executive compensation taking into account the following:

•

In 2011, Citi sustained solid profitability by executing on its long-term strategy. Citigroup net income was $11.1 billion in 2011, an increase of 4.4% over 2010. Citi has now had eight consecutive quarters of profitability. Citi continues to be one of the best capitalized large banks in the world, and has taken aggressive actions to manage and reduce risk-weighted assets; Citi Holdings assets continued to decline and comprised just 14% of Citigroup’s balance sheet at the end of 2011 (12% after the move of Retail Partner Cards from Citi Holdings to Citicorp in the first quarter of 2012).

•

Compensation paid to the named executive officers appropriately reflects Citi’s current results and prospects for growth. The committee awarded annual incentive compensation, in addition to salary, to Mr. Pandit for the first time in four years in a manner commensurate with his responsibilities and the success of his implementation of Citi’s long term strategies.

•

Important changes in Citi’s programs for 2011. Citi repaid Troubled Asset Relief Program (TARP) funds in 2010, and in 2011 was not subject to TARP-related requirements governing the structure of executive compensation. Citi continues to be subject to bank regulatory guidance in the US and other countries regarding sound incentive compensation practices. The structure of the annual incentive awards for 2011 reflects the committee’s judgment and is also responsive to regulatory guidelines. The structure includes deferred cash awards with a performance-based vesting feature as an element of Citi’s approach to aligning incentive compensation with risk-balancing principles.

•

Citi continues to limit immediate cash bonuses. In 2011, 60% of the annual incentive award to each named executive officer is deferred and vests over a four year period; the four-year deferral period exceeds the length of the standard deferral period at many of Citi’s competitors. The remaining 40% of each annual incentive award is delivered as a cash payment. Half of the deferred incentive award is delivered as deferred cash and the remaining half is delivered as deferred stock, as described below.

•

Citi’s deferred awards include a performance-based vesting feature. Half of each senior manager’s deferred incentive award is a fixed value deferred cash award that is subject to performance-based vesting over four years and is subject to clawbacks. Under the performance-based vesting provision, if Citi incurs losses during the vesting period, the value of the deferred cash award is reduced on a formulaic basis. In addition, the clawback feature permits the committee to reduce or eliminate the award in specified circumstances, such as a material violation of risk limits. The committee structured the deferred cash award to limit incentives to take imprudent or excessive risks that could result in Citi losses; the award earns a notional fixed interest rate but does not increase in value through risk-taking activities or otherwise.

•

Stock awards are subject to holding requirements and anti-hedging policies. Half of the deferred award was made in the form of Citi common stock and is therefore inherently performance-based, and in addition is subject to clawbacks. The committee awarded deferred stock as a component of senior management’s annual incentive awards to align their interests with stockholders and other stakeholders. The awards to executive officers are generally subject to a stock ownership commitment, and Citi has trading policies that limit hedging strategies that might otherwise undercut the purpose of the stock ownership commitment. In addition, executives’ interests remain aligned with those of stockholders even after termination of employment through stock that vests over time after termination of employment.

•

No special benefits. The named executive officers are not eligible for tax gross-ups and had no employment or compensation guarantees. They do not have special severance or change in control agreements. Citi froze or eliminated most supplemental executive retirement benefits (SERPs) a decade ago and the named executive officers are not eligible for new SERP benefits. Like other highly paid Citi employees, they pay more for medical benefits than lower-paid employees.

•

Citi’s executive compensation structure is designed to incentivize the delivery of long-term results aligned with risk balancing principles. Citi continues to refine its incentive compensation policies as part of its efforts to align its processes with regulatory guidance in the US and other countries regarding sound incentive compensation policies and to enhance the balancing of risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks.

•

Citi enhanced its performance evaluation process to formally integrate opinions of personnel from the compliance, finance, independent risk, internal audit and legal functions (the control functions) in the performance evaluations of several hundred senior employees worldwide, including the named executive officers.

•

Deferred compensation awarded to all individual employees who have influence over Citi’s material risks (covered employees), including the named executive officers, continues to be at risk during the vesting period through clawbacks, performance-based vesting, and fluctuations in Citi’s stock price.

•

If a covered employee received the award based on materially inaccurate financial statements or if the employee materially violates risk limits, incentive compensation for 2011 may be forfeited (i.e., is subject to a “clawback”).

•

The cash portion of the deferred incentive compensation awarded for 2011 to Citi’s covered employees, including the named executive officers, vests over four years and is subject to an additional performance-based vesting condition.

•	The stock component of the awards vests over four years and is subject to changes in Citi’s stock price during that period.

•	Vesting of the deferred awards does not accelerate upon termination of employment except in the case of death.

•	Citi’s incentive compensation pools are adjusted for the amount of risks taken to achieve results, thereby curtailing incentives for employees to take imprudent risks.

•

In 2011, the committee made long-term performance retention awards to senior executives to retain and ensure the stability of Citi’s post-crisis leadership team and to enable them to focus on executing a strategy for sustainable future growth of the franchise. These awards have substantial vesting and performance conditions and will deliver value to the extent Citi’s long-term business strategy is successful. The awards have several features designed to curtail imprudent or excessive risk-taking in the achievement of the performance conditions. See “Long-Term Performance Retention Awards” below.

•

Citi has a strong compensation governance process. The composition of the committee reflects its strong governance focus; each of the five committee members is a non-executive independent director who has served as CEO of a public company or who has significant senior regulatory experience. Throughout 2011, the committee continued to engage in active oversight of Citi’s incentive compensation programs. In addition, Citi has instituted a global incentive council and management remuneration committees to provide for consistency in its approach to compensation around the world.

•

Independent compensation consultant. For the 2011 compensation year, the only consultant retained by the committee to advise the committee on its compensation determinations was Independent Compensation Committee Adviser, LLC (ICCA). ICCA has advised the committee since 2006 and has never performed work for Citi other than its assignments from the committee.

•

Involvement of independent risk management function. The committee meets regularly with Citi’s Chief Risk Officer (CRO), other senior risk officers and other members of senior management to discuss and evaluate risk and Citi’s compensation programs, thereby further integrating Citi’s independent risk function into compensation governance and oversight. Management, led by Citi’s CRO, continuously reviews risk in Citi’s compensation plans globally and has concluded that the plans do not create excessive risks for the company.

Citi’s compensation philosophy. The committee made compensation decisions consistent with Citi’s compensation philosophy, which is founded on the alignment of the way we pay our employees with our Mission Statement. We are committed to achieving the long-term best interests of stockholders, clients and customers through the practice of Responsible Finance in every area of our business, including the way we attract, retain, compensate and motivate our colleagues around the world. Our compensation philosophy, stated in the form of the following six objectives, provides key elements of the committee’s reasons for making compensation decisions. The complete philosophy is available on our website.

•

Enhance shareholder value through the practice of Responsible Finance. We aim to compensate our employees in a manner that encourages them to work together towards our common purpose of achieving risk-adjusted stockholder returns through conduct that is transparent, prudent and dependable. We also provide meaningful portions of senior management incentive compensation in the form of equity in order to foster partnership behavior and to align employee interests with those of shareholders.

•

Facilitate competitiveness to attract and retain the best talent. We provide compensation programs that are competitive within the global financial services industry in order to support the attraction and retention of the talented employees necessary to sustain and grow our business. Accordingly, we continue to award significant percentages of incentive compensation on a deferred basis (such as deferred stock or deferred cash) to senior executives and others with control or significant influence over Citi’s material risks.

•

Promote meritocracy by recognizing employee contributions. We provide discretionary incentive compensation to management and other employees that is variable, intending to differentiate compensation awards to reflect employees’ current contributions and Citi’s desire to retain talent, based on financial results as well as non-financial performance such as risk and compliance behavior. We have communicated clearly to all employees that poor risk management practices and imprudent risk-taking activity can and should lead to an adverse impact on incentive compensation, including the award of no incentive compensation.

•

Manage risk through sound incentive compensation practices. We have complemented effective risk management controls by reducing incentives to create imprudent risks for Citi and its businesses, and by rewarding a thoughtful balance of risk and return. Specifically, the committee exercises its discretion in a documented manner that recognizes the characteristics of risks taken as well as profits or losses generated, given the magnitude of risk taken, and has directed management to do so as well.

•

Provide strong, independent oversight of compensation practices. The committee is comprised only of independent directors who set expectations of management regarding incentive compensation programs utilizing, where appropriate, an independent adviser.

•	Provide for transparency to employees, shareholders, and other stakeholders. We aim to communicate Citi’s approach to compensation throughout the year, cascading such communications broadly.

Assessing Company and Individual Performance

Active oversight role of the committee. The committee regularly reviews the design and structure of Citi’s compensation programs to ensure that management’s interests are aligned with those of stockholders and other stakeholders and that the compensation programs are aligned with Citi’s strategic priorities and principles. The committee is responsible for evaluating the performance of and determining the compensation for the CEO, and in accordance with its guidelines, the committee approved the compensation of members of the operating committee, including the named executive officers. In 2011, the committee adopted and published Citi’s compensation philosophy, as described above, which articulates the committee’s objectives in awarding incentive compensation.

In furtherance of these goals, the committee has retained ICCA to provide independent evaluations and advice regarding executive compensation. ICCA does no other work for Citi, reports directly to the chair of the committee, and meets with the committee in executive session, without the presence of Citi management. ICCA was asked to review and advise regarding the committee’s process, its decisions regarding the compensation of members of senior management, and the reasons for reaching those decisions.

Structure of incentive compensation awards for all covered employees. The committee is responsible for the oversight of modifications to the structure of Citi’s incentive compensation programs for covered employees. Management’s continuous focus throughout 2011 on the incentive compensation for covered employees involved classifying risks taken by Citi’s material business units, identifying employees who had influence over those risks, expanding the process by which the risk behaviors of covered employees were evaluated, and structuring annual incentive awards to avoid potential incentives for covered employees to take imprudent risks. Management developed a process for adjusting incentive compensation pools for the amount of risks taken. The committee provided specific instructions to management to exercise discretion in awarding incentive compensation in a way that did not reward imprudent risk-taking. More information on risk-balancing features of Citi’s incentive compensation plans is set forth below under “Management Analysis of Potential Adverse Effects of Compensation Plans.”

Say-on-pay and stockholder outreach. As part of the process for making incentive awards to the named executive officers for 2011, the committee considered the most recent “say on pay” non-binding stockholder advisory vote held in April 2011 regarding the named executive officers’ 2010 compensation. The resolution approving 2010 executive compensation received a 92.9% favorable vote. Several key features of the 2010 program for named executive officers are carried forward to this year, such as substantial deferred amounts, performance-based vesting of certain deferred incentive awards, a four-year deferral period, significant stock awards that are subject to clawbacks and a stock ownership commitment, and limitations on perks. To better understand the reasons for the favorable say-on-pay vote and potential stockholder concerns for 2011, management engaged in stockholder outreach at various times during 2011 to discuss executive compensation in the context of Citi’s sustained profitability. In particular, management sought a better understanding of stockholder views on Citi’s disclosure and compensation processes and the priorities of our investors. The committee considered the outcome of the most recent say-on-pay vote and stockholder perspectives generally as factors in the 2011 compensation process in addition to currently applicable regulatory requirements, market considerations, and company and individual performance.

Committee process and results of decisions regarding incentive compensation. In January 2012, the committee made incentive compensation decisions for 2011 regarding the named executive officers in the context of Citi’s performance in 2011. Awards were made under Citi’s Discretionary Incentive and Retention Award Plan (DIRAP), Citi’s generally applicable annual incentive program which provides for discretionary annual incentive awards, and under Citi’s stockholder-approved 2011 Executive Performance Plan (the EPP). The committee considered the following in determining the amount of the awards:

1.	Overall company performance. The committee considered Citi’s sustained profitability despite difficult market conditions, continued execution on long-term strategic goals, and returns on capital in awarding incentive compensation to the named executive officers. Where the named executive officer was responsible for a business unit in addition to Citi-wide responsibilities, the performance of the applicable business unit was considered as well.

2.	Individual performance and significance of role. The named executive officers each had a record of positive performance, including noteworthy achievements in 2011.

3.	Market data. The committee considered market compensation data to put its decisions in context, and also considered the nature of the executive’s role and compensation of others at Citi with somewhat similar roles.

Applicable regulatory requirements were of particular importance in determining the structure of the awards.

1.	Overall company performance. In awarding incentive compensation to the named executive officers and other senior executives for 2011, the committee took into account Citi’s financial results and the substantial progress made against Citi’s strategic priorities.

•

Senior management, including the named executive officers, continued to refine Citi’s strategic direction and to execute on the strategy. Citi is focusing on its core historical strengths and clients’ needs, with an emphasis on the growing segments of financial services. Citi is committed to generating sustained and responsible long-term profitability and growth from Citicorp, which comprises its core franchise, as well as managing and optimizing the assets and businesses within Citi Holdings. Citi is focused on the key forces driving growth in financial services: value-added services such as cash management; the flows of world trade, capital and business; and the growth of emerging markets.

•

Although Citi’s reported financial performance was mixed, underlying client trends point to continued progress on our operating goals. Citigroup net income was $11.1 billion in 2011, an increase of 4.4% over 2010. Loan growth accelerated in Citicorp (total loans increased 14% year-over-year) and core deposit balances increased in Regional Consumer Banking (RCB) and Global Transaction Services (GTS); however, the year ended with lower than expected earnings in Securities and Banking (S&B), generally resulting from global market and political uncertainties. Citi performed in line with its peer groups across most businesses.

•

Citi continued to execute on its strategy in a difficult environment, positioning itself for future growth to serve the interests of stockholders. Despite disappointing recent total shareholder returns, Citi is well situated for future growth.

•

RCB continues to grow, especially in emerging markets countries, as evidenced by increases in loans and deposits in many markets; International Consumer Banking revenues of $19.0 billion were up 8% year-over-year.

•	GTS continues to experience accelerated expansion in key markets and improved client satisfaction.

•	S&B achieved competitive results in a challenging global markets environment.

•

Citi is one of the best capitalized banks in the world and continues to maintain a strong capital and liquidity base. At December 31, 2011, Citi’s Tier 1 common ratio was 11.8%, compared to 10.8% at December 31, 2010. At December 31, 2011, Citi’s book value per share was $60.70 and tangible book value per share was $49.74, 8.1% and 11.6% increases, respectively, over values at December 31, 2010. Tangible book value per share is a non-GAAP measure and the reconciliation to GAAP appears on page 43 of the 2011 Form 10-K.

•

Citi continued to execute successfully on its strategy to optimize the value of Citi Holdings through divestitures and prudent management. Citi reduced assets within Citi Holdings by $90 billion in 2011 to $269 billion. Citi Holdings assets will represent about 12% of Citigroup’s assets, after the transfer of Retail Partner Cards from Citi Holdings into Citicorp in the first quarter of 2012.

•

Performance against peers. The committee also considered Citigroup’s and Citicorp’s performance compared to a group of its peers across a wide range of metrics, such as return on assets, return on equity, expense growth, and total shareholder return. Bank of America, Goldman Sachs, HSBC, JPMorgan Chase, Morgan Stanley and Wells Fargo were included in this group because they compete with Citi for business and talent across a range of global market segments.

2.

Individual performance and significance of role. The committee weighed the size of the individual’s responsibilities and the individual contributions of each of the named executive officers against Citi’s results, including progress made against strategic priorities. In making its decisions, in addition to the other factors previously described, the committee took into account the following:

•

Mr. Pandit, Chief Executive Officer: Mr. Pandit has led Citi’s return to profitability and has positioned the company for future growth. Mr. Pandit’s numerous accomplishments are reflected in the company-wide achievements previously discussed. In addition:

•	Mr. Pandit has championed in multiple forums Citi’s mission to serve clients and stakeholders through Responsible Finance — conduct that is transparent, prudent and dependable.

•

He has led Citi as it has achieved well-managed risk and controlled growth. Citi reduced its exposure to European markets significantly throughout 2011. In the US mortgage business, risk controls were enhanced and the business executed innovative loss mitigation strategies to improve asset quality. The consumer businesses took action to tighten unsecured underwriting criteria in emerging markets.

•	Citi had constant access to the capital markets in 2011, including in the fourth quarter.

•

Employee satisfaction scores significantly improved over 2010 and prior years, demonstrating Mr. Pandit’s ability to lead and communicate Citi’s strategy and plans for future growth throughout the company across a wide spectrum of employees.

•

The focus on senior talent management continued in 2011, with notable additions of key talent in the businesses and global functions and moves to develop senior executives and utilize them in positions well suited for their skill sets.

•

Mr. Gerspach, Chief Financial Officer: Mr. Gerspach is responsible for the financial management of the company and leads the Citi Finance function. Citi Finance maintains key financial information and controls for Citi, serving both internal and external facing functions. Under Mr. Gerspach’s leadership, Citi Finance is responsible for decisions on capital planning, liquidity, budgeting, tax, strategic direction and policy management. He oversaw the response to rapidly changing market concerns regarding the Euro zone by working with Independent Risk to expand Citi’s disclosures. He led Citi’s significant improvements in effective communications with investors and stakeholders regarding Citi’s multiple and complex businesses, and has had a leadership role in developing Citi’s responses to regulatory reform. He established an integrated investment function to strengthen the management of global liquidity pools and improve earnings through a more diversified investment portfolio. He is leading efforts to manage the utilization of Citi’s deferred tax asset and has provided leadership for Citi’s firm-wide plans for implementing regulatory reform including Basel III capital requirements and the Dodd-Frank Act. His function executed numerous efficiencies in 2011, including the consolidation of bank legal entities and improved controls over balance sheet usage and accounts payable.

•

Mr. Havens, President and COO of Citi; CEO, Institutional Clients Group: Mr. Havens is President and Chief Operating Officer of Citi, responsible for the day-to-day management of the entire firm. He is also responsible for the management of S&B and GTS, among other businesses, as CEO of the Institutional Clients Group (ICG), which provides a full range of financial products and services to corporations, other financial institutions, and governments. ICG’s international presence is supported by trading floors in approximately 75 countries and jurisdictions and a proprietary network within GTS in over 95 countries and jurisdictions. His performance assessment took into account his promotion into his firm-wide roles in early 2011 and the overall performance of Citi in light of his firm-wide roles, in addition to the performance of ICG. Although 2011 was a challenging year for Citi and particularly for S&B, Mr. Havens provided steady leadership, a focus on longer-term goals, and an emphasis on diligent risk management, thereby enabling Citi to reduce overall risk levels, continue solid profitability and maintain or increase market share across businesses. Mr. Havens has been devoted to rebuilding the capabilities of businesses in the ICG, with a particular emphasis on strategic recruiting of selected additional talent in targeted businesses.

•

Mr. Leach, Chief Risk Officer: Mr. Leach is responsible for managing financial, operational and franchise risk for the entire company in partnership with the businesses, consistently with Citi’s risk appetite as established by senior management and the board. His role is critical to ensuring the safety and soundness of the organization. He has led the development of standard risk metrics, processes and procedures that have resulted in demonstrable improvements in Citi’s ability to manage a wide spectrum of risks. He has led the regulatory capital assessment and stress-testing functions, and his efforts have resulted in the consideration of impact on capital levels as an element of day-to-day decision-making throughout Citi. Citi’s capital levels and risk discipline have been consistent through a challenging period; Citi’s risk discipline across businesses is evidence of Mr. Leach’s strong leadership. He has added significant resources to risk management processes through the creation of the Enterprise Risk Management unit and has led improvements in timely reporting on Citi’s risk exposures through enhanced Risk Architecture systems. He has mobilized resources and investments to strengthen the overall control environment for the global consumer businesses in key markets and the credit decision-making process.

•

Mr. Medina-Mora, CEO, Consumer Banking for the Americas and Chairman of the Global Consumer Council; Chairman and CEO, Mexico and Latin America (title held during 2011): In awarding compensation for 2011, the committee considered Mr. Medina-Mora’s three principal roles held during that year. He was responsible for: consumer banking in the Americas, driving Citi’s global consumer strategy as chairman of the Global Consumer Council, and regional leadership of the entire Citi franchise in Latin America. The North America consumer bank delivered strong earnings and revenue results, and also showed strong results on cost of credit, loan growth and deposit growth. The businesses have shown significant improvements in Net Promoter Score (NPS) ratings and employee satisfaction surveys. As Chairman of the Global Consumer Council, key accomplishments included establishing the new consumer banking strategy, building governance to improve execution of that strategy, and driving implementation of global systems improvements to better integrate customer-facing applications. He has led numerous efforts to strengthen controls in the consumer businesses, such as anti-money laundering initiatives, improvement in the quality of the mortgage loan origination process, and fraud detection systems. In Latin America, a strong market focus enabled the rapid growth of the franchise through growth in loans and deposits and improvement in customer satisfaction metrics.

Each covered employee was evaluated on risk behaviors by (a) a group of representatives from independent control functions such as Compliance, Finance, Independent Risk and Legal and (b) his or her manager. This process reviewed qualitative behaviors with a focus on identifying instances in which covered employees did not demonstrate prudent risk-taking behaviors or attitudes. As part of this process, Mr. Gerspach, Mr. Havens, Mr. Leach and Mr. Medina-Mora were assessed on risk behaviors by a group of independent control function leaders and/or their manager, while Mr. Pandit was assessed on risk behaviors by the committee. These reviews resulted in positive ratings or assessments. The positive ratings were not determinative of the size of the annual incentive awards for 2011, as a positive risk rating is an expected element of job performance in senior executive roles.

3.

Market data. As part of its consideration of awards to members of the operating committee (including the named executive officers), the committee reviewed general market data regarding compensation in the financial services industry and, where available, market compensation for an executive’s role in a major financial services institution. The information was collected by management from publicly available sources and third-party proprietary databases based on parameters set by management. American Express, Bank of America, Capital One, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan Chase, Morgan Stanley, U.S. Bancorp and Wells Fargo are the companies Citi considers to be the peer group for purposes of senior executive compensation for most roles. These companies were selected because they compete for executive talent with Citi and they are global financial services institutions with substantial US operations and lines of business that are sufficiently similar to Citi’s material lines of business. Other financial services institutions based in the US and elsewhere do not have senior management roles with comparable responsibilities, even though some of their lines of business may compete with Citi in particular markets. The peer group for 2011 was modified slightly from the 2010 group to reflect Citi’s growing focus on consumer and global payment systems. The committee reviewed CEO compensation at American Express, Bank of America, Barclays, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan Chase, Morgan Stanley, UBS and Wells Fargo to provide context for the decisions regarding Mr. Pandit’s compensation; the committee considered this peer group of the larger global financial services institutions to have businesses and global presences such that CEO roles are comparable to the Citi CEO role. The market information on total annual compensation provided background and context for committee decisions; the information regarding pay practices of the peer groups informed but did not govern the committee’s award determination for any individual named executive officer or any other executive.

Determination process. After reviewing the comparison data and evaluating the factors outlined above, the committee then determined the nominal amount of each named executive officer’s annual incentive compensation. In making its decisions regarding Mr. Gerspach, Mr. Havens, Mr. Leach and Mr. Medina-Mora, the committee considered the recommendations made by the CEO, which reflected the factors previously discussed. The committee considered the views of its independent compensation consultant, ICCA, that the process the committee followed (and the various factors the committee considered) was appropriate and that the annual incentive compensation level was competitive. The committee also considered company performance, business unit performance where applicable, and individual achievements, framed by market or comparable data. Formulaic approaches or targets were not used to determine the amounts, consistent with the committee’s and Citi’s belief that the lack of flexibility inherent in formulas could inadvertently encourage undesirable behavior (e.g., favoring one financial measure to the exclusion of other important metrics and values, including non-financial values). Before finalizing the decisions, the committee determined that the awards were permitted under the EPP and were consistent with applicable regulatory guidance.

Awards made by the committee for 2011

On the basis of the foregoing decision-making process, the committee approved the following compensation amounts as salary and annual incentive awards in respect of performance in 2011 to the named executive officers:

Name	Base Salary	Cash Bonus	Deferred Stock (CAP)*	Deferred Cash (DCAP)*	Total
Vikram Pandit	$1,671,370	$5,331,452	$3,998,589	$3,998,589	$15,000,000
John Gerspach	$500,000	$2,200,000	$1,650,000	$1,650,000	$6,000,000
John Havens	$500,000	$5,000,000	$3,750,000	$3,750,000	$13,000,000
Brian Leach	$500,000	$3,400,000	$2,550,000	$2,550,000	$9,000,000
Manuel Medina-Mora	$546,966	$4,181,214	$3,135,910	$3,135,910	$11,000,000

* The terms of the deferred stock awards and the deferred cash awards are described below under the headings Capital Accumulation Program (CAP) and Deferred Cash Award Plan (DCAP).

The table above shows how the committee viewed its compensation decisions for 2011 but is not a replacement for the disclosure required by the Summary Compensation Table. More detail on the differences between the committee’s decisions and the disclosure in the Summary Compensation Table is included in the 2011 Equity Awards section of this Compensation Discussion and Analysis below. The awards made by the committee shown in the above table reflect reductions from the 2010 awards made by the committee for executives other than Mr. Pandit, who declined to accept incentive compensation in 2009 and 2010. This decrease is not reflected in the Summary Compensation Table due to SEC reporting requirements but is reflected in a comparison of the awards made by the committee for 2010 and 2011.

The compensation structure for 2011 for the named executive officers is described below.

•

Base salary. Citi believes that most compensation payable to the named executive officers should be at risk to incentivize performance and encourage proper risk management and compliance behavior. At the same time, the payment of cash compensation reflects the need to provide some liquidity to attract and retain executives. Effective January 18, 2011, Mr. Pandit’s annual rate of base salary was increased from $1 to $1,750,000.

•

Annual Incentive Award. Each named executive officer received an annual incentive award under DIRAP for 2011. Mr. Pandit, who received an annual incentive award for the first time since early 2008, received his award under the same structure generally applicable to all executive officers and other highly compensated employees. The structure of the 2011 annual incentive award for each named executive officer is as follows:

	Cash Bonus	Deferred Stock (CAP)	Deferred Cash (DCAP)
Percentage of annual incentive award under DIRAP	40%	30%	30%

The committee decided to apply the same general structure to the executive officers, including the named executive officers, to provide focus on managing Citi as a unified enterprise. In determining the percentages to award as current and deferred compensation, the committee considered applicable regulatory requirements and guidelines for deferral, noting that a 60% deferral rate for senior executives is required in many countries outside the US. The committee furthermore determined that a 60% deferral over four years should be sufficient in amount and length of deferral to avoid incentives for the executives to take imprudent risks. The decision to award half of deferred compensation in stock and the remaining half in deferred cash was based on a view that each type of award encouraged actions that should deliver value to stockholders.

•

Capital Accumulation Program (CAP). Shares of Citi common stock awarded under CAP vest in four equal annual installments beginning on January 20 of the year following the year of grant. This means that unvested shares remain subject to fluctuations in Citi’s stock price as well as applicable clawbacks. The number of shares awarded to each participant is determined by dividing the nominal amount of the award by the average of the closing prices of Citi common stock on the New York Stock Exchange for the five trading days preceding the grant date. CAP provisions applicable upon termination of employment are explained in more detail after the 2011 Grants of Plan Based Awards Table.

•

Deferred Cash Award Plan (DCAP). DCAP awards also vest in four equal annual installments beginning on January 20 of the year following the year of grant and remain subject to applicable clawbacks during the vesting period. An additional performance-based vesting condition applies to these awards. If Citigroup has pre-tax losses in any year of the deferral period, the portion of the deferred cash award that is scheduled to vest in the year following the loss year will be reduced by a fraction, the numerator of which is the amount of the pre-tax loss, and the denominator of which is the highest level of annual pre-tax profit for Citigroup in the three years immediately prior to the loss year. Cancellation of vesting will occur on a formulaic basis. The unvested portion of the award earns notional interest at a rate of 3.55%, compounded annually. The treatment of DCAP awards upon termination of employment is the same as CAP awards.

•	Limits on perquisites.

•	Citi has imposed substantial limits on perquisites for many years.

•	None of the executive officers received tax gross-ups, private club dues reimbursement or financial planning benefits.

•	Citi does not provide for special medical, dental, insurance or disability benefits for executives; like other highly compensated employees, they pay more for these benefits than lower-paid employees.

•	No special pension benefits or supplemental executive retirement plans (SERPs).

•	Citi does not have special pension credits or benefits for executives.

•

Citi’s plans do not provide for current benefit accruals under nonqualified executive retirement programs except to specified grandfathered and expatriate populations. None of the named executive officers was eligible for additional benefit accruals under any of these supplemental plans in 2011, although Mr. Gerspach is eligible for certain grandfathered benefits that were frozen as of December 31, 2001.

•	No golden parachutes or severance agreements.

•

The named executive officers are not eligible for any “golden parachutes” or severance pay upon termination of employment in excess of any benefit that may be available under Citi’s broad-based separation pay plans or local law.

•

The named executive officers do not have employment contracts or change in control contracts. Recent equity awards do not provide for acceleration of vesting upon change in control of Citi or termination of employment.

•

Qualified retirement plans. The purpose of qualified retirement plans is to provide employees with tax-advantaged savings opportunities and income after retirement or other termination from Citi. Eligible pay under these plans is limited to Internal Revenue Code (IRC) annual limits ($245,000 for 2011). Eligible Citi employees, including the eligible named executive officers, will receive a matching contribution for 2011 under the Citigroup 401(k) Plan of up to 6% of eligible pay, subject to IRC annual limits. Additional information regarding the pension benefits of the named executive officers follows the Pension Benefits Table.

•

Health and insurance plans. The named executive officers, other than Mr. Medina-Mora, are eligible to participate in the company-sponsored US benefit programs for active employees on the same terms and conditions as those made available to US salaried employees generally. Mr. Medina-Mora is eligible to participate in the company-sponsored benefit programs for active Mexico employees on the same terms and conditions as those made available to Mexico salaried employees.

Clawbacks applicable to named executive officer compensation. Deferred incentive compensation awarded under DIRAP to any Citi employee, including the named executive officers, is subject to clawbacks (the Citi clawbacks). Deferred incentive compensation that continues to vest after termination of employment will remain subject to the Citi clawbacks after termination of employment. In general, the Citi clawbacks provide for the forfeiture or cancellation of unvested incentive compensation if the committee determines that the employee (a) received an award based on materially inaccurate publicly reported financial statements, (b) knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements, (c) materially violated any risk limits established or revised by senior management and/or risk management, or (d) engaged in gross misconduct.

Additionally, and as part of the Citi clawbacks, since 2002, the board has had in effect a “clawback” policy based upon SARBANES-OXLEY. Citi’s Corporate Governance Guidelines require reimbursement, in all appropriate cases, of any bonus or incentive compensation awarded to an executive officer or effecting the cancellation of nonvested restricted or deferred stock awards previously granted to the executive officer if: (a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

Long-Term Performance Retention Awards

CEO Performance Retention Award. On May 17, 2011 the committee approved a retention award to Mr. Pandit which delivers value over time, to provide for stability in leadership as the franchise’s capacity for sustainable growth continues to be demonstrated. The award was designed with an appropriate balance of short-, medium- and long-term goals with an emphasis on long-term stockholder value creation and risk management. Because each component of the retention award has performance conditions, the ultimate value to Mr. Pandit will depend on the successful deployment and execution of strategies approved by the board.

Mr. Pandit’s award has three components: (a) a deferred stock award that will vest upon the achievement of specified non-financial goals in three key areas related to the sustainability of Citi; (b) a 2011 Key Employee Profit Sharing Plan (KEPSP) award, the value of which is based on Citi’s financial performance above certain thresholds for all senior executives participating in the KEPSP; and (c) stock options with exercise prices at or above the then current market price of Citi common stock, which provide value based on total shareholder return.

•

CEO Deferred Stock Award. Mr. Pandit’s deferred stock award is intended to reward him for enhancing the franchise’s standing based on non-financial metrics, as a balance to the focus on financial performance provided by the other components of his retention award. Mr. Pandit’s deferred stock award will vest in three equal installments at December 31, 2013, December 31, 2014 and December 31, 2015 only if the committee determines that Mr. Pandit has satisfied objectives in three areas that the committee believes are central to Citi’s future success. These areas are: (a) regulatory considerations (such as the results of Citi-wide risk management efforts), (b) an organizational culture focused on responsible finance, conducting business with integrity and serving Citi’s customers (measured through performance metrics such as opinion surveys), and (c) talent development (such as the quality of succession and development plans across a broad group of senior managers). Before each vesting date, the committee will decide whether to vest the applicable tranche in full or cause the tranche to be entirely forfeited, based on Mr. Pandit’s performance in meeting the discretionary criteria in these three key areas. The committee is monitoring Mr. Pandit’s progress in the target areas throughout the vesting period. Vested shares will be subject to a sale restriction until December 31, 2015, meaning that the value of the entire award is at risk for the entire vesting period. The Citi clawbacks are terms of the award. The award consisted of 240,732 shares with fair value of $10 million on the award date, and is expected to be reported in the Summary Compensation Table if and when the award vests.

•

CEO Key Employee Profit Sharing Plan (KEPSP) Award. The committee made Mr. Pandit’s KEPSP award, like other KEPSP awards, in furtherance of the goal of preserving and incenting Citigroup’s key executive team. The value that Mr. Pandit and other executive participants realize with respect to the award will depend on Citi’s performance over a forward-looking multi-year period. As such, KEPSP awards are intended to maintain the executives’ focus on the long-term performance of Citi in a manner that appropriately balances incentives and risk, thereby aligning the executives’ interests with those of Citi’s stockholders and other stakeholders.

The KEPSP award provides Mr. Pandit with the opportunity to receive payments based on a specified percentage of the cumulative pre-tax income of Citicorp for 2011 and 2012, as set forth in the 2011 Grants of Plan-Based Awards Table below. “Cumulative pre-tax income” is generally defined as the income (loss) from continuing operations before taxes of Citigroup Inc. minus the income (loss) from continuing operations before taxes of Citi Holdings for the two-year performance period (2011 and 2012). Mr. Pandit will not be entitled to any payments unless cumulative pre-tax income for the performance period is at least $12 billion. If the conditions to vesting are satisfied, the initial two-thirds of Mr. Pandit’s award (the “initial payment”) will be payable on May 17, 2013 and the remaining one-third (the “holdback payment”) will be payable on May 17, 2014. The holdback payment will be reduced pro rata to the extent of any Citicorp pre-tax losses for 2013. Holdback payments will be credited with notional interest equal to the 90-day, U.S. dollar-based London Interbank Offered Rate (“90-day LIBOR”).

Each payment under the KEPSP to Mr. Pandit is subject to additional specified conditions. Before any payment may be made to anyone under the KEPSP, the committee, in consultation with Citi’s Chief Risk Officer, must determine that there has not been a material adverse change in the risk profile of Citigroup or Citibank, N.A. during the applicable performance period. Mr. Pandit must remain employed with Citi through the applicable payment date, although the award is subject to accelerated vesting and payment upon his death or disability. The KEPSP award is also subject to the Citi clawbacks.

•

CEO Option Grant. The committee awarded stock options with exercise prices at or above the market price of Citi common stock on the grant date, as set forth in the 2011 Grants of Plan-Based Awards Table below. The price of Citi common stock on the grant date was $41.54 and the committee awarded options with exercise prices of $41.54, $52.50 and $60.00. The options are intended to provide value based on total shareholder return, complementing the different performance measures used in the other elements of the retention awards. These options vest in three equal installments on the first three anniversaries of the grant date, and vested options remain exercisable for their entire 10 year term. Mr. Pandit forfeits unvested options if he terminates employment with Citi for any reason before the applicable vesting date, except in the event of his death or disability. The options have risk-adjustment features such as a one year holding period for incremental shares if the options are exercised before the fifth anniversary of the grant date, and unvested and vested but unexercised option shares may be canceled or forfeited pursuant to the Citi clawbacks.

Executive Long-Term Performance Retention Awards. On February 14, 2011 the committee made similar KEPSP awards and stock option grants to provide stability to the senior management team.

•

2011 Key Employee Profit Sharing Plan (KEPSP). The committee approved awards under the 2011 KEPSP for Mr. Gerspach, Mr. Havens, Mr. Medina-Mora and other executives, in furtherance of the corporate purposes described in connection with Mr. Pandit’s KEPSP award. The awards to Mr. Gerspach, Mr. Havens and Mr. Medina-Mora have terms that are generally the same as the terms of the KEPSP award to Mr. Pandit; however, the initial payment under the KEPSP awards to these executives will be payable on January 20, 2013 and the holdback payment will be payable on January 20, 2014. In addition, the awards made to Mr. Gerspach, Mr. Havens and Mr. Medina-Mora generally forfeit upon termination of employment, but are subject to accelerated vesting and payment on the executive’s death, disability or the sale of the executive’s business. Mr. Leach did not receive a KEPSP award as his perspective on Citi’s risk profiles will be used to determine whether payouts may be made under the plan; however in 2010 he received a deferred cash retention award under the Key Risk Employee Plan that is not contingent on his determinations but is in furtherance of the purposes of the KEPSP.

•

2011 Executive Option Grant (EOG). The committee granted stock options to Mr. Gerspach, Mr. Havens, Mr. Leach, Mr. Medina-Mora and other senior executives with exercise prices equal to the closing price of Citi stock on the grant date ($49.10). EOG options were intended to align employee and stockholder interests and promote employee retention by rewarding employees based on the future performance of Citigroup stock. The options have a six year term and vest in three equal installments on the first three anniversaries of the grant date. Vested options are exercisable for the entire six year term. If an option is exercised before February 14, 2016, the incremental shares received on exercise may not be sold or transferred for one year from the date of exercise. All or a portion of the options vest in the event of death, disability, involuntary termination of employment other than for gross misconduct, termination of employment after attaining the Rule of 75 (where a participant’s age plus years of service equal at least 75) and in connection with the sale of an executive’s business. In addition, unvested and vested but unexercised option shares may be canceled or forfeited pursuant to the Citi clawbacks.

2011 Stock Awards

SEC regulations generally require that the grant date fair value of equity awards be disclosed in the Summary Compensation Table for the year in which the equity awards were granted, not the year to which the services relate. As a result, the equity awards shown in the 2011 Summary Compensation Table may not relate to performance in 2011. The table set forth below summarizes the difference between (a) the stock award values granted by the committee in January 2012 as an element of the annual incentive awards for 2011 and (b) the aggregate stock award values appearing in the 2011 Summary Compensation Table. The first column (after the executives’ names) below shows values for the stock awards that were made by the committee in January 2012 as part of the 2011 annual incentive awards based on the fair value on the date of grant. The second column shows the values for stock awards made for 2010 required to be shown in the 2011 Summary Compensation Table in accordance with SEC rules. The last column shows the difference between the first column (the values for 2011) and the second column (the values required by SEC rules to be included in the 2011 Summary Compensation Table).

Name	Stock Awarded for 2011	Value of Stock Awards Shown in 2011 Summary Compensation Table	Difference Between Stock Awarded for 2011 and Summary Compensation Table Values
Vikram Pandit	$3,998,589	$0	$3,998,589
John Gerspach	$1,650,000	$2,333,333	$(683,333)
John Havens	$3,750,000	$4,750,000	$(1,000,000)
Brian Leach	$2,550,000	$5,400,000	$(2,850,000)
Manuel Medina-Mora	$3,135,910	$3,998,939	$(863,029)

Important compensation policies affecting named executive officers for 2011

•

Stock ownership commitment. Citi was an early proponent of executive stock ownership requirements, having had some form of a stock ownership commitment for well over a decade. As part of Citi’s stock ownership commitment, executive officers are generally required to retain at least 75% of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) as long as they are members of senior management. This policy is intended to align further the interests of senior management with the interests of stockholders.

•

Personal trading and anti-hedging policies. Citi has adopted a personal trading policy that limits trading by management and other employees in Citi stock and restricts covered employees from engaging in hedging, derivative or other transactions that have an economically similar effect that would undermine the incentives created by deferred stock compensation structures and stock ownership commitments. The named executive officers are among those covered by these policies.

•

Dividend equivalents. As authorized by its stockholder-approved stock incentive plans, Citi pays dividend equivalents on most nonvested restricted or deferred stock awards under CAP and certain other stock awards on the same basis to all employees receiving such awards. Outstanding option awards are not eligible for dividend equivalents. Certain performance vesting senior executive stock awards, such as the May 2011 CEO Deferred Stock Award and the performance vesting stock awards made in respect of 2010 and 2008 performance, do not pay dividend equivalents on nonvested stock. Where dividend equivalents are paid on equity awards, the dividend rate is the same for the named executive officers as for other stockholders. This practice is consistent with and furthers the goal of aligning the interests of employees with those of stockholders. In May 2011, Citi reinstated a dividend of $0.01 per share of common stock.

Name	Amount Paid as Dividend Equivalents in 2011 on Restricted and/or Deferred Stock Awards
Vikram Pandit	$750
John Gerspach	$1,547
John Havens	$2,146
Brian Leach	$1,991
Manuel Medina-Mora	$2,145

•

Timing of awards. The incentive awards to the named executive officers for performance in 2011 were made on January 17, 2012, in accordance with Citi’s customary practice of making incentive awards in January for performance in the prior year. The average of the closing prices of Citi common stock on the five trading days immediately prior to the grant date was used to determine the number of shares awarded to the named executive officers and all other eligible employees under CAP in accordance with longstanding Citi practice regarding CAP.

•

Grants of reload options. None of the named executive officers received reload options in 2011, which would have been issued only with respect to rights granted as part of earlier option grants and under Citi’s stockholder-approved equity compensation plans. Since 2003, Citi has not granted reload options to anyone except to the extent required by the terms of previously granted options.

•

Pricing of stock options. To facilitate compliance with SEC disclosure rules, Citi’s current equity plan generally provides that for executive officers, the exercise price of options is no less than the closing price of a share of Citi common stock on the NYSE on the date on which the option was granted. For other employees, the exercise price is no less than the closing price of a share of Citi common stock on the NYSE on the trading date immediately preceding the date on which the option was granted, so that on the date of grant, the committee has information available that describes the cost of the actual grant to Citi. Citi believes that both pricing approaches are appropriate measures of fair market value for options with exercise prices that are intended to be at market on the date of grant.

•

Use of compensation consultants. The committee charter provides that its compensation determinations regarding the CEO and other members of senior management should reflect the advice of an independent compensation consultant. The committee retained ICCA starting in 2006 as part of its effort to ensure the independence of the advice it receives. ICCA advises the committee on its compensation decisions regarding executive compensation and other compensation matters as requested by the committee. ICCA performs no work for Citi other than its assignments from the committee, and was paid total fees of $53,000 in 2011. ICCA meets separately with the committee and its chair outside the presence of management. For the 2011 compensation year, the committee did not engage any other compensation consultant.

•

Tax deductibility of the named executive officers’ incentive and retention compensation. In 2011, stockholders approved the EPP, a new plan intended to preserve the deductibility of incentive compensation paid to executive officers for 2011 and future years. Each named executive officer’s annual incentive award for 2011 is awarded under the EPP to secure the deductibility thereof. The committee certified the maximum amount payable to each named executive officer under the EPP for 2011 and exercised its discretion to award lesser amounts under the plan. While Citi typically seeks to preserve deductibility of incentive compensation paid to the named executive officers to the extent permitted by law, Citi retains the flexibility to provide nondeductible compensation arrangements necessary to recruit, incentivize and retain its executives.

•

Policy on tax “gross-ups.” Citi does not allow tax gross-ups, either directly or indirectly, for any of the named executive officers or other executive officers, except through bona fide tax equalization programs for expatriates as provided under Citi’s Expatriate Program. None of the current named executive officers are expatriates.

•

Change in control agreements. Citi’s stockholder-approved 2009 Stock Incentive Plan provides that no awards made under that plan may vest or be paid solely as a result of a change in control of Citi, although the named executive officers are entitled to some payments in the event of a change in control of Citi under the terms of prior equity awards. In 2002, Citi’s board adopted a resolution specifically prohibiting cash payments to a departing executive officer in the event of a change in control that would equal or exceed three times the executive officer’s annual income. Citi does not provide for change in control protection as part of individual employment arrangements.

•

Policy on severance pay and “golden parachutes.” The named executive officers do not participate in any executive severance programs and do not have pre-negotiated severance agreements, although they may be eligible to participate in broad-based separation pay programs. Citi changed CAP effective in January 2011 to eliminate circumstances in which the vesting and/or delivery of awards could accelerate in the event of involuntary termination of employment. This change was made to keep terminated employees at risk for changes in Citi’s stock price to the same extent as current employees and to facilitate clawbacks.

•

Policy on employment agreements. Citi will enter into a new employment agreement with an executive officer or a candidate only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the committee; (b) should be as short as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (c) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority. Employment agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to employees or retirees, except with the express prior approval of the board. None of the named executive officers has an employment agreement with Citi.

Compensation Information

For a complete understanding of actions taken by the committee with respect to compensation awards for 2011, please see the “Awards made by the committee for 2011” section of the Compensation Discussion and Analysis.

2011 Summary Compensation Table

The following table shows Citi’s compensation for any person serving as Chief Executive Officer or Chief Financial Officer during 2011 and Citi’s three other most highly compensated executive officers, with their titles in effect on December 31, 2011. The form and content of the table are prescribed by SEC regulations.

Name and Principal Position	Year(1)	Salary ($)			Bonus ($)(2)		Stock Awards ($)(3) (19)			Option Awards ($)(4) (19)			Non- Equity Incentive Plan Compen- sation ($)		Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)		All Other Compen- sation ($)(6)		Total ($)
Vikram Pandit	2011		$1,671,370	(7)		$5,331,452		$0			$7,839,581	(8)		$0		$0		$14,700		$14,857,103
CEO	2010		$1			$0		$0			$0			$0		$0		$0		$1
	2009		$125,001	(7)		$0		$0			$0			$0		$0		$3,750		$128,751
John Gerspach- CFO	2011 2010	$ $	500,000 500,000		$ $	2,200,000 0	$ $	2,333,333 4,166,667	(9) (11)	$ $	2,039,836 0	(10)	$ $	0 0	$ $	73,047 51,995	$ $	14,700 9,800	$ $	7,160,916 4,728,462
	2009		$416,667			$0		$4,583,333	(12)		$0			$0		$49,117		$14,700		$5,063,817
John Havens	2011		$500,000			$5,000,000		$4,750,000	(9)		$2,719,781	(10)		$0		$0		$14,700		$12,984,481
President and COO,	2010		$500,000			$0		$9,000,000	(11)		$0			$0		$0		$9,800		$9,509,800
Citigroup CEO,	2009		$500,000			$0		$10,327,374	(13)		$434,380	(14)		$0		$0		$14,700		$11,276,454
Institutional Clients
Group
Brian Leach Chief Risk Officer	2011		$500,000			$3,400,000		$5,400,000	(15)		$2,039,836	(10)		$0		$0		$14,700		$11,354,536
Manuel Medina-Mora (16)	2011		$546,966	(17)		$4,181,214		$3,998,939	(9)		$2,719,781	(10)		$0		$0		$0		$11,446,900
CEO, Consumer	2010		$546,966	(17)		$0		$7,450,911	(11)		$0			$0		$2,119,018		$0		$10,116,895
Banking for the	2009		$546,966	(17)		$0		$9,328,010	(18)		$361,984	(14)		$0		$163,047		$0		$10,400,007
Americas and Chairman of the Global Consumer Council Chairman and
CEO, Latin America & Mexico

(1)	Compensation for Mr. Leach is provided only for 2011, because he was not a named executive officer in 2009 or 2010.
(2)	Amounts in this column show cash bonuses for performance in 2011.
(3)	The values in this column represent the aggregate grant date fair values of the awards computed in accordance with FASB ASC Topic 718.
(4)

The values in this column represent the aggregate grant date fair values of the awards computed in accordance with FASB ASC Topic 718, as described in more detail in the applicable footnotes below. The assumptions made when calculating the amounts in this column for 2011 and 2009 awards are found in footnote 8 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2011.

(footnotes continued on following page)

(footnotes continued from previous page)

(5)

These amounts represent the increases in the present value of pension benefits for Mr. Gerspach and Mr. Medina-Mora, as more fully described in the Pension Benefits Table. The value of Mr. Gerspach’s benefit under The Citigroup Pension Plan increased $43,166 and the value of his benefit under the Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates increased $29,881. The value of Mr. Medina-Mora’s benefit under the Banamex Pension Plan decreased by $901,674 and the value of his statutory seniority premium decreased by $367, primarily due to changes in exchange rates. Although the value of Mr. Medina-Mora’s pension benefits have declined, $0 change is reported in this column in accordance with SEC rules. The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0. Mr. Pandit, Mr. Havens and Mr. Leach are not eligible for pension benefits as they were hired after The Citigroup Pension Plan was closed to new members.

(6)	Set forth below is a breakdown of All Other Compensation (including personal benefits):

Name	Security Services/ Systems ($)	Aircraft ($)	Ground Transportation ($)	Financial and Tax Planning ($)
Vikram Pandit	$0	$0	$0	$0
John Gerspach	$0	$0	$0	$0
John Havens	$0	$0	$0	$0
Brian Leach	$0	$0	$0	$0
Manuel Medina-Mora	$0	$0	$0	$0

Name	Medical and Dental Benefits ($)	401(k) Plan Matching Contributions ($)	Tax Reimbursements ($)	Total ($)
Vikram Pandit	$0	$14,700	$0	$14,700
John Gerspach	$0	$14,700	$0	$14,700
John Havens	$0	$14,700	$0	$14,700
Brian Leach	$0	$14,700	$0	$14,700
Manuel Medina-Mora	$0	$0	$0	$0

Mr. Pandit, Mr. Gerspach, Mr. Havens and Mr. Leach received 401(k) plan matching contributions pursuant to the formula applicable to all eligible US employees. In accordance with applicable law, Mr. Pandit has entered into an Aircraft Time Sharing Agreement with Citiflight, Inc. (a subsidiary of Citigroup Inc.) that allows him to reimburse Citi for the cost of his personal use of corporate aircraft based on the aggregate incremental cost of the flight to Citi. Aggregate incremental cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service.

(7)

Mr. Pandit agreed to accept $1 per year in salary effective in February 2009. Amounts in excess of $1 for 2009 reflect compensation paid in 2009 prior to his announcement. Effective January 18, 2011, Mr. Pandit’s annual rate of base salary was increased to $1,750,000.

(8)

Mr. Pandit’s options are an element of his retention award granted in May 2011, as described in the Compensation Discussion and Analysis. The options have a 10-year term and vest ratably over three years. The exercise prices are at or above the market price of Citi common stock on the grant date, and the exercise prices are as follows: $41.54 (300,000 options), $52.50 (100,000 options) and $60.00 (100,000 options). The options will only have value to the extent that the Citi stock price exceeds each exercise price after the vesting of such options, and they were “out of the money” on December 31, 2011.

(footnotes continued on following page)

(9)

These awards were made under the Long Term Restricted Stock (LTRS) program for performance in 2010. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table for a more detailed discussion of award terms.

(10)

These options are part of the February 2011 Executive Option Grant, as described in the Compensation Discussion and Analysis. They have a six-year term and vest ratably over three years. The exercise price is $49.10, which was the fair market value of Citi common stock on the grant date. The options will only have value to the extent that the Citi stock price exceeds the exercise price after the vesting of such options, and they currently are “out of the money.”

(11)

The values shown include salary stock amounts paid consistent with applicable legal requirements. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table for a more detailed discussion of award terms.

(12)

This amount was awarded to Mr. Gerspach for performance in 2009 and includes a salary stock payment with a grant date fair value of $2,916,666 and an award under the 2009 LTRS program of $1,666,667. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table for a more detailed discussion of award terms.

(13)

This amount includes $1,327,374 attributable to a performance-vesting equity award made to Mr. Havens in January 2009 in connection with 2008 performance, a salary stock payment of $475,000 and LTRS awards and Stock Incentive Awards (SIAs) in an aggregate amount of $8,525,000 in respect of 2009 performance. If Citi’s stock price achieves the targets of $106.10 and $178.50, respectively, set forth in the performance-vesting awards before January 14, 2013, the awards will have an aggregate value of $8,223,673 on the target price attainment dates. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table.

(14)

These options were awarded to Mr. Havens and Mr. Medina-Mora in January 2009 in connection with 2008 performance and have exercise prices of $106.10 or $178.50. The options will only have value to the extent that the Citi stock price exceeds each exercise price after the vesting of such options, and they currently are significantly “out of the money.” See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table.

(15)

This award to Mr. Leach under CAP was granted for performance in 2010. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table.

(16)	Mr. Medina-Mora is currently CEO, Global Consumer Banking and Chairman, Mexico and Latin America.
(17)	Mr. Medina-Mora’s base US dollar salary is converted to pesos on a monthly basis using the exchange rate in effect at the time of payment.
(18)

This amount includes $849,807 attributable to a performance-vesting equity award made to Mr. Medina-Mora in January 2009 in connection with 2008 performance, a salary stock payment of $450,000 and LTRS awards and SIAS in an aggregate amount of $8,028,203 in respect of 2009 performance. If Citi’s stock price achieves the targets of $106.10 and $178.50, respectively, set forth in the awards before January 14, 2013, the performance-vesting awards will have an aggregate value of $5,264,933 on the target price attainment dates. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table.

(19)	The following table compares the equity award values shown in the Summary Compensation Table to the market value of the same awards at December 30, 2011.

Equity Value Table

Name	Year	Value of Stock Awards Shown in Summary Compensation Table	Value of Option Awards Shown in Summary Compensation Table	Combined Equity Award Value at December 30, 2011	Difference between Combined Equity Value and Stock and Option Award Values in Summary Compensation Table
Vikram Pandit	2011	$0	$7,839,581	$0	$(7,839,581)
	2010	$0	$0	$0	$0
	2009	$0	$0	$0	$0
John Gerspach	2011	$2,333,333	$2,039,836	$1,278,958	$(3,094,211)
	2010	$4,166,667	$0	$2,736,678	$(1,429,989)
	2009	$4,583,333	$0	$3,187,875	$(1,395,458)
John Havens	2011	$4,750,000	$2,719,781	$2,603,594	$(4,866,187)
	2010	$9,000,000	$0	$5,911,225	$(3,088,775)
	2009	$10,327,374	$434,380	$7,432,805	$(3,328,949)
Brian Leach	2011	$5,400,000	$2,039,836	$2,830,159	$(4,609,677)
Manuel Medina-Mora	2011	$3,998,939	$2,719,781	$2,191,918	$(4,526,802)
	2010	$7,450,911	$0	$4,893,779	$(2,557,132)
	2009	$9,328,010	$361,984	$6,911,154	$(2,778,840)

The combined equity award value at December 30, 2011 reflects the sum of (a) the number of shares granted in each year shown times the Citigroup closing stock price at December 30, 2011 of $26.31, and (b) the intrinsic value of the option awards granted in each year shown based on the Citigroup closing stock price at December 30, 2011 of $26.31. Some of the named executive officers were granted performance vesting stock awards in January 2009. For those awards, the shares used for this purpose are the granted shares multiplied by a fraction, the numerator of which is the Citigroup closing stock price at December 30, 2011 of $26.31, and the denominator which is (a) $106.10 for 50% of the shares, and (b) $178.50 for the other 50% of the shares, with the resulting shares multiplied by the Citigroup closing stock price at December 30, 2011 of $26.31. The intrinsic value of each option award in the above table is $0, as all of them were “out of the money” as of December 30, 2011.

2011 Grants of Plan-Based Awards

The table below provides information regarding awards made by the committee in 2011, including each equity award’s grant date fair value.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Under- lying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Vikram Pandit	5/17/2011	—	—	—	—	—	—	—	300,000	$41.54	$5,023,548
	5/17/2011	—	—	—	—	—	—	—	100,000	$52.50	$1,467,511
	5/17/2011	—	—	—	—	—	—	—	100,000	$60.00	$1,348,522
	5/17/2011	$6,651,600	$10,148,679	—	—	—	—	—	—	—	$—
John Gerspach	1/18/2011	—	—	—	—	—	—	48,611	—	—	$2,333,333
	2/14/2011	—	—	—	—	—	—	—	150,000	$49.10	$2,039,836
	2/14/2011	$1,730,064	$2,639,645	—	—	—	—	—	—	—	$—
John Havens	1/18/2011	—	—	—	—	—	—	98,958	—	—	$4,750,000
	2/14/2011	—	—	—	—	—	—	—	200,000	$49.10	$2,719,781
	2/14/2011	$5,190,192	$7,918,935	—	—	—	—	—	—	—	$—
Brian Leach	1/18/2011	—	—	—	—	—	—	107,569	—	—	$5,400,000
	2/14/2011	—	—	—	—	—	—	—	150,000	$49.10	$2,039,836
Manuel Medina-Mora	1/18/2011	—	—	—	—	—	—	83,311	—	—	$3,998,939
	2/14/2011	—	—	—	—	—	—	—	200,000	$49.10	$2,719,781
	2/14/2011	$2,661,636	$4,060,991	—	—	—	—	—	—	—	$—

(1)

These awards were made under the Key Employee Profit Sharing Plan (KEPSP). KEPSP terms do not provide for a target award amount, and in cases of non-equity incentive plans without target award amounts, SEC rules require that an estimate be provided in this column based on the prior year’s financial results. Accordingly, the amount shown as a target is the amount that would have been earned if awards were based on performance through December 31, 2011. Actual awards under the program will be based on cumulative pre-tax income (as defined in the KEPSP) for the two-year period January 1, 2011 through December 31, 2012. KEPSP will not provide payouts unless minimum financial targets are exceeded, and the amount shown as a threshold is the award amount payable to the named executive officers if the minimum target is achieved. KEPSP does not provide for a maximum award amount.

(2)	These awards were made under the 2009 Stock Incentive Plan.

General discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table

Set forth below is a discussion of the awards disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table, to the extent not described in the Compensation Discussion and Analysis.

2010 Long-Term Restricted Stock.    Annual incentive awards for 2010 were made to Mr. Gerspach, Mr. Havens and Mr. Medina-Mora in January 2011 in the form of “long-term restricted stock” (LTRS), as required by the Emergency Economic Stabilization Act of 2008, as amended (EESA). The LTRS awards will not vest unless the executive remains employed until January 20, 2014 and are subject to an additional performance-based vesting condition applicable to 2010 LTRS awards to executive officers. If Citi has pre-tax net losses during any of the years of the deferral period, the committee may exercise its discretion to eliminate or reduce the number of shares that vest for that year. The LTRS awards are subject to Citi’s clawbacks, as described under “Clawbacks applicable to named executive officer compensation.” LTRS awards do not vest in the event of retirement, involuntary termination of employment or change in control, but vesting would occur upon death or disability. As it is no longer a TARP company, Citi does not intend to award LTRS in the future, as Citi believes that it may be appropriate to award deferred stock that vests on a ratable basis and over a period longer than three years to provide for competitive compensation opportunities and better alignment with risk mitigation principles.

2010 Capital Accumulation Program; Rule of 60 and Rule of 75.    The deferred portion of the annual incentive award for 2010 was awarded to Mr. Leach in January 2011 under the CAP program. Shares of Citi common stock awarded under CAP vest in four equal annual installments beginning on January 20 of the year following the year of grant. In general, shares vest on schedule and therefore unvested shares remain subject to fluctuations in Citi’s stock price as well as applicable clawbacks. These awards have special provisions applicable to employees who meet the Rule of 60 or the Rule of 75 at the time of termination of employment. Under the current CAP terms, a participant meets the Rule of 60 if his or her age plus years of service equal at least 60 and he or she either (a) is at least age 50 with at least five years of service, or (b) is under age 50 with at least 20 years of service. A participant meets the Rule of 75 if his or her age plus years of service equal at least 75. If a participant meets the Rule of 60 or the Rule of 75 and voluntarily terminates his or her employment, the participant’s CAP shares will be distributed to the participant on the regularly scheduled vesting dates, provided that during the vesting period, he or she does not work for a “significant competitor” as defined under CAP terms. In contrast, if a participant does not meet either of these rules, upon voluntary resignation, CAP shares are forfeited. CAP awards provide for accelerated vesting in the event of a participant’s death and vesting on schedule in all other cases. Mr. Gerspach and Mr. Medina-Mora have attained the Rule of 75; Mr. Pandit and Mr. Havens have attained the Rule of 60; Mr. Leach has not attained either the Rule of 60 or the Rule of 75.

In addition to the foregoing terms, the CAP award to Mr. Leach and other executive officers for 2010 was subject to a performance-based vesting condition. If Citi has had pre-tax net losses during any of the years of the deferral period, the committee may exercise its discretion to eliminate or reduce the number of shares that vest for that year. This CAP award is subject to Citi’s clawbacks, as described under “Clawbacks applicable to named executive officer compensation.”

2010 and 2009 Salary Stock.    The committee paid salary stock to Mr. Gerspach, Mr. Havens and Mr. Medina-Mora in 2009 and 2010 as a component of compliance with EESA. Salary stock payments were made in accordance with the rulings of the Special Master for TARP Executive Compensation (the Special Master), pursuant to which compensation in the form of stock was immediately vested but was subject to sale restrictions for periods of up to 36 months. There were no provisions for early release of these transfer restrictions in the event of retirement, involuntary termination of employment or change in control. Citi does not anticipate awarding salary stock in the future.

2009 Long-Term Restricted Stock.    Annual incentive awards for 2009 were made to Mr. Gerspach, Mr. Havens and Mr. Medina-Mora in December 2009 in the form of LTRS, as required by EESA. These LTRS awards will not vest unless the executive remains employed until January 20, 2013 and are subject to Citi’s clawbacks. Like the 2010 LTRS awards, these LTRS awards do not vest in the event of retirement, involuntary termination of employment or change in control, but accelerated vesting would occur upon death or disability. Unlike the 2010 LTRS awards, these awards do not have a performance-based vesting condition.

2009 Stock Incentive Awards (SIAs).    Mr. Havens and Mr. Medina-Mora received SIAs in December 2009 for performance in 2009. SIAs are discretionary awards consisting of awards of fully vested shares of Citigroup common stock awarded in lieu of cash incentive compensation with terms that are designed to comply with the Special Master rulings. Half of the SIAs awarded to Mr. Havens and Mr. Medina-Mora was immediately vested and transferable; the other half is sale-restricted and becomes transferable on the third anniversary of the date of grant. There are no provisions for early release of sale restrictions in the event of retirement, involuntary termination of employment or change in control, and these awards are also subject to Citi’s clawbacks.

2008 Performance-Vesting Stock.    Mr. Havens and Mr. Medina-Mora received awards of performance-vesting stock in January 2009 for performance in 2008, constituting 30% of their total annual incentive awards for performance in 2008. These awards vest if the price of a share of Citi common stock meets specified price targets prior to January 14, 2013 (the delivery date). Half of each executive’s award has a price target of $178.50 and half has a price target of $106.10, with the price target deemed met only if the NYSE closing price of Citi stock equals or exceeds the applicable price target for at least 20 NYSE trading days within any period of 30 consecutive NYSE trading days ending on or before the delivery date. These price targets were chosen based on the conversion prices of the warrants to purchase common stock issued by Citi to the US Treasury Department on October 28, 2008 and on December 31, 2008. Any shares that have not vested by the delivery date will vest according to a fraction, the numerator of which is the share price on the delivery date and the denominator of which is the price target of the nonvested shares. No dividend equivalents are paid on these awards prior to vesting. If a named executive officer who received an award resigns or is involuntarily terminated before the delivery date, all nonvested shares are forfeited; however, some or all of the shares will vest and become immediately deliverable if the executive terminates employment prior to the delivery date due to death or disability, and shares will remain eligible to vest upon retirement for any executive who was not a named executive officer on the grant date after meeting an age and service rule, provided that the executive does not compete with the company’s business operations.

2008 Options.    Mr. Havens and Mr. Medina-Mora received option grants in January 2009 for performance in 2008, constituting 10% of their total annual incentive awards for performance in 2008. Half of each executive’s options have an exercise price of $178.50 and half have an exercise price of $106.10, and were granted on January 14, 2009, when the closing price of Citi common stock was $45.30. The options have a 10-year term and vest ratably over a four-year period. If the named executive officer resigns, retires or is involuntarily terminated before the delivery date, all nonvested options are forfeited; however, the options vest if the executive terminates employment prior to the vesting date due to death or disability.

Outstanding Equity Awards at 2011 Fiscal Year-End

The market values in this table were computed using the closing price of a share of Citi common stock on December 30, 2011, which was $26.31. The number of securities and values in this table and throughout this proxy statement have been adjusted for the reverse stock split effective May 6, 2011.

Name	Grant Date	Option Awards									Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)			Number of Securities Underlying Unexercised Options (#) Unexercisable(2)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Initial		Reloads	Initial		Reloads
Vikram Pandit	1/22/2008	75,000	(3)	—	25,000		—	—	$244.0000	1/22/2018	—		—	—		—
	1/22/2008	75,000	(3)	—	25,000		—	—	$305.0000	1/22/2018	—		—	—		—
	1/22/2008	75,000	(3)	—	25,000		—	—	$366.0000	1/22/2018	—		—	—		—
	5/17/2011	—		—	300,000	(4)	—	—	$41.5400	5/17/2021	—		—	—		—
	5/17/2011	—		—	100,000	(4)	—	—	$52.5000	5/17/2021	—		—	—		—
	5/17/2011	—		—	100,000	(4)	—	—	$60.0000	5/17/2021	—		—	—		—

John Gerspach	2/13/2002	386	(5)	—	—		—	—	$421.0972	2/13/2012	—		—	—		—
	1/23/2004	—		343	—		—	—	$506.9000	2/13/2012	—		—	—		—
	10/6/2006	—		1,044	—		—	—	$509.9000	2/13/2012	—		—	—		—
	1/22/2008	—		—	—		—	—	—	—	379	(6)	$9,971	—		—
	12/30/2009	—		—	—		—	—	—	—	50,200	(7)	$1,320,762	—		—
	1/18/2011	—		—	—		—	—	—	—	48,611	(8)	$1,278,955	—		—
	2/14/2011	—		—	150,000	(9)	—	—	$49.1000	2/14/2017	—		—	—		—

John Havens	1/14/2009	—		—	—		—	—	—	—	—		—	57,791	(10)	$1,520,481
	1/14/2009	15,254	(11)	—	15,254		—	—	$106.1000	1/14/2019	—		—	—		—
	1/14/2009	15,254	(11)	—	15,254		—	—	$178.5000	1/14/2019	—		—	—		—
	12/30/2009	—		—	—		—	—	—	—	71,536	(7)	$1,882,112	—		—
	1/18/2011	—		—	—		—	—	—	—	98,958	(8)	$2,603,585	—		—
	2/14/2011	—		—	200,000	(9)	—	—	$49.1000	2/14/2017	—		—	—		—

(table continued on next page)

(table continued from previous page)

Name	Grant Date	Option Awards									Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)			Number of Securities Underlying Unexercised Options (#) Unexercisable(2)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Initial		Reloads	Initial		Reloads
Brian Leach	1/14/2009	—		—	—		—	—	—	—	—		—	38,527	(10)	$1,013,645
	1/14/2009	10,169	(11)	—	10,169		—	—	$106.1000	1/14/2019	—		—	—		—
	1/14/2009	10,169	(11)	—	10,169		—	—	$178.5000	1/14/2019	—		—	—		—
	1/19/2010	—		—	—		—	—	—	—	66,366	(12)	$1,746,089	—		—
	1/18/2011	—		—	—		—	—	—	—	107,569	(13)	$2,830,140	—		—
	2/14/2011	—		—	150,000	(9)	—	—	$49.1000	2/14/2017	—		—	—		—

Manuel Medina-Mora	2/13/2002	10,722	(5)	—	—		—	—	$421.0972	2/13/2012	—		—	—		—
	2/13/2002	1,625	(14)	—	—		—	—	$418.9707	2/13/2012	—		—	—		—
	1/17/2006	12,690	(15)	—	—		—	—	$489.2000	1/17/2012	—		—	—		—
	1/22/2008	—		—	—		—	—	—	—	1,898	(6)	$49,936	—		—
	1/22/2008	22,089	(16)	—	7,363		—	—	$244.5000	1/22/2014	—		—	—		—
	1/14/2009	—		—	—		—	—	—	—	—		—	36,998	(10)	$973,417
	1/14/2009	12,711	(11)	—	12,711		—	—	$106.1000	1/14/2019	—		—	—		—
	1/14/2009	12,711	(11)	—	12,711		—	—	$178.5000	1/14/2019	—		—	—		—
	12/30/2009	—		—	—		—	—	—	—	67,771	(7)	$1,783,055	—		—
	1/18/2011	—		—	—		—	—	—	—	83,311	(8)	$2,191,912	—		—
	2/14/2011	—		—	200,000	(9)	—	—	$49.1000	2/14/2017	—		—	—		—

(1)	The options shown in this column are vested as of December 31, 2011.
(2)	The options shown in this column are nonvested as of December 31, 2011.
(3)	This option granted on January 22, 2008 vests in four equal annual installments beginning on January 22, 2009.
(4)	This option granted on May 17, 2011 vests in three equal annual installments beginning on May 17, 2012.
(5)	This option granted on February 13, 2002 vested in five equal annual installments beginning on July 13, 2003.
(6)	This stock award granted on January 22, 2008 vests in four equal annual installments beginning on January 20, 2009.
(7)	This stock award granted on December 30, 2009 vests on January 20, 2013.

(footnotes continued on following page)

(footnotes continued from previous page)

(8)	This stock award granted on January 18, 2011 vests on January 20, 2014, subject to a performance-based vesting condition. See 2010 Long-Term Restricted Stock above.
(9)	This option granted on February 14, 2011 vests in three equal annual installments beginning on February 14, 2012.
(10)	This stock award granted on January 14, 2009 vests in full only if Citi stock attains specified price targets measured over a specified period of time. See 2008 Performance-Vesting Stock above.
(11)	This option granted on January 14, 2009 vests in four equal annual installments beginning on January 14, 2010.
(12)	This stock award granted on January 19, 2010 vests in three equal annual installments beginning on January 20, 2011.
(13)

This stock award granted on January 18, 2011 vests in four equal annual installments beginning on January 20, 2012, subject to a performance-based vesting condition. See 2010 Capital Accumulation Program above.

(14)	This option granted on February 13, 2002 vested in five equal annual installments beginning on February 13, 2003.
(15)	This option granted on January 17, 2006 vested in four equal annual installments beginning January 20, 2007.
(16)	This option granted on January 22, 2008 vests in four equal annual installments beginning January 20, 2009.

Shares that are subject to a Rule of 60 or Rule of 75 provision and that are held by named executive officers who attained the Rule of 60 or the Rule of 75 before December 31, 2011 are not shown as outstanding in the Outstanding Equity Awards at Fiscal Year-End Table, but are included in the Nonqualified Deferred Compensation Table below. For a full discussion of the Rule of 60 and the Rule of 75, see the discussion of the “2010 Capital Accumulation Program” above.

The Outstanding Equity Awards at Fiscal Year-End Table describes options as either “initial” or “reload.” Initial option grants made in 2003 or later do not have a reload feature; however, options granted prior to 2003 retain that feature, as do any options granted upon exercise of an option using the reload feature. The grant of a reload option is not a discretionary award for the year in which the reload right is exercised; rather, the grants are made pursuant to the terms of previously granted options. Under the reload program, if shares of Citi common stock that have been owned for at least six months are used to pay the exercise price of an option and the income taxes due on exercise of the option, the option holder will receive a new reload option to make up for the shares the option holder used to pay the purchase price and tax withholding obligations. The reload option has an exercise price equal to the market price of Citi’s common stock on the date the original option is exercised, does not vest (i.e., become exercisable) until six months later and expires on the expiration date of the initial grant. A reload option will not be granted upon the exercise of an option with a reload feature unless the market price of Citi common stock on the date of exercise is at least 20% greater than the option exercise price. The purpose of granting reload options was to maintain the option holder’s commitment to Citi by maintaining as closely as possible the option holder’s net equity position — the sum of shares owned and shares subject to option.

Option Exercises and Stock Vested in 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vikram Pandit	0	$0	25,000	$700,500
John Gerspach	0	$0	379	$18,116
John Havens	0	$0	0	$0
Brian Leach	0	$0	33,178	$1,582,606
Manuel Medina-Mora	0	$0	1,898	$90,581

The values shown above reflect the market value of Citi stock as of the vesting dates occurring in 2011. These prices ranged from $28.02 to $47.70. For purposes of this table, stock is considered to have a vesting date in 2011 if the stock is subject to a Rule of 60 or Rule of 75 provision and the named executive officer has met the Rule of 60 or the Rule of 75 when an award is made in 2011 or attains the Rule of 60 or the Rule of 75 in 2011 during the vesting period. None of the awards in this table vested in 2011 by reason of the executive meeting a Rule.

2011 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Vikram Pandit	N/A	N/A	$	N/A		$0
John Gerspach(2)	The Citigroup Pension Plan	17.7		$360,925		$0
	Supplemental ERISA Compensation Plan of Citibank N.A. and Affiliates (Citibank Pay Cap Plan)	11.7		$235,437		$0
John Havens	N/A	N/A	$	N/A		$0
Brian Leach	N/A	N/A	$	N/A		$0
Manuel Medina-Mora(3)	Banco Nacional de Mexico, S.A. Pension Plan (Banamex Pension Plan) Statutory Seniority Premium	40.2 40.2	$ $	5,520,053 6,459	$ $	0 0

(1)

The material assumptions used in determining the present value of The Citigroup Pension Plan and Citibank Pay Cap Plan benefits are (a) the IRS 2012 annuitant mortality table, (b) a discount rate of 4.70%, and (c) an interest crediting rate on cash balance plan benefits of 3.70%. The material assumptions used in determining the present value of Banamex Pension Plan benefits are (a) the EMSSAH 97 mortality table and (b) a discount rate of 8.50%. The plan discount rates are the same as the year-end 2011 rates used to prepare footnote 9 to the Consolidated Financial Statement of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2011. The other assumptions are not required to be stated in that footnote 9.

(2)

Mr. Gerspach has more years of credited service under The Citigroup Pension Plan than under the Citibank Pay Cap Plan because benefit accruals under the Citibank Pay Cap Plan ceased before benefit accruals under The Citigroup Pension Plan ceased.

(3)

The present value of the accumulated benefit for Mr. Medina-Mora under the Banamex Pension Plan reflects the plan practice of limiting plan benefits based on the pre-tax final average salary and not the after-tax final salary for all plan participants.

Citi’s current general policy on pension plans is that executives should accrue retirement benefits on the same basis available to Citi employees generally under Citi’s broad-based, tax-qualified retirement plans. Citi has not granted extra years of credited service under any retirement plan to any of the named executive officers. Mr. Pandit, Mr. Havens and Mr. Leach are ineligible for pension benefits because they were hired after The Citigroup Pension Plan was closed to new members.

The following describes the pension plans listed in the Pension Benefits Table.

The Citigroup Pension Plan.    The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all US employees. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased. Mr. Gerspach, who joined Citi in 1990, was the only named executive officer eligible for benefits under this plan and, like other plan participants, he continues to earn interest credits.

Mr. Gerspach accrued a cash balance benefit from 2000 through 2007. Prior to January 1, 2008, the plan generally provided for a cash balance benefit formula for most of the covered population, including Mr. Gerspach. This benefit was expressed in the form of a hypothetical account balance. Benefit credits accrued annually at a rate between 1.5% and 6% of eligible compensation; the rate increased with age and service. Interest credits are applied annually to the prior year’s balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees became eligible to participate in The Citigroup Pension Plan after one year of service, and benefits generally vested after three years of service. Eligible compensation generally included base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during the year, including any amount payable for such year but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock and/or stock options under CAP, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or a section 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by IRC rules to $225,000 for 2007 (the final year of cash balance benefit accrual).

Prior to 2000, Mr. Gerspach accrued a benefit under the Citibank Retirement Plan formula, which is a component of The Citigroup Pension Plan. That formula generally provided for an annual benefit of (2% times (years of credited service up to 30 years plus 0.75% times years of credited service up to five in excess of 30 years) times average annual compensation) minus (1.667% times years of credited service (up to 30 years) times the Estimated Social Security Benefit, as defined in the plan). Annual compensation includes base salary and excludes bonus and incentive pay, and average annual compensation means the average of the five highest years of annual compensation out of the last 10 annual computation periods. Annual compensation is also subject to IRC limits. Mr. Gerspach is eligible for a frozen accrued benefit under the Citibank Retirement Plan formula but has not been eligible for ongoing benefits under that formula since 1999, and is therefore considered to be a “nongrandfathered” Citibank participant.

The normal form of benefit under The Citigroup Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for single participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance and the benefit accrued under the Citibank Retirement Plan for “nongrandfathered” participants such as Mr. Gerspach may also be payable as a single lump sum, at the election of the participant. The Citigroup Pension Plan’s normal retirement age is age 65. All optional forms of benefit under the cash balance benefit formula available to Mr. Gerspach are actuarially equivalent to the normal form of benefit. Benefits are generally eligible for commencement under the cash balance benefit formula upon termination of employment at any age.

The portion of an eligible participant’s benefit determined under the Citibank Retirement Plan formula may be paid upon the participant reaching early retirement. Early retirement is defined for this purpose as the first day of the month after the later of the participant’s 55th birthday or the date on which the participant completes a year of service (as defined in the plan). The amount payable to a participant who terminates employment and elects to commence benefit payments early (before age 60 or 65, depending on his or her age at the time he or she separates from service) but after attaining age 55, is reduced by factors set forth in The Citigroup Pension Plan. These reduction factors reflect the longer payment period, and the factor that will be applied depends on whether the participant separates from service before or after he or she is eligible for early retirement. The reduction factors that apply to participants who incur a separation from service after attaining their early retirement date range from 70% for benefits commencing at age 55 to no reduction for benefits paid on or after age 60. Mr. Gerspach has attained eligibility for early retirement under the Citibank Retirement Plan formula.

Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates.    The Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates (Citibank Pay Cap Plan) is an unfunded, nonqualified deferred compensation plan that limits participation to a select group of management or highly compensated employees (commonly referred to as a “top hat plan”). Benefit accruals under the Citibank Pay Cap Plan were frozen effective January 1, 2002 for most participants in the plan, including Mr. Gerspach. The purpose of the plan was to provide a participant with supplemental retirement benefits equal to the retirement benefit he or she would have received under The Citigroup Pension Plan but without regard to the limits imposed by sections 415 and 401(a)(17) of the IRC. To the extent that a participant’s benefit is determined under the cash balance formula in the Citigroup Pension Plan, eligible plan compensation was limited to $500,000 beginning January 1, 2000. The benefit payable under the plan is reduced by the actual amounts payable under The Citigroup Pension Plan and the Supplemental ERISA Excess Plan of Citibank, N.A. and Affiliates, if any. Benefits under the plan are payable at the same time as benefits are payable under the Citigroup Pension Plan and, accordingly, Mr. Gerspach is eligible for early retirement and immediate commencement under the Citibank Pay Cap Plan. The plan provides that at the time a participant becomes eligible to commence benefit payments, the participant and the company will enter into a contract that will stipulate the amount and the terms of the payments to be made to the participant.

Banco Nacional de Mexico, S.A. Pension Plan.    Mr. Medina-Mora participates in the Banco Nacional de Mexico, S.A. Pension Plan (the Banamex Pension Plan), which provides benefits to all Mexico permanent full-time employees. Participants such as Mr. Medina-Mora who met age and service criteria at December 31, 2001 may choose, at retirement, benefits under one of two benefit formulas under the Banamex Pension Plan: (a) a traditional benefit or (b) a hybrid benefit. The traditional pension plan benefit provides for a life annuity at normal retirement age equal to 2.5% times eligible compensation times years of credited service, where eligible compensation is annual base earnings, including the year-end salary-based bonus, averaged over the final 24 months preceding retirement. The benefit is subject to a maximum monthly pension equal to the employee’s pre-tax final 12-month average salary, including the year-end salary-based bonus. Pensions are increased annually in line with inflation. The hybrid defined benefit/defined contribution formula provides for a traditional pension of 1.0% of eligible compensation times years of credited service plus an account balance. Under the account balance feature, employees may contribute up to 8.0% of eligible compensation on a pre-tax basis, with the employer providing a notional matching contribution of 50% of the amount contributed by the employee (i.e., for a total notional match of up to 4% of eligible compensation). If an employee elects the traditional benefit, all employer-provided benefits under the hybrid formula, including the matching contribution, are forfeited. The portion of the account balance relating to the accumulated employee contributions is not forfeited.

Mr. Medina-Mora’s benefit under the traditional formula is substantially larger than his benefit under the hybrid formula, so only the traditional benefit is shown in the Pension Benefits Table. He is eligible for immediate commencement of benefits under the Banamex Pension Plan, which does not have early retirement factors or eligibility. The normal retirement eligibility under the traditional formula is the earliest of (a) attainment of age 55 with 35 years of service, or (b) attainment of age 60 with five years of service. The only form of benefit available under the Banamex Pension Plan is a single life annuity.

Statutory Seniority Premium.    Mr. Medina-Mora is eligible for a seniority premium generally available to all Mexico permanent full-time employees and required under Mexico law, payable as a single sum from employer assets upon retirement. The benefit corresponds to 12 days’ salary, up to three times the mandatory minimum local wage, for each year of service.

2011 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)
Vikram Pandit	$0	$0	$0	$0	$0
John Gerspach
Citicorp Deferred Compensation Plan	$0	$0	$(331)	$0	$826,051
Capital Accumulation Program	$0	$0	$(20,141)	$69,875	$25,980
John Havens
Deferred Cash Award	$0	$0	$2,870	$454,828	$912,194
Brian Leach
Deferred Cash Award	$0	$0	$1,913	$303,218	$608,129
Manuel Medina-Mora
Deferred Cash Award	$0	$0	$2,392	$379,023	$760,162
Capital Accumulation Program	$0	$0	$(37,284)	$161,428	$48,430

All of the contributions under the programs shown in this table were made before the executives became named executive officers, so these contributions were not reported in any prior Summary Compensation Table. Earnings and distributions from these programs are not required to be reported in the Summary Compensation Tables for any year. Accordingly, none of the amounts shown in this table have previously been reported in a prior year Summary Compensation Table.

Citicorp Deferred Compensation Plan.    Mr. Gerspach participates in the Citicorp Deferred Compensation Plan (the DCP). The DCP, which was closed in 2001, provided for mandatory and voluntary deferrals of compensation from 1996 through 2000 for employees of Citicorp. All mandatory deferrals under the DCP have been distributed to participants, but voluntary deferrals are notionally invested at the participant’s election in one of six pre-determined investment alternatives. Participants may change investment elections up to four times per year. All amounts deferred under the DCP are fully vested and are distributed in a lump sum upon termination before age 55, or in a lump sum or installments at the participant’s election upon termination at or after the attainment of age 55.

Capital Accumulation Program (CAP).    For many years, Citi has provided that a percentage of annual incentive awards must be made in the form of restricted or deferred stock under CAP. Under current CAP rules, the shares vest in four equal annual installments beginning on January 20 of the year following the year of grant and are distributed upon vesting. These awards have special provisions applicable to employees who meet the Rule of 60 or the Rule of 75 at the time of termination of employment. Mr. Gerspach and Mr. Medina-Mora meet the Rule of 75. The table shows the aggregate realized or unrealized gains and losses on all shares held by the participant and subject to one of these rules. The distributions column shows CAP shares subject to one of these rules that vested during 2011 pursuant to CAP’s four-year vesting schedule and were distributed to the participant. The Aggregate Balance at Last Fiscal Year End column shows the year-end value of all the executive’s CAP awards that are subject to one of these rules.

Deferred Cash Awards.    In January 2009, Mr. Havens, Mr. Leach and Mr. Medina-Mora each received a deferred cash award under the Deferred Cash Award Program (DCAP) as a component of his annual incentive award earned for 2008. The awards were deferred on a mandatory basis. DCAP awards vest ratably over a four-year period and are credited with a notional interest rate based on 90-day LIBOR. Under the general award terms, the executive must be employed on the applicable vesting dates in order to receive an award payment, unless the executive dies or becomes disabled, there is a change in control of Citi, or the executive meets the Rule of 60 or the Rule of 75. Mr. Medina-Mora meets the Rule of 75, Mr. Havens meets the Rule of 60, and Mr. Leach does not meet either of these rules.

Potential Payments upon Termination or Change in Control

General policies.    Citi does not routinely provide guaranteed levels of severance or change in control agreements, and none of the named executive officers have individually negotiated change in control agreements or severance agreements.

Equity awards.    The equity awards described below were disclosed in the Summary Compensation Tables of prior proxy statements as long-term or other equity compensation awards, except to the extent that executives were not named in prior proxy statements. No executive is entitled to a grant of any additional equity awards in connection with his or her termination of employment. In developing the estimates in this section, the closing price of Citi’s common stock on December 30, 2011 ($26.31) was used, and it was assumed that all events took place on December 31, 2011. The tables disclose the maximum amount that may become vested upon the applicable event, and do not reflect program terms that could reduce the values of the awards.

Set forth below is a table showing the value of equity awards on December 31, 2011 upon the occurrence of the applicable event for each named executive officer under the circumstances described below. Each of the equity awards reflected in this table is described in more detail in the discussion following the 2011 Grants of Plan-Based Awards Table. All outstanding options were assigned a zero value as of December 31, 2011 because the exercise prices were above the Citi stock price on that date.

Name	Termination for Gross Misconduct or Voluntary Resignation	Death or Disability	Upon Change in Control	Involuntary Termination Not for Gross Misconduct
Vikram Pandit	$0	$0	$0	$0
John Gerspach	$0	$2,609,734	$9,993	$9,993
John Havens	$0	$6,006,194	$1,520,484	$0
Brian Leach	$0	$5,589,921	$1,013,656	$4,576,265
Manuel Medina-Mora	$0	$4,998,377	$1,023,401	$49,962

Some equity awards to Mr. Gerspach and Mr. Medina-Mora are not reflected in this table because each of them had met the Rule of 75 by December 31, 2011, and therefore they are expected to receive those amounts whether or not they remain employed (although the awards are subject to forfeiture for competition in certain cases and remain subject to clawbacks). Accordingly, each of those executives would have received on December 31, 2011 shares with a value equal to the amount shown for him in the Aggregate Balance at Last Fiscal Year End column in the Nonqualified Deferred Compensation Table for CAP awards. In addition to the values shown in the above table and in the Nonqualified Deferred Compensation Table, had Mr. Havens or Mr. Medina-Mora resigned or been terminated not for gross misconduct as of December 31, 2011, the performance-vesting stock awarded in January 2009 to Mr. Havens and Mr. Medina-Mora, who meet the Rule of 60 or the Rule of 75, would have had an estimated value of $300,576 and $192,434, respectively.

In general, the named executive officers’ nonvested stock options may vest upon death or disability and the named executive officer (or his estate) may exercise any vested options for periods up to the original option expiration date. As stated above, all outstanding options were assigned a zero value as of December 31, 2011 because the exercise prices were above the Citi stock price on that date.

As quantified in the table above, some of the equity awards held by the named executive officers granted before the approval of Citi’s current 2009 Stock Incentive Plan may provide for accelerated vesting in the event of a change in control of Citi regardless of whether a termination of employment occurs, although equity awards granted under Citi’s current 2009 Stock Incentive Plan do not allow for vesting solely as a result of a change in control of Citi.

Cash awards.    Set forth below is a table showing the maximum values of cash payments that would have vested on December 31, 2011 as a result of the applicable event occurring for each named executive officer under the circumstances described below. The tables disclose the maximum amount that may become vested upon the applicable event, and do not reflect holdback provisions or other terms that could reduce the values of the awards.

Name	Termination for Gross Misconduct or Voluntary Resignation	Death or Disability	Qualifying Termination/ Qualifying Transaction	Involuntary Termination Not for Gross Misconduct
Vikram Pandit	$0	$10,148,679	$0	$0
John Gerspach	$0	$2,639,645	$2,639,645	$0
John Havens	$0	$7,918,935	$7,918,935	$0
Brian Leach	$0	$4,289,109	$4,289,109	$0
Manuel Medina-Mora	$0	$4,060,991	$4,060,991	$0

Key Employee Profit Sharing Plan (KEPSP).    The above chart discloses payments under the KEPSP for Mr. Pandit, Mr. Gerspach, Mr. Havens and Mr. Medina-Mora. The general conditions to vesting, along with other KEPSP terms including a provision for reduced payments in the event of Citicorp losses, are discussed in the Compensation Discussion and Analysis under “Long-Term Performance Retention Awards.” If all such other conditions to vesting are satisfied, special vesting and payment conditions generally apply to KEPSP awards in the case of death, disability, retirement, a qualifying termination or the occurrence of a qualifying transaction with respect to the participant’s Citi employer. A “qualifying termination” generally means either (a) a termination of employment in connection with a sale or other disposition of assets of the business unit to which the participant provides substantial services or (b) the outsourcing of a participant’s job. The employer of a participant will undergo a “qualifying transaction” if, in connection with the sale or other disposition of the stock or other equity interest in the participant’s employer, Citi ceases to control or own a significant equity interest in the participant’s employer. None of the named executive officers are eligible for retirement under KEPSP terms. Mr. Pandit’s award does not provide for accelerated payment in the event of a qualifying termination or a qualifying transaction.

Mr. Leach does not participate in the KEPSP as he is involved in determining whether all payments under the KEPSP must be cancelled due to a material adverse change in the risk profile of Citigroup or Citibank, N.A. He received a deferred cash retention award in 2010 under the Key Risk Employee Plan, with termination provisions similar to those applicable to KEPSP awards, as reflected in the above chart.

Deferred Cash Award Plan.    DCAP awards disclosed in the Nonqualified Deferred Compensation Table are not included in the above chart, as Mr. Havens, Mr. Leach and Mr. Medina-Mora would have received on December 31, 2011 the amounts disclosed in the Aggregate Balance at Fiscal Year-End in the Nonqualified Deferred Compensation Table upon death, disability, change in control, or involuntary termination not for gross misconduct. In addition, the DCAP awards granted to Mr. Havens and Mr. Medina-Mora would continue to be deliverable on schedule after a voluntary resignation provided they did not compete with Citi during the deferral period, as they have attained applicable age and service rules.

Other termination of employment provisions.    Mr. Gerspach and Mr. Medina-Mora are eligible to receive the retirement benefits described in the Pension Benefits Table upon termination of employment for any reason because they are vested in such benefits. Mr. Gerspach is also entitled to receive the DCP benefits described in the Nonqualified Deferred Compensation Table upon the termination of his employment.

Management Analysis of Potential Adverse Effects of Compensation Plans

Management believes that, in order to give rise to a material adverse effect on Citi, a compensation plan must itself be of sufficient size to be material to Citi or it must motivate individuals at Citi who are in a position to have a material impact on Citi to behave in a manner that is materially adverse to Citi. Management has concluded that Citi’s compensation plans are not reasonably likely to have a material adverse effect on Citi on the basis set forth below.

Citi’s principal compensation plans have numerous features that encourage employees to reduce risks to Citi.    Citi’s principal discretionary incentive compensation program is the DIRAP. Citi has instituted numerous features under the DIRAP to control any incentives for employees to take risks that could have a material adverse effect on Citi. During 2011, Citi continued to enhance the ability of the firm to reduce risks through its compensation programs, as part of its efforts to align its processes with the US Interagency Guidance on Sound Incentive Compensation Policies and the Financial Stability Board’s Principles for Sound Compensation Practices. Those steps included the following:

•

Through a systematic annual process, Citi identified the inherent material risks to the firm and its material business units. The individuals with influence over those risks are identified as its individual covered employees. The framework used to identify material business units and covered employees has been developed with input from Independent Risk, Legal, Compliance, Finance, Human Resources, Internal Audit and business management. Both financial risks (such as market, credit and liquidity risks) and nonfinancial (such as operational, legal, compliance and reputational risks) were evaluated as part of the process.

•

Management established an independent review process pursuant to which the control functions (such as Compliance, Finance, Independent Risk and Legal) provide an evaluation of risk behaviors for the covered employees (several hundred of the most senior employees at Citi). The rating from the independent review process is included in the performance evaluation system to inform the performance review conducted by the executive’s manager. The performance evaluation system includes formal risk goals for covered senior managers as well as a formal manager-provided risk rating. In addition, a goal relating to Citi’s risk value statement was added to the performance evaluation process for employees generally, and affected employees received communications regarding all of the foregoing.

•	Management has received clear direction from the committee to use discretion in awarding incentive compensation consistently with risk mitigation principles.

•	Management has developed a robust process for risk-adjusting the annual incentive compensation pools from which DIRAP awards are made.

•

The structure of DIRAP awards is intended to discourage risk-taking that could have a material adverse effect on Citi. These risk mitigants include substantial deferrals (especially for covered employees), vesting periods, broad-based clawbacks, committee and management discretion to reduce compensation for violation of risk limits or other improper risk-taking behavior, and the inclusion of risk-adjusted financial metrics in making compensation decisions. Performance-based vesting criteria were created for deferred cash awards to executive officers, including the named executive officers, and additional clawbacks were added to awards to the extent required to comply with regulatory standards worldwide.

•

KEPSP awards have similar risk mitigation features, and the plan prohibits payouts if the committee determines that there has been a material adverse change in the risk profile of Citigroup or Citibank, N.A.

Citi’s compensation practices are important components of its approach to risk management but they are not the primary factor. At Citi, business managers and their in-business risk teams bear primary responsibility for managing risk. Strengthening the control framework are Citi’s independent control functions, which provide oversight and serve to further control risks and mitigate behavior that might otherwise expose Citi to unnecessarily concentrated or excessive risks. Accordingly, the potential for incentive compensation plans to have a material adverse effect on Citi is constrained by the numerous other primary risk management tools and controls employed by Citi.

Citi’s other compensation plans are administered through a strong governance process.    Management has continued to implement the processes developed over the previous two years to analyze, monitor and mitigate risk in compensation plans throughout Citi, in particular Citi’s incentive compensation plans.

•

The CRO and management continue to use a tool developed by a third party consultant (Towers Watson) with input from Citi to identify and manage risks in incentive compensation plans. Six potential sources of risk are assessed: incentive program design, misalignment with the firm’s strategy and goals, pay opportunity offered by the plan, payout or pool approval process, extent of monitoring as part of plan governance, and risks associated with plan administration (e.g., inadequate documentation or potential for calculation errors). Through the risk assessment tool, all of Citi’s incentive compensation programs have had an assessment of 50 elements of plan design and administration in each of these six risk-related categories, yielding a view as to whether there were substantial opportunities for remediation. None of Citi’s plans are currently recommended for prompt remediation of risk, a decrease from six such plans last year.

•

The number of incentive compensation plans at Citi remained approximately the same throughout 2011. Management continues to review ways to decrease the number of plans, as a reduced number of plans facilitates better governance and monitoring.

•

The Global and Regional Incentive Councils met regularly in 2011, implementing a formal incentive plan governance model to ensure any new incentive compensation plans are consistent with global standards and do not incentivize excessive risk. The councils are comprised of senior Citi executives primarily drawn from the control functions.

Audit Committee Report

The Audit Committee (“Committee”) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities.

The Board of Directors has determined that all four members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Citigroup’s independent registered public accounting firm (“independent auditors”) is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Committee’s meetings facilitate communication among the members of the Committee, management, the internal auditors, and Citigroup’s independent auditors. The Committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding Citigroup’s internal controls. The Committee also discussed with Citigroup’s independent auditors all communications required by generally accepted auditing standards.

The Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2011 with management, the internal auditors, and Citigroup’s independent auditors.

The Committee has received the written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related and tax compliance services. The Committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969. As in prior years, Citi and its Committee have engaged in a review of KPMG in connection with the Committee’s consideration of whether to recommend that shareholders ratify the selection of KPMG as Citi’s independent auditor for the following year. In that review, the Committee considers both the continued independence of KPMG and whether retaining KPMG is in the best interests of Citi and its stockholders. Citi’s management prepares an annual assessment of KPMG for the Audit Committee that includes (i) the results of a management survey of KPMG’s overall performance, (ii) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform Citi’s annual audit; and (iii) KPMG’s fees and services provided to Citi both on an absolute basis, noting, of course, that KPMG does not provide any non-audit services to Citi, and compared to services provided by other auditing firms to peer institutions. In addition, KPMG reviews with the Committee its analysis of its independence in accordance with the Accounting Firm Engagement Directive and PCAOB Rule 3526. In performing its analysis, the Committee considered the length of time KPMG has been Citi’s independent auditor, the breadth and complexity of Citi’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in Citi’s businesses, the quantity and quality of staff and global reach. The Committee recognized the unique ability of KPMG to provide both the necessary expertise to audit Citi’s business and the matching global footprint to audit Citi worldwide and other factors, including the policies that KPMG follows with respect to rotation of the key audit personnel, so that there is a new partner-in-charge at least every five years. Based on the results of its review this year, the Committee concluded that KPMG is independent and that it is in the best interests of Citi and its investors to appoint KPMG to serve as Citi’s independent registered accounting firm for 2012.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that Citigroup’s audited consolidated financial statements be included in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

THE AUDIT COMMITTEE:

Lawrence R. Ricciardi (Chairman)

Robert L. Ryan

Anthony M. Santomero

William S. Thompson

Dated: February 21, 2012

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The audit committee has selected KPMG LLP (KPMG) as the independent registered public accounting firm of Citi for 2012. KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969.

Arrangements have been made for representatives of KPMG to attend the annual meeting. The representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

Disclosure of Independent Registered Public Accounting Firm Fees

The following is a description of the fees earned by KPMG for services rendered to Citi for the years ended December 31, 2011 and 2010:

In millions of dollars	2011	2010
Audit Fees	$68.8	$70.3
Audit-Related Fees	16.7	16.4
Tax Fees	8.7	10.5
All Other Fees	—	—
Total Fees	$94.2	$97.2

Audit Fees:    This includes fees earned by KPMG in connection with the annual integrated audit of Citi’s consolidated financial statements, internal control over financial reporting under SARBANES-OXLEY Section 404, audits of subsidiary financial statements, comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to Citi’s regulatory filings, reports on internal control reviews required by regulators, accounting advice on completed transactions and reviews of Citi’s interim financial statements.

Audit-Related Fees:    This includes fees for services performed by KPMG that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attestation services as well as certain agreed upon procedures.

Tax Fees:    This includes preparation and review of corporate tax returns, tax audits, expense allocation reports for tax purposes and other tax compliance services.

All Other Fees:    Citi did not engage KPMG for any non-audit services.

Approval of Independent Registered Public Accounting Firm Services and Fees

Citi’s audit committee has reviewed and approved all fees earned in 2011 and 2010 by Citi’s independent registered public accounting firm, and actively monitored the relationship between audit and non-audit services provided. The committee has concluded that the fees earned by KPMG were consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

The audit committee must pre-approve all services provided and fees earned by Citi’s independent registered public accounting firm. The committee annually considers the provision of audit services and, if appropriate, pre-approves certain defined audit fees, audit related fees and tax compliance fees with specific dollar value limits for each category of service. The committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved (e.g., internal control and certain tax compliance engagements) or that exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the committee for approval and to the full committee at its next regular meeting.

The Accounting Firm Engagement Directive is the primary basis upon which management ensures the independence of its independent registered public accounting firm. Administration of the Directive is centralized in, and monitored by, Citi senior corporate financial management, which reports the engagements earned by KPMG throughout the year to the audit committee. The Directive also includes limitations on the hiring of KPMG partners and other professionals to ensure that Citi satisfies applicable auditor independence rules.

The board recommends that you vote for ratification of KPMG

as Citi’s independent registered public accounting firm for 2012.

Proposal 3: Approval of Amendment to the Citigroup 2009 Stock Incentive Plan (to increase authorized shares)

The Citigroup 2009 stock incentive plan (2009 plan), which has a five-year term, was approved by stockholders at our annual meeting on April 21, 2009, with an initial share authorization intended to last only until the next annual meeting. Since 2009, Citi’s practice has been to seek stockholder approval for additional shares under the plan on an annual basis, and stockholders approved proposed increases in authorized shares under the plan in April 2010 and April 2011. For 2012, the personnel and compensation committee (the committee) has recommended, and the board has unanimously approved, an amendment to the 2009 plan that, if approved, will increase the number of authorized shares by 40 million. This increase should enable Citi to continue its equity award programs and practices through at least the next annual meeting of shareholders in April 2013.

Why Should You Vote to Approve the Proposed Amendment to the 2009 Plan?

Approval of the proposed amendment to the 2009 plan will allow us to maintain our focus on delivering substantial portions of incentive pay to our executives and employees in the form of common equity, in keeping with our compensation philosophy and belief that this is an effective way of aligning employee and stockholder interests, and that is also in step with regulatory trends.

On a split-adjusted basis, the proposed increase in authorized shares under this proposal 3 is equivalent to the increase approved by stockholders in April 2011.

Although approximately 46.36 million shares remain available for grant as of January 31, 2012, we believe that increasing the number of shares authorized for grant by 40 million shares will help Citi maintain its ability to offer competitive compensation opportunities that comply with evolving regulatory mandates on compensation structures, including requirements to defer incentive pay. Key elements of our compensation philosophy (which is described in the Compensation Discussion and Analysis) involve the use of equity as a compensation vehicle. Because it is not possible to predict with certainty the number of shares that will be required for compensatory purposes over the next year, we consider it to be prudent for us to maintain an ample reserve of shares to meet both anticipated and unanticipated needs. Simply because shares are available for grant, however, does not mean they will be issued. As described further below, our equity award programs are designed to balance risk and reward in a way that is consistent with our compensation philosophy and regulatory requirements. Approval of proposal 3 will sustain our ability to fully implement this philosophy and will allow us to continue to:

•

Align employee and stockholder interests. Our compensation philosophy reiterates our belief that equity compensation is a critical means of aligning the interests of employees with those of stockholders. Citi’s equity awards are used as a vehicle to defer substantial portions of annual incentive awards, generally over periods of three or four years. This ensures that our executives and other highly compensated employees have significant long-term investments in our common stock. During the deferral period, shares awarded are subject to cancellation if vesting conditions are not satisfied. Once shares are vested, Citi has a stock ownership commitment that generally requires executive officers and the board of directors to retain at least 75% of the equity acquired by them as incentive compensation (net of shares withheld to pay taxes) for as long as they are members of senior management or the board. As discussed below, shares acquired by a broader group of highly compensated employees in Europe are subject to a six-month holding requirement after vesting. Approximately 7,545 employees eligible for 2011 incentive awards (awarded in 2012) valued at $100,000 or more received at least 20% of their total incentive award in the form of restricted or deferred stock and approximately 71,180 employees also have equity stakes in Citi through unvested restricted and deferred stock awards and unexercised stock options granted in prior years. If the proposal to amend the 2009 plan is approved, our long-standing practice of paying significant portions of director and executive compensation in stock and providing some degree of alignment of employee and stockholder interests throughout Citi will be able to continue.

•

Adopt program designs that are consistent with our evolving approach to balancing risk and reward through compensation structures. As described in detail in the Compensation Discussion and Analysis, in 2011 Citi adopted a compensation philosophy and further refined its approach toward risk-adjusted incentive compensation. In most cases, at least 40% of the annual incentive awards to employees deemed capable of exposing Citi to material risks (covered employees) is deferred. For these covered employees, 50% of deferred incentive compensation is delivered as restricted or deferred stock and 50% as a deferred cash award. For employees who are not considered covered employees and whose incentive compensation awards equal at least $100,000, at least 25% of the annual incentive award for 2011 is deferred and the entire amount deferred is delivered in the form of restricted or deferred stock. The introduction of deferred cash awards as part of the deferral structure for covered employees may reduce the amount of compensation delivered in the form of equity, but company stock remains a key component of deferred compensation at Citi.

•

Comply with emerging regulatory requirements. In September 2009, the Financial Stability Board adopted Principles for Sound Compensation Policies (principles), which have been adopted by bank regulators in many key countries in which Citi does business. Those principles provide that a substantial portion, such as at least 50%, of variable compensation awarded to senior executives and other employees whose actions have a material impact on the risk exposure of the company should be awarded in shares or share-linked instruments, subject to an appropriate share retention policy. Bank regulators in the European Union, in particular the Financial Services Authority in the United Kingdom (FSA), have adopted rules implementing this aspect of the principles. For Citi employees whose compensation is subject to regulation in the United Kingdom and elsewhere in the European Union, 60% of annual incentive compensation of £500,000/€500,000 or more awarded for 2011 (and 40% of 2011 annual incentive compensation of less than £500,000/€500,000) was required to be deferred, with at least 50% of the deferral to be in company equity or equity-linked instruments. For most of these employees, 50% of their immediately payable incentive compensation was also delivered in shares of Citi common stock, subject to a six-month sale restriction. In some countries, these or similar requirements apply to employees with annual incentive compensation below the £500,000/€500,000 threshold. Awards made under other Citi incentive programs may also need to be delivered in shares, pending regulatory guidance. The FSA has indicated that at least 50% of any amounts payable under the Key Employee Profit Sharing Plan (KEPSP) in the United Kingdom must be delivered in shares (currently, approximately 3.45 million shares that would otherwise be available for other awards under the 2009 plan are being reserved for this purpose). It is possible that future legislative or regulatory actions in the U.S., the EU or other regions could further increase the proportion of equity-based compensation to cash compensation. While Citi has long favored the use of equity as a compensation vehicle, in this environment, equity awards are an essential ingredient of competitive compensation arrangements that are consistent with our compensation philosophy and that also comply with regulatory requirements.

•

Attract and retain talent. A talented, motivated and effective management team and workforce were essential to completing a successful turnaround of our company and will remain essential to our future success. We cannot afford to lose existing and prospective talent to competitors in our industry and other companies that may have more flexibility to offer competitive compensation arrangements, especially in the form of equity.

•

Avoid disruption in compensation programs and volatility in reported earnings. If the shares available for award under the 2009 plan are insufficient to implement our compensation philosophy and incentive compensation programs, which are heavily oriented towards equity, we could be required to restructure existing compensation programs throughout Citi for reasons not related to the achievement of our business objectives. To remain competitive, it will likely be necessary to replace components of incentive compensation that would have been awarded in equity with cash, or with other instruments that may not align employee interests with those of stockholders as well as equity awards would have. Replacing equity with cash could increase compensation expense and could contribute to volatility in reported earnings as we continue to comply with regulations requiring the use of equity or equity-linked instruments. Without a sufficient reserve of shares for such purposes, we would have to use cash-settled equity award vehicles, the charges for which (under current accounting requirements) would be based on quarterly fluctuations in our share price.

•

Honor our commitment to performance-based compensation. We believe that equity compensation, by its very nature, is performance-based compensation. Our standard award terms provide, with only limited exceptions, that continued employment with Citi is required to vest in an award, and the value ultimately realized by a participant who meets the vesting requirements is directly linked to share-price performance and, in the case of a restricted or deferred stock award, dividend payouts during the vesting period. However, in appropriate cases we will structure award terms to also condition the issuance of shares on the achievement of measurable positive results or to provide for the cancellation of award shares prior to issuance in cases of sub-standard individual or business-level performance. For example, the CEO deferred stock retention award granted by the committee in 2011 will vest only if certain specified performance criteria are achieved. Various performance-vesting criteria also apply to the deferred stock awards made to executive officers on January 18, 2011. The terms of CAP awards granted in 2011 and 2012 include “clawback” provisions under which unvested shares are subject to cancellation if it is later determined that the awards were based on materially inaccurate publicly reported financial statements, or that a participant knowingly provided inaccurate information related to publicly reported financial statements, materially violated risk limits, or engaged in other gross misconduct. The terms of many CAP awards in the EU include additional “clawback” provisions under which unvested shares may be cancelled if the participant commits material error in his or her job performance, or if the participant’s business unit suffers a material downturn in financial performance or a material failure of risk management. Additionally, we have also made equity awards that are contingent on outstanding performance at the Citigroup level. For example, no shares have yet been issued pursuant to performance-vesting stock awards and performance-priced options awarded to senior management in 2008. A limited number of shares will be issued in respect of the stock awards unless stock-price targets of $106.10 and $178.50 (as adjusted for the 1-for-10 reverse stock split in May 2011) are achieved prior to January 14, 2013; shares may be issued in respect of the options only if those prices are exceeded prior to January 14, 2019.

•

Implement sound equity compensation practices. Consistent with our compensation philosophy, we are also mindful that equity grants dilute stockholder equity and must therefore be used judiciously. For this reason, our equity programs favor the use of “full-value” awards (as opposed to stock options). This can mitigate the potential dilutive effect of equity compensation, because the same value can be delivered in the form of a stock award using fewer shares than would be needed if delivered in the form of a stock option. Although stock options will continue to be used as an incentive vehicle in some circumstances, Citi has not granted any options as part of its annual incentive award process since 2009.

The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon is required to adopt the proposed amendment to the 2009 plan.

2009 Plan Highlights

Approval of this proposal 3 will increase the number of shares authorized for grant by 40 million but will not change any other provision of the 2009 plan. The following features of the 2009 plan will continue to protect the interests of our stockholders:

•	Administration by a committee composed entirely of independent directors.

•	A fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.

•

Three-year minimum vesting requirements that will apply to at least 80% of the shares that may be granted subject to any type of award, including options and stock appreciation rights (SARs), except in certain limited circumstances, or when awards are subject to performance-vesting criteria based on a performance period of at least one year. The committee will continue to have discretion to award up to 20% of the authorized shares without regard to minimum vesting periods, and would do so primarily for recruitment and retention purposes, or when necessary or appropriate to comply with regulatory requirements or guidance.

•	Exercise prices that must be at least 100% of fair market value on the date an option is granted.

•	A prohibition against repricing, including a prohibition of buyouts of out-of-the-money options or SARs.

•	A prohibition against reload option grants (except as required by the terms of currently outstanding options, all of which are deeply out-of-the-money).

•	A prohibition against re-granting shares used to pay option exercise prices or withheld to pay taxes on awards.

•	A prohibition against the payment or accrual of dividend equivalents on unvested shares that are subject to performance-vesting stock awards.

•

A requirement that participants must experience an involuntary termination of employment for the vesting of an award to occur or to receive any other benefit triggered by a change of control of Citigroup Inc.

•	Change of control definitions that would not be triggered by acquisitions of less than 25% of our outstanding voting securities.

•	A requirement for stockholder approval of any plan amendment that constitutes a “material revision” under current NYSE standards.

Additional information on our equity plans and grant practices can be found elsewhere in this proxy statement under the headings “Compensation Discussion and Analysis,” “Compensation Information,” and “Equity Compensation Plan Information,” and in Note 8 to the financial statements contained in our 2011 annual report on Form 10-K.

Under the heading “Equity Compensation Plan Information” beginning on page 99, as required by SEC rules, we provide information about shares of common stock that may be issued under our existing equity compensation plans as of December 31, 2011. The tables below update and supplement that data. We believe this additional information is useful for gaining a complete understanding of the proposal to amend the 2009 plan.

You are urged to read the summary description of the 2009 plan beginning on page 89, the Equity Compensation Plan Information beginning on page 99, and the text of the 2009 plan (as amended and restated to reflect the amendment that will be made if proposal 3 is approved), which is attached as Annex B, for a complete understanding of the 2009 plan and the amendment you are being asked to approve.

The board recommends that you vote for approval of the amendment to the Citigroup 2009 stock incentive plan described in proposal 3.

Supplemental Information on Equity Plan Grants

Tables I and II below illustrate the “overhang” from our equity plans, and Table III shows our “burn rates” over the prior three calendar years.

“Overhang” refers to the potential stockholder dilution represented by outstanding employee equity awards and shares available for future grants. We monitor simple overhang and fully diluted overhang, which are calculated as follows:

Simple overhang	=	Outstanding awards + Shares available for grant
Common shares outstanding

Fully diluted overhang	=	Outstanding awards + Shares available for grant
Common shares outstanding + Outstanding awards + Shares available for grant

“Simple overhang” shows the number of common shares that may become issued and outstanding — as a percentage of the number of shares currently outstanding — if all currently unvested stock awards vest, all unexercised stock options are exercised, and if all shares still available for grant are ultimately issued upon the vesting or exercise of awards yet to be made. “Fully diluted overhang” shows the percentage of outstanding common equity that would be owned by employees in the future, assuming all shares underlying currently unvested stock awards vest, all outstanding options are exercised, and all shares currently available for grant are ultimately issued pursuant to future awards under the plan.

The following table shows — as of January 31, 2012 — the number of shares remaining available for grant under the 2009 plan, the number of shares subject to outstanding (vested and unvested) and unexercised stock options, and the number of shares subject to outstanding (unvested) “full-value” awards (i.e., restricted and deferred stock awards). The outstanding stock awards and options were granted under the 2009 plan and prior equity plans that have been terminated for purposes of new grants. No SARs have been granted.

Table I

	January 31, 2012 (in millions)
Shares available for grant	46.36
Full-value awards outstanding (unvested)	73.43	(1)(2)
Options outstanding	37.40	(1)
Total	157.19

Weighted average exercise price of outstanding options	$68.00	(3)
Weighted average remaining life of outstanding options	3.88 years	(4)

(1)

Of the shares indicated in this table as subject to outstanding options or “full-value” awards, 3.11 million are subject to options granted under prior stock incentive plans, and as such, may not be re-granted as new awards under the 2009 plan or any other plan if the underlying options expire unexercised. If any shares subject to awards reflected in this table are used to pay exercise prices or withheld to pay taxes, they may not be re-granted as new awards under the 2009 plan or any other plan.

(2)	Includes 6.22 million shares subject to unvested restricted stock awards. These unvested shares are already considered outstanding.
(3)

Includes 3.11 million shares subject to options granted under prior plans and which have a weighted average exercise price of $334.93 per share. If these options are canceled or expire unexercised, the underlying shares may not be re-granted under the 2009 plan or any other plan. The remaining 34.29 million options were granted under the 2009 plan and have a weighted average exercise price of $43.82 per share.

(4)

Includes 3.11 million shares subject to options granted under prior plans and which have a weighted average remaining life of 2.29 years. If these options are canceled or expire unexercised, the underlying shares may not be re-granted under the 2009 plan or any other plan. The remaining 34.29 million options were granted under the 2009 plan and have a weighted average remaining life of 4.03 years.

Our simple overhang and fully diluted overhang are stated in Table II below, as of January 31, 2012, and as estimated as of April 17, 2012, assuming proposal 3 is approved. The calculations are based on the figures reported in Table I and common shares outstanding as of January 31, 2012. For these purposes, it is assumed that the number of common shares outstanding on April 17, 2012, and the number of shares subject to outstanding awards on April 17, 2012, will be the same as on January 31, 2012. If proposal 3 is approved, at April 17, 2012, there will be a maximum of approximately 86.36 million shares available for future awards under the 2009 plan.

The figures reflected in Table II below include the 37.40 million shares subject to currently outstanding options appearing in Table I above. As reported in the notes to Table I, options covering 3.11 million of these shares have a weighted average exercise price of $334.93 and a weighted average remaining life of 2.29 years, which reduces the likelihood that any shares will be issued pursuant to these options. Additionally, shares subject to these options will not become available for new awards if the options are canceled or expire unexercised (or if any shares are used to pay exercise prices or withheld to pay taxes), because the options were granted under prior plans that have since been terminated or expired.

Table II

	January 31, 2012	April 17, 2012 (estimated)
Simple overhang	5.37%	6.73%
Fully diluted overhang	5.09%	6.31%

“Burn rate” expresses the amount of equity in the form of stock options or stock awards a company grants annually relative to its number of common shares outstanding. It is calculated as follows:

Burn rate (%)	=	Shares subject to options and awards granted during year
Common shares outstanding

Table III shows our burn rates for the 12-month periods ending December 31, 2009, 2010 and 2011, and the three-year average. The calculations are based on annual grant data contained in our annual reports on Form 10-K and the basic weighted average number of common shares outstanding during those periods. The decline in the burn rate from 2009 to 2010 is largely attributable to the increase in common shares outstanding that occurred in 2009, but Citi has taken steps to reduce the number of shares issued for compensatory purposes and manage our burn rate. Effective with the January 2009 incentive awards, participation in Citi’s principal equity award program, CAP, was significantly curtailed by limiting eligibility only to employees with total incentive compensation of $100,000 or more. Previously, employees with total incentive compensation of $20,000 or more were included. Two other program features that increased the number of shares granted were also eliminated at that time. Previously, a 25% discount to market price was applied when calculating the number of shares in each CAP award representing up to 25% of a participant’s total incentive, and participants were also offered an election to receive all or a portion of their CAP award in the form of a stock option, entitling them to receive four option shares in lieu of each share of restricted or deferred stock.

Also included in the burn rate are the 346.23 million shares (34.62 million shares, when adjusted for the 2011 reverse stock split) that were issued in April 2010 as “common stock equivalent” awards. The “common stock equivalent” awards were issued in lieu of cash compensation specifically to increase common equity by $1.7 billion in connection with the repayment of substantial government assistance in December 2009. Table III also states the burn rates excluding these shares and additional shares issued to employees in lieu of cash compensation in January 2011. This pro forma statement indicates what the burn rate would have been under our usual equity compensation programs, under which shares would not have been issued to employees for these purposes.

Table III

	2009	2010	2011	Three-year average
Burn rates for 12-month periods ending December 31	4.18%	2.34%	1.44%	2.65%

	2009	2010	2011	Three-year average
Burn rates for 12-month periods ending December 31 (pro forma)	4.18%	1.15%	1.35%	2.23%

Description of the Citigroup 2009 Stock Incentive Plan (including as proposed to be amended by proposal 3)

The following is a brief description of certain important features of the 2009 plan, the full text of which, as proposed to be amended by proposal 3, is attached as Annex B. This summary is qualified in its entirety by reference to Annex B.

If proposal 3 is approved, we intend to file a registration statement on Form S-8, pursuant to the Securities Act of 1933, as amended, to register additional shares authorized for grant under the 2009 plan.

General. The 2009 plan provides for various types of awards denominated in shares of Citi common stock to employees, officers, non-employee directors and agents of Citi and its participating subsidiaries. The purposes of the 2009 plan are to align participants’ interests with those of our stockholders, to attract and retain employees by providing competitive compensation opportunities, and to provide incentives for those participants who contribute to the long-term performance and growth of Citi.

Administration. The 2009 plan is administered by the personnel and compensation committee of the board. All members of the committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of Section 162(m) of the IRC. With respect to participants who are directors, the plan is administered by the board.

The committee has the authority to administer and interpret the 2009 plan, to determine the employees and other eligible service providers to whom awards will be made under the 2009 plan and, subject to the terms of the 2009 plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate with respect to the administration of the 2009 plan, subject to the limitations of and except as otherwise provided by the terms of the 2009 plan.

The committee may delegate some or all of its authority over administration of the 2009 plan to one or more officers or directors, except with respect to persons who are Section 16(a) officers or covered employees (as defined in Section 162(m) of the IRC).

Eligibility. All “employees” of Citi — within the broad definition set forth in the instructions to the SEC’s Form S-8 registration statement — generally are eligible to receive awards under the 2009 plan. This definition includes non-employee directors of Citi. This definition also includes consultants and advisors, but Citi does not administer any equity award programs in which such persons are eligible to participate. Based on worldwide employment at December 31, 2011, approximately 266,000 persons are considered eligible to participate in the 2009 plan. Participation is discretionary — awards are subject to approval by the committee.

Shares Subject to the Plan. As of January 31, 2012, approximately 46.36 million shares were available for grant pursuant to the various types of awards that may be granted under the plan. If proposal 3 is approved, on April 17, 2012, an additional 40 million shares of Citi common stock will become available for grant.

The number of shares authorized for grant under the 2009 plan is subject to adjustment, as described below, if there is a change in the common stock, such as a stock split or other transaction that increases (or decreases) the number of shares of common stock outstanding. For a description of the adjustment provision and information regarding the total shares authorized for grant since the plan was adopted on April 21, 2009, see “Adjustments” below.

Until stockholders approved amendments to the plan effective April 20, 2010, each share subject to a restricted or deferred stock award or other “full-value” award counted against the total shares authorized for grant as 2.3 shares. Shares issued pursuant to any type of award granted since April 20, 2010 reduce the shares available for grant under the plan on a one-to-one basis.

The NYSE closing price of a share of Citi common stock on March 6, 2012, was $32.12.

The maximum number of shares of Citi common stock that may be issued under the 2009 plan will not be affected by the payment in cash of dividends or dividend equivalents in connection with outstanding awards, the granting or payment of stock-denominated awards that by their terms may be settled only in cash, or awards that are granted in connection with a transaction between Citi or a subsidiary and another entity or business in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become employees (as defined in the 2009 plan) as a result of such transaction.

Shares of Citi common stock issued in connection with awards under the 2009 plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both.

If an award under the 2009 plan is forfeited, canceled, or expires prior to the issuance of shares, the shares subject to such award will be available for future grants under the 2009 plan. However, shares subject to outstanding awards granted under other plans shall not be subject to future issuance pursuant to awards granted under the 2009 plan. Additionally, any and all shares tendered by a participant to pay an option exercise price, withheld by Citi to satisfy tax withholding obligations, repurchased by Citi with option exercise proceeds or covered by a stock-settled SAR (without regard to the number of shares actually issued upon exercise) will be considered issued under the plan and shall not be added to the maximum number of shares that may be issued.

Limits on Awards. There are no limits to the class or classes of employees to which awards may be granted under the 2009 plan, or to the number of shares authorized for grant that may be granted pursuant to the various types of awards permitted under the plan. However, the aggregate number of shares of Citi common stock that may be subject to awards of stock options, SARs and/or stock awards under the 2009 plan to any one employee in a calendar year shall not exceed 2,065,624. This limit is as equitably adjusted pursuant to Section 6(e) of the 2009 plan on account of the reverse stock split that occurred in 2011. This limit will be subject to further adjustment, as described below, to reflect any other changes in the outstanding common stock.

Types of Awards. The following types of awards may be made under the 2009 plan. All of the awards described below are subject to the conditions, limitations, restrictions, and vesting and forfeiture provisions determined by the committee, in its sole discretion, subject to such limitations as are provided in the plan. The number of shares subject to any award is also determined by the committee, in its discretion.

Restricted Stock. A restricted stock award is an award of outstanding shares of Citi common stock that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend equivalent payments on the shares subject to their awards during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to indicate a voting preference with respect to the shares underlying their awards. All shares underlying outstanding (unvested) restricted stock awards as to which no voting instructions are received are voted proportionately to the restricted shares for which voting instructions are received.

Deferred Stock. A deferred stock award is an unfunded, unsecured promise to deliver shares of Citi common stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the committee. Participants do not have voting rights (their rights are no greater than a general unsecured creditor of the company), but generally receive dividend equivalent payments during the vesting period (unless the awards are subject to performance-vesting criteria).

Stock Units. A stock unit is an award denominated in shares of Citi common stock that may be settled either in shares and/or cash, subject to terms and conditions determined by the committee.

Stock Payment. Subject to plan limits, the committee may issue unrestricted shares of Citi common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the committee determines. A stock payment may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the IRC), or to provide incentives or recognize special achievements or contributions. Because stock payments are not subject to vesting conditions, they may be made only from the 20% of the shares authorized for awards under the 2009 plan that are not subject to the minimum vesting requirements described below.

Non-qualified Stock Options. An award of a non-qualified stock option under the 2009 plan grants a participant the right to purchase a specified number of shares of Citi common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the “fair market value” (see below) of Citi common stock on the grant date. The term of a non-qualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid with cash, shares of Citi common stock already owned by the participant, or with the proceeds from a sale of the shares subject to the option. A non-qualified stock option is an option that does not qualify under Section 422 of the IRC.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the IRC, which include an exercise price of no less than 100% of “fair market value” on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by stockholders. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment with respect to any gain related to the exercise of the option.

Stock Appreciation Rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of Citi common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of fair market value of a share of Citi common stock on the grant date) times the number of shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the “fair market value” of Citi common stock as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Citi common stock.

Definition of “Fair Market Value.” For purposes of setting the exercise price of any option or SAR granted under the 2009 plan, “fair market value” means the NYSE (or other national securities exchange) closing price on the trading date immediately preceding the grant date, or the closing price on the grant date, in the case of a grant to a Section 16(a) officer. The committee, in its discretion, may apply other definitions of fair market value for other purposes in administering the plan, such as when determining the number of shares in an award.

Minimum Vesting Requirements. Under the 2009 plan, not more than 20% of the shares available for awards under the plan may be subject to awards that may vest in full prior to the third anniversary of the award date (except in certain circumstances, such as retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a participant’s employer or other similar event). Additionally, this three-year minimum vesting schedule will not apply to the extent that any award would become vested upon the achievement of performance objectives over a period of at least one year, and such objectives are in fact achieved. Notwithstanding the foregoing, 34,623,453 shares (as adjusted for the 2011 reverse stock split) issued as stock payments in settlement of “common stock equivalent” awards in April 2010, were exempted from this minimum vesting requirement pursuant to the proposal approved by stockholders at the annual meeting on April 20, 2010, and do not count against the 20% of the total authorized shares that may vest in fewer than three years.

Payment of Exercise Price. Payment of the exercise price of a non-qualified stock option or incentive stock option may be made by methods permitted by the committee from time to time, including payment in cash, by tendering (actually or by attestation) shares of Citi common stock owned by the participant for any minimum period of time that the committee may specify, and that have a fair market value equal to the exercise price; by a combination of cash and shares of Citi common stock; or by authorizing the sale of the number of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the committee may provide that stock options can be “net exercised” — that is, by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares plus the amount of withholding tax due upon exercise.

Prohibition Against Repricing. The 2009 plan prohibits the issuance of awards in substitution for outstanding awards or any other adjustment that would constitute a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards.

Limitation of Reload Options. The 2009 plan prohibits the grant of reload options, except upon the exercise of options previously granted under other plans that included a reload feature, or upon the exercise of such subsequently granted reload options.

Forfeiture Provisions Following a Termination of Employment. Awards under the 2009 plan may be subject to forfeiture if, after a termination of employment, the participant engages in certain activities that are materially injurious to or in competition with Citi. The committee has discretion to determine the post-employment forfeiture conditions, if any, that will be included in the terms of each award.

Non-U.S. Participants. To accommodate differences in local law, tax policy or custom, awards granted to employees who are not U.S. nationals or who are employed outside the U.S. may be subject to special terms, conditions and documentation as provided by the committee.

Deferrals. The committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award, for such periods and upon such terms and conditions as the committee determines, but not in contravention of Section 409A of the IRC. In addition, the committee may, but not in contravention of Section 409A of the IRC, determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent Citi or any subsidiary from being denied a deduction under Section 162(m) of the IRC with respect to an award granted under the 2009 plan.

Non-Transferability. During the vesting period, and prior to the lapse of any sale restriction on shares delivered in an option or SAR exercise, awards and sale restricted shares are not transferable other than by will or the laws of descent and distribution. However, the committee may permit participants to transfer certain non-qualified stock options or shares issued as a result of an option or SAR exercise but that are subject to a restriction on transferability one time to an immediate family member or a trust for the benefit of immediate family members.

Adjustments. The 2009 plan provides that the committee shall make appropriate equitable adjustments to the maximum number of shares available for issuance under the 2009 plan and other limits stated in the plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. Such changes will be made to reflect changes in the capital structure of Citigroup Inc. (including a change in the number of shares of common stock outstanding) on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, and/or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders. Such adjustments will be made only to the extent they conform to the requirements of applicable provisions of the IRC and other applicable laws and regulations. The committee, in its discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to the Company.

Pursuant to this adjustment provision in the 2009 plan, effective September 10, 2009, the number of shares available for grant as of such date was proportionately increased to 1,032,812,186 shares (from 250,000,000 shares available for grant at April 20, 2009) to reflect increases in the number of shares of common stock outstanding that resulted from the Company issuing new shares of common stock in exchange for outstanding preferred securities on July 29 and September 10, 2009. This adjustment was made to ensure that the percentage of outstanding common equity authorized for grant under the 2009 plan would not be reduced by the issuance of new shares of common stock in the exchange transactions that were expected to occur later that year, and for which purpose stockholders approved an amendment to the Company’s restated certificate of incorporation on September 3, 2009, increasing the number of shares of common stock the company is authorized to issue to 60 billion. The number of shares available for grant as of May 6, 2011, the effective date of a 1-for-10 reverse stock split, was equitably adjusted by a factor of 10, as were the numbers of shares subject to outstanding awards and stock options, and the exercise prices of outstanding stock options.

Change of Control. The 2009 plan provides that at any time prior to, at or after the time of a “change of control” (see below) that, with respect to a participant whose employment has been terminated as a result of the “change of control,” the committee may, in its discretion, provide for the acceleration of any time periods or the waiver of any other conditions to vesting, exercise, payment or distribution of an award, or provide for the purchase of any award. For these purposes, a termination as a result of the “change of control” means involuntary termination of employment other than for “gross misconduct” or by the participant for “good reason” (each as defined in the applicable award agreement) upon, or on or prior to the first anniversary of the “change of control.” In addition, the committee may also provide for the termination or adjustment of awards as it deems necessary to reflect a transaction or change, or for the assumption or substitution of awards by a surviving corporation, upon a “change of control.”

The 2009 plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 25% or more of the combined voting power of then outstanding securities (except the acquisition of common stock by the U.S. government in exchange for preferred securities pursuant to the transaction announced by Citi on February 27, 2009, and consummated on September 10, 2009); (ii) adoption by stockholders of a plan or proposal for the dissolution or liquidation of Citigroup Inc.; (iii) specified changes in the majority of the board of directors (not including the election of directors whose election or nomination was approved by a majority of the then incumbent board); (iv) a sale, transfer or distribution of all or substantially all of Citi’s assets; or (v) a reorganization, merger, consolidation or other corporate transaction that results in Citi stockholders not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.

Notwithstanding the foregoing, for any awards subject to Section 409A of the IRC, the effect of a change of control and what constitutes a change of control will be set forth in the terms governing the actual award.

Rights as a Stockholder. Unless the committee determines otherwise, a participant will not have any rights as a stockholder with respect to shares covered by an award until the date that the participant becomes the holder of record with respect to such shares.

Tax Withholding. Citi retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes (including hypothetical taxes owed to Citi by tax-equalized expatriates) required by law or regulation to be withheld with respect to any taxable event as a result of the 2009 plan. Any failure to timely pay tax-related obligations owing to Citi in connection with an award may result in its cancellation.

Amendment and Termination. The 2009 plan may be amended, suspended or terminated by the board at any time, provided that no amendment shall be made without stockholder approval if it would materially increase the number of shares available under the plan, materially expand the types of awards available under the plan or the class of persons eligible to participate in the plan, materially extend the term of the plan, materially change the method of determining the exercise price of an option or SAR granted under the plan, delete or limit the prohibition against repricing, or otherwise require approval by stockholders in order to comply with applicable law or the rules of the NYSE (or principal national securities exchange upon which Citi’s common stock is traded). Notwithstanding the foregoing, with respect to awards subject to Section 409A of the IRC, any termination, suspension or amendment of the plan shall conform to the requirements of Section 409A of the IRC. Except as set forth in the following paragraph, and in certain other limited circumstances, as specified in the 2009 plan (including to mitigate unanticipated adverse tax consequences to a participant resulting from income recognition prior to the vesting date of an award under Section 457A of the IRC or other tax law), no termination, suspension or amendment of the 2009 plan shall adversely affect the right of any participant with respect to a previously granted award, as determined by the committee, without the participant’s written consent. However, the committee will not be required to amend or modify any award, nor will Citi be liable for any adverse tax consequences to a participant from any such amendment or modification or failure to amend or modify an award.

The committee may modify an award to the extent required or permitted under any applicable law, regulation, rule, regulatory guidance or legal authority or any policy implemented at any time by Citi in its discretion to (a) comply with any legal, regulatory or governmental requirements, directions, supervisory comments, guidance or promulgations, specifically including but not limited to guidance on remuneration practices or sound incentive compensation practices promulgated by any U.S. or non-U.S. governmental agency or authority, (b) comply with the listing requirements of any stock exchange on which Citi’s common stock is traded, or (c) comply with or enable Citi to qualify for any government loan, subsidy, investment or other program.

Duration. The 2009 plan will terminate on April 21, 2014, unless terminated earlier by the board.

Any future awards under the 2009 plan will be granted at the discretion of the committee and are not yet determinable. Pursuant to SEC rules, the table below shows the amount of options received under the 2009 plan to date (or to be received under the 2009 plan, if determinable) by the persons and groups of persons identified in the table. The table does not include any information on future awards under the 2009 plan. No associate of a director, director nominee or an executive officer has been granted an option under the 2009 plan unless such person was an employee, executive officer or director of the Company at the time of such grant. No single person has received or is to receive as much as five percent of the options, warrants or rights granted or that may be granted under the 2009 plan. As of January 1, 2009, directors can no longer elect to receive options as part of their compensation.

Persons or groups of persons	Options granted under the 2009 plan from April 21, 2009 to January 31, 2012 (number of shares)
Vikram Pandit, CEO, director and director nominee	500,000
John Gerspach, CFO	150,000
John Havens, President and COO, Citigroup; CEO, Institutional Clients Group	200,000
Brian Leach, Chief Risk Officer	150,000
Manuel Medina-Mora, CEO, Global Consumer Banking and Chairman, Mexico and Latin America	200,000
All current executive officers, as a group	1,970,000
All current directors who are not executive officers, as a group	0
Each nominee for election as a director:
Franz B. Humer	0
Robert L. Joss, Ph.D	0
Michael E. O’Neill	0
Lawrence R. Ricciardi	0
Judith Rodin	0
Robert L. Ryan	0
Anthony M. Santomero	0
Joan E. Spero	0
Diana L. Taylor	0
William S. Thompson, Jr.	0
Ernesto Zedillo Ponce de Leon	0
All employees, including all current officers who are not executive officers, as a group	37,165,934

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2009 plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock. A participant generally will not be taxed at the time of a restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time, less any amount paid for the shares. Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the IRC within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently forfeited, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a Section 83(b) election, dividends or dividend equivalents paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which currently is subject to the same rate as capital gains income.

Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, Citi will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Deferred Stock. A participant will generally not recognize taxable income on the grant of a deferred stock award until shares subject to the award are distributed. The amount of this ordinary income will be the fair market value of the shares of Citi common stock on the date of distribution. Any dividend equivalents paid on unvested deferred stock awards are taxable as ordinary income when paid to the participant.

Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant. Citi will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.

Stock Units. Awards of stock units that are subject to a substantial risk of forfeiture are treated, for federal income tax purposes, in substantially the same manner as deferred stock awards described above.

Stock Payments. A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant.

Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Citi common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction on the exercise date in an amount equal to the amount of ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise.

Incentive Stock Options (ISOs). No taxable income is recognized by a participant on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO nor within one year from the date of exercise, the participant will be entitled to treat any gain related to the exercise of the ISO as capital gain (instead of ordinary income), and Citi will not be entitled to a deduction by reason of the grant or exercise of the ISO. If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction in an amount equal to the amount of the ordinary income resulting from a disqualifying disposition.

Stock Appreciation Rights (SARs). Generally, a participant will not recognize taxable income upon the grant of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the fair market value of the Citi common stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether the shares of Citi common stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, upon the exercise of a SAR, Citi will ordinarily be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Withholding. Citi will deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy the minimum federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the 2009 plan.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the IRC limits the deduction to Citi for compensation paid to the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer (covered employees) to $1 million per executive per taxable year. However, compensation paid to covered employees will not be subject to such deduction limit if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the IRC. The 2009 plan is designed so that options and SARs qualify for this exemption, and it permits the committee to grant other awards designed to qualify for this exemption. The committee is authorized to also grant awards that are not qualified under Section 162(m) of the IRC.

The accelerated vesting of awards under the 2009 plan upon a change of control of Citigroup Inc. could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the IRC), which payments are subject to a 20% excise tax imposed on the participant. Citi would not be able to deduct the excess parachute payments made to a participant.

Section 409A of the IRC. Certain awards under the 2009 plan may be subject to Section 409A of the

IRC, which regulates “nonqualified deferred compensation” (as defined in Section 409A). If an award under the 2009 plan (or any other Citi plan) that is subject to Section 409A is not administered in compliance with Section 409A, then all compensation under the 2009 plan that is considered “nonqualified deferred compensation” (and awards under any other Citi plan that are required pursuant to Section 409A to be aggregated with the award under the 2009 plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Section 457A of the IRC. Awards under the 2009 plan that constitute “nonqualified deferred compensation” (as defined in Section 457A) to participants employed by “nonqualified entities” (as defined in Section 457A) are subject to U.S. income inclusion in the year in which the awards are no longer subject to a substantial risk of forfeiture, which may occur prior to when shares are distributable to a participant pursuant to the terms of the award. Reporting and withholding requirements may apply. A failure to timely report U.S. income or pay associated taxes in accordance with Section 457A may result in late tax payment or under-reporting penalties for an affected participant, and in certain circumstances, an additional 20% tax. Generally, a “nonqualified entity” is any foreign corporation unless substantially all of its income is effectively connected with the conduct of a trade or business in the United States, or unless it is subject to a comprehensive foreign income tax. Certain entities that would be taxed as partnerships in the U.S. also may be treated as “nonqualified entities” unless substantially all income of the entity (or allocated by the entity to its partners) is subject to U.S. income tax or another comprehensive foreign income tax.

Equity Compensation Plan Information

Most of Citi’s outstanding equity awards have been granted under four stockholder approved plans—the 2009 plan, the Citigroup 1999 stock incentive plan (1999 plan); the Travelers Group capital accumulation plan (Travelers plan); and the 1997 Citicorp stock incentive plan (Citicorp plan). A small percentage of currently outstanding equity awards were granted under the Citigroup employee incentive plan (EIP), for which stockholder approval was not required or sought. All outstanding awards under the EIP and plans other than the 1999 plan and the 2009 plan were granted prior to April 19, 2005. All awards under the 1999 plan were granted prior to April 21, 2009.

All of the plans are administered by the committee, which is composed entirely of non-employee independent directors. Employees eligible to participate in Citi’s equity plans are selected by management from time to time subject to the committee’s approval.

Effective April 21, 2009, stockholders approved adoption of the 2009 plan, and the 1999 plan was terminated as a source of shares for future awards. Stockholders approved amendments to the 2009 plan effective April 20, 2010 and April 21, 2011.

Please refer to proposal 3 in this proxy statement for details regarding a proposed amendment to the 2009 plan.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	84,222,791	(1)	$68.86	(2)	81,423,330	(3)
Equity compensation plans not approved by security holders	59,921	(4)	$466.20		0

Total	84,282,712		$69.53		81,423,330

(1)

Includes 46.72 million shares issuable upon the vesting of deferred stock awards. Does not include an aggregate of 14,551 shares subject to outstanding options granted by a predecessor company under a plan assumed by Citi in a merger. Citi has not made any awards under this plan, and it is not considered as a source of shares for future awards.

(2)	Does not include 14,551 shares subject to outstanding options under a plan assumed by Citi in a merger. The weighted-average exercise price of the options is $275.02 per share.

(3)	Represents shares available for issuance pursuant to various types of awards under the 2009 plan, including awards of restricted stock, in addition to (or in lieu of) options, warrants and rights.

(4)	Includes 79 shares issuable upon the vesting of deferred stock awards.

The following disclosure is provided with respect to the EIP, which has not been submitted to stockholders for approval, and which remains active only with respect to previously granted awards. The EIP was terminated as a source of shares for new awards effective upon approval by stockholders of the amended and restated 1999 plan on April 19, 2005. Because the EIP continues to govern outstanding awards granted prior to April 19, 2005, various technical amendments designed to comply with changes in tax law and/or accounting standards have been made to the EIP since April 19, 2005. Additional information regarding Citi’s equity compensation programs can be found in Note 8 to Citi’s financial statements contained in its 2011 annual report on Form 10-K.

Non-Stockholder Approved Plan

The EIP was originally adopted by the board of directors in 1991. Executive officers and directors of the Company were not eligible to receive awards under the EIP. The EIP was used to grant stock options and restricted or deferred stock awards to other participants in CAP and new hires. CAP is an incentive and retention award program pursuant to which a specified portion of a participant’s incentive compensation (or commissions) is delivered in the form of a restricted or deferred stock award. In some cases, CAP awards under the EIP were comprised of restricted or deferred stock and/or stock options. Vesting periods for restricted and deferred stock awards under the EIP, including awards pursuant to CAP, were generally from three to five years. Stock options awarded under the EIP, including CAP options, are non-qualified stock options. Options granted prior to January 1, 2003 have 10-year terms and vest at a rate of 20% per year, with the first vesting date generally occurring 12 to 18 months following the grant date. Options granted on or after January 1, 2003 generally had six-year terms and vested over three or four years. Generally, the terms of restricted and deferred stock awards and options granted under the EIP provide that the awards will be canceled if an employee leaves the company, except in cases of disability or death, or after satisfying certain age and years of service requirements. No awards have been granted under the EIP since it was terminated as a source of shares for new awards on April 19, 2005.

Proposal 4: Advisory Vote to Approve Citi’s 2011 Executive Compensation

As required by Rule 14a-21(a) of the Securities Exchange Act, we are seeking an advisory vote on the compensation of named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to Citi’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Citi is committed to responsible and effective compensation practices. Citi seeks to balance the need to compensate its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of risk management and performance metrics that reward long-term contributions to sustained profitability. Citi’s programs aim to: enhance stockholder value through the practice of responsible finance, facilitate competitiveness by attracting and retaining the best talent, promote meritocracy by recognizing employee contributions, and manage risk through sound incentive compensation practices.

Exceptional employees, and exceptional efforts by those employees, have been required to implement Citi’s strategy when there continues, despite the downturn in certain businesses, to be worldwide competition for proven talent in many parts of the financial services industry and a difficult global economic climate. In awarding executive compensation, we have taken into account the factors below as well as others described in the Compensation Discussion and Analysis section of this proxy statement.

2011 Compensation Highlights

•

In 2011, Citi sustained solid profitability by executing on its long-term strategy. Citigroup net income was $11.1 billion in 2011, an increase of 4.4% over 2010. Citi has now had eight consecutive quarters of profitability, demonstrating that Citi’s business model and geographic diversity can deliver consistent and stable overall results despite a challenging environment for capital markets. Citi continues to be one of the best capitalized large banks in the world, and has taken aggressive actions to manage and reduce risk-weighted assets; Citi Holdings assets continued to decline and comprised just 14% of Citigroup’s balance sheet at the end of 2011 (12% after the move of Retail Partner Cards from Citi Holdings to Citicorp in the first quarter of 2012).

•

Compensation paid to the named executive officers appropriately reflects Citi’s current results and prospects for growth. The committee awarded annual incentive compensation, in addition to salary, to Mr. Pandit for the first time in four years in a manner commensurate with his responsibilities and the success of his implementation of Citi’s long term strategies.

•

Important changes in Citi’s programs for 2011. Citi repaid TARP funds in 2010, and in 2011 was not subject to TARP-related requirements governing the structure of executive compensation. Citi continues to be subject to bank regulatory guidance in the US and other countries regarding sound incentive compensation practices. The structure of the annual incentive awards for 2011 reflects the committee’s judgment and is also responsive to regulatory guidelines. The structure includes deferred cash awards with a performance-based vesting feature as an element of Citi’s approach to aligning incentive compensation with risk-balancing principles.

•

Citi continues to limit immediate cash bonuses. In 2011, 60% of the annual incentive awards to each named executive officer is deferred and vests over a four year period, and the remaining 40% of the annual incentive awards is delivered as a cash payment.

•

Citi’s deferred awards include a performance-based vesting feature. Half of each senior manager’s deferred incentive award is a fixed value deferred cash award that is subject to performance-based vesting over four years and is subject to clawbacks. Under the performance-based vesting provision, if Citi incurs losses during the vesting period, the value of the deferred cash award is reduced on a formulaic basis. In addition, the clawback feature permits the committee to reduce or eliminate the award in specified circumstances, such as a material failure of risk management. The committee structured the deferred cash award to limit incentives to take imprudent or excessive risks that could result in Citi losses; the award earns a notional fixed interest rate but does not increase in value through risk-taking activities or otherwise.

•

Stock awards are subject to holding requirements and anti-hedging policies. Half of the deferred award was made in the form of Citi common stock and is therefore inherently performance-based, and in addition is subject to clawbacks. The committee awarded deferred stock as a component of senior management’s annual incentive awards, to align their interests with stockholders and other stakeholders. The awards to executive officers are subject to a stock ownership commitment, and Citi has trading policies that limit hedging strategies that might otherwise undercut the purpose of the stock ownership commitment.

In addition, executives’ interests remain aligned with those of stockholders even after termination of employment through stock that vests over time after termination of employment.

•

No special benefits. The named executive officers are not eligible for tax gross-ups and had no employment or compensation guarantees. They do not have special severance or change in control agreements. Citi froze or eliminated most supplemental executive retirement benefits (SERPs) a decade ago and the named executive officers are not eligible for new SERP benefits. Like other highly paid Citi employees, they pay more for medical benefits than lower-paid employees.

•

Citi’s executive compensation structure is designed to incentivize the delivery of long-term results aligned with risk balancing principles. Citi continues to refine its incentive compensation policies to conform to regulatory guidance in the US and other countries regarding sound incentive compensation policies and to enhance the balancing of risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks.

•

Citi enhanced its performance evaluation process to formally integrate opinions of personnel from the compliance, finance, independent risk, internal audit and legal functions (the control functions) in the performance evaluations of several hundred senior employees worldwide, including the named executive officers.

•

Deferred compensation awarded to all individual employees who have influence over Citi’s material risks (covered employees), including the named executive officers, continues to be at risk during the vesting period through clawbacks, performance-based vesting, and fluctuations in Citi’s stock price.

•	Citi’s incentive compensation pools are adjusted for the amount of risks taken to achieve results, thereby curtailing incentives for employees to take imprudent risks.

•

In 2011, the committee made long-term performance retention awards to senior executives to retain and ensure the stability of Citi’s post-crisis leadership team and to enable them to focus on executing a strategy for sustainable future growth of the franchise. These awards have substantial vesting and performance conditions and will deliver value to the extent Citi’s long-term business strategy is successful. The awards have several features designed to curtail imprudent or excessive risk-taking in the achievement of the performance conditions.

•

Independent compensation consultant. For the 2011 compensation year, the only consultant retained by the committee to advise the committee on its compensation determinations was Independent Compensation Committee Adviser, LLC (ICCA). ICCA has advised the committee since 2006 and has never performed work for Citi other than its assignments from the committee.

The board recommends that you vote for advisory approval of the foregoing resolution approving Citi’s executive compensation as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related materials contained in this proxy statement.

Stockholder Proposals

Citi makes every effort to be responsive to concerns expressed by our stockholders by engaging in dialogues, participating in issuer/investor working groups and adopting policies or initiatives responsive to stockholder concerns when we felt it was in the best interests of all stockholders. Over the years, Citi has met with several proponents and other interested parties regarding such issues as the company’s response to new credit card regulations, derivatives, risk management, repos, auditor rotation and trade association payments among others. We encourage our stockholders to communicate with management and the board of directors. Any stockholder wishing to communicate with management, the board of directors or an individual director should send a request to the corporate secretary as described on page 17 in this proxy statement.

Proposal 5

Evelyn Y. Davis, Editor, Highlights and Lowlights, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, DC 20037, owner of 326 shares, has submitted the following proposal for consideration at the annual meeting:

RESOLVED: “That the stockholders of Citigroup assembled in Annual Meeting in person and by proxy hereby request the Board of Directors to have the Company furnish the stockholders each year with a list of people employed by the Corporation with the rank of Vice President or above, or as a consultant, or as a lobbyist, or as legal counsel or investment banker or director, who, in the previous five years have served in any governmental capacity, whether Federal, City or State, or as a staff member of any CONGRESSIONAL COMMITTEE or regulatory agency, and to disclose to the stockholders whether such person was engaged in any matter which had a bearing on the business of the Corporation and/or its subsidiaries, provided that information directly affecting the competitive position of the Corporation may be omitted.”

REASONS: “Full disclosure on these matters is essential at Citigroup because of its many dealing with Federal and State agencies, and because of pending issues forthcoming in Congress and/or State and Regulatory Agencies.”

“At the 2009 Annual Meeting, the owners of 220,803,277 shares, representing approximately 9.71% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

MANAGEMENT COMMENT

Summary

Federal and state regulations, along with Citi’s Code of Conduct, appropriately address the issues raised by the proposal. Adoption of the proposal is not in the best interests of Citi or its stockholders.

Discussion

Citi recruits and selects its directors, officers, employees, and outside professionals on the basis of their qualifications, expertise, and integrity. When Citi hires a former governmental worker, it is subject to numerous federal, state, and local laws that regulate the activities of officials after they leave government service. In addition, Citi’s Code of Conduct requires employees to be sensitive to activities, interests, or relationships that might interfere with, or even appear to interfere with their ability to act in the best interests of Citi and its stakeholders.

SEC rules already require Citi to describe in public filings sent to or available to all stockholders the business experience during the past 5 years of all of its directors and executive officers. Please see this Proxy Statement for a description of the business experience of each of our directors and Citi’s 2011 Form 10-K Report for a description of the business experience of each of our executive officers. Disclosure of prior government service of the additional people covered by the proposal would not provide any meaningful information to justify the cost or burden of preparing a special report.

Because the preparation of this report would require the expenditure of funds without a meaningful benefit to stockholders or this proposal is unnecessary; therefore the board recommends that you vote against this proposal 5.

Proposal 6

The Firefighters’ Pension System of the City of Kansas City, Missouri, Trust, 414 East 12th Street, 12th Floor, City Hall, Kansas City, MO 64106, beneficial owner of 24,710 shares and Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, Burlington, MA 01803, beneficial owner of 11,811 shares have submitted the following proposal for consideration at the annual meeting:

Resolved, that the shareholders of Citigroup, Inc. (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the amounts that the Company has paid or incurred in connection with influencing legislation; participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and attempting to influence the general public, or segments thereof, with respect to elections, legislative matters or referenda.

The report should include (a) contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities and (b) the portions of any dues or other payments that are made to a tax-exempt organization for an expenditure or contribution that, if made directly by the Company, would not be deductible under section l62(e)(1) of the Internal Revenue Code. The report should identify each recipient, the amount paid to each, and the purpose of any contribution or expenditure.

Stockholder Supporting Statement

As long-term shareholders of Citigroup, we support transparency and accountability in corporate spending on lobbying and political activities. The expenditures upon which we seek a report are those that Congress has said do not warrant a deduction as an ordinary and necessary business expense, namely, lobbying, participation in the political system by supporting or opposing candidates for office, and trying to influence the general public or segment thereof as to elections, legislative matters or referenda. This includes payments to third parties, including trade associations and other tax-exempt groups, which payments are used for expenditures that would not be deductible if made by the company itself.

Disclosure is consistent with public policy and we believe, in the best interest of the company and its shareholders. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value. Moreover, publicly available data does not provide a complete picture of the Company’s lobbying or political expenditures. Thus the Company’s payments to trade associations for these purposes are undisclosed and unknown, as are any payments to tax-exempt groups that work to influence legislation and political campaigns, as well as public opinion that could affect legislation or elections.

The sums involved can be significant. A 2010 Bloomberg story reported that several health insurers donated $86.2 million to the U.S. Chamber of Commerce in 2009-10 for advertisements, polling and grassroots events to drum up opposition to health care reform legislation. A former Federal Election Commission chairman described this figure as “breathtaking”.

We believe that shareholders need improved disclosure in order to fully evaluate the use of corporate assets on these activities. Thus, we urge you to vote FOR this critical governance reform.

MANAGEMENT COMMENT

Summary

Citi has a set of governance policies that render the proposal unnecessary and not in the best interests of Citi’s shareholders. Citi’s Political Contributions and Lobbying Statement (the “Statement”) specifically prohibits the use of Citi corporate funds to make independent expenditures; Citi prohibits its trade and business associations from using Citi funds (whether dues or other) to make independent expenditures; and Citi’s board, through its nomination, governance and public affairs committee, has oversight responsibility for permissible political contributions as well as trade and business association payments. The Statement and the charter of the nominations, governance and public affairs committee can be found at http://www.citigroup.com/citi/corporategovernance/docs.htm.

Discussion

The proposal seeks disclosure about what are known as “independent expenditures”— that is, expenditures by an entity other than the political candidate or his campaign that support the candidate (or criticize his or her opponent), or contributions to such an entity by a company or trade association. Following the Supreme Court’s decision permitting corporations to make independent expenditures in connection with political campaigns, Citi’s board of directors amended the Statement to reiterate the company’s long-standing practice of not using corporate funds for such independent expenditures. We disclose to our shareholders and the public a list of all corporate political contributions as well as contributions made by Citi’s Political Action Committee (PAC). This list, which is updated and posted on our website annually, in order to promote transparency and accountability, can be found at http://www.citigroup.com/citi/corporategovernance/docs.htm.

Citi has recently adopted several additional measures to promote transparency in and improve oversight of its political activity-related spending. First, the nomination, governance and public affairs committee, which consists entirely of independent directors, amended its charter so that it has oversight responsibility for trade association memberships and spending, in addition to its existing oversight responsibility for political contributions. As part of this oversight responsibility, this committee receives reports from management on Citi’s political contributions and its trade and business association memberships and payments. Second, in 2011, Citi sent letters to the trade/business associations it supports requesting that they confirm that they have a process that assures that no funds provided by any Citi entity (whether by way of dues or otherwise) to the trade or business association will be used for “independent expenditures.”

Citi complies with disclosure requirements pertaining to political contributions under federal, state and local laws and regulations. Citi’s approach to, and the rationale for, making political contributions is stated in Citi’s Political Contributions and Lobbying Statement. Citi believes it has a responsibility to its clients, stockholders, and employees to be engaged in the political process in a nonpartisan manner to protect and promote our shared interests.

Corporate political contributions are prohibited at the federal level. Political contributions to federal candidates, political party committees, and political action committees are made by Citi’s PAC, which is not funded by corporate funds but from the personal funds of employees given voluntarily. Such contributions by the PAC are reported in filings with the Federal Election Commission and are available on our website.

Citi is of course, a member of a number of trade associations. It joins trade associations for a variety of reasons, most of which are unrelated to lobbying, including training, industry relationship development, and sharing of costs of commenting on proposed regulations. Trade associations, like corporations, are prohibited from making corporate political contributions to federal candidates and political party committees. Therefore, although Citi pays membership dues to trade associations, Citi’s payments are not used to make political contributions to federal candidates or officeholders, and as noted above Citi prohibits the use of funds it provides to trade associations for independent expenditures.

The only additional information for which the proposal appears to ask is information about the lobbying activities of trade associations. However, trade associations are legally, and operate as, separate entities apart from their members. They can and do take a wide variety of positions on a number of matters, not all of which Citi supports. Citi alone does not and cannot control the lobbying activities of trade associations of which it is one of many members. Accordingly, disclosure of the portion of Citi’s trade association dues that are used for lobbying would not provide stockholders with a greater understanding of Citi’s strategies or philosophies about its political contributions, legislative priorities or lobbying activites.

Because Citi has a Political Contributions and Lobbying Statement pursuant to which we post on our website a list of all corporate political contributions and contributions made by Citi’s Political Action Committee and because Citi has adopted several governance procedures around its political and trade association spending activities designed to provide greater oversight and prevent the use of Citi funds for independent expenditures, this proposal is unnecessary; therefore the board recommends that you vote against this proposal 6.

Proposal 7

Executives To Retain Significant Stock

Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, beneficial owner of 1,607 shares, has submitted the following proposal for consideration at the annual meeting:

RESOLVED, Shareholders urge that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of stock acquired through equity pay programs until one-year following the termination of their employment and to report to shareholders regarding this policy before our next annual shareholder meeting.

Shareholders recommend that our executive pay committee adopt a percentage of 25% of net after-tax stock. The policy shall apply to future grants and awards of equity pay and should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to executives.

As a minimum this proposal asks for a retention policy going forward, although the preference is for immediate implementation to the fullest extent possible.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans after employment termination would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that at least hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to more fully realize our company’s potential:

The Corporate Library, an independent research firm, rated our company “High Concern” in executive pay.” The Corporate Library had continuing concern that executive pay was not sufficiently linked to company performance. Our company’s TARP-related restrictions on executive pay will not apply starting in 2011.

Our Chairman, Richard Parsons was designated a “Flagged (Problem) Director” by The Corporate Library because he chaired the Citigroup Executive Pay Committee with a track record of overpaying executives. Nonetheless Mr. Parsons was still on our Nomination Committee and Executive Pay Committee. Mr. Parsons received our second highest negative votes.

Alain Belda received our highest negative votes was on the same board committees as Mr. Parsons. Both Parson and Belda had more than 14-years long tenure – independence concern.

Please encourage our board to respond positively to this proposal:

Executives to Retain Significant Stock — Yes on 7.

MANAGEMENT COMMENT

Summary

Citi’s stock ownership commitment (SOC) combined with Citi’s compensation policies that provide for clawbacks and the delayed vesting of restricted and deferred stock awards after termination of employment address the concerns raised by this proposal and render it unnecessary. Adoption of the proposal would also put Citi at a competitive disadvantage in recruiting and retaining talent.

Discussion

Citi has a highly restrictive stock ownership commitment, requiring senior management to hold a substantial portion – generally 75% — of the net shares delivered to them as incentive compensation granted under Citi’s equity programs while they are members of senior management. The SOC is described at pages 9, 17 and 58 of this proxy statement.

As part of its compensation program, Citi ordinarily awards restricted or deferred stock to its more senior employees as part of their annual bonus compensation. Citi’s restricted and deferred stock awards generally vest over a three- or four-year period. Because Citi’s most senior executives receive a large portion of their incentive compensation in the form of restricted or deferred stock, and are subject to the SOC, Citi’s most senior executives have a significant investment in Citi stock. This creates a strong alignment between the interests of these executives and those of Citi’s long-term stockholders.

Requiring Citi’s executives to continue to hold 25% of net after-tax stock for 1 year following their departure from Citi is unnecessary because there are compensating controls in place to prevent the types of behavior the proposal is designed to address. Post-departure holding periods are designed to prevent executives from taking actions that would cause the price of a company’s stock to rise as they depart in order for them to be able to sell their holdings at a high price before the behavior of the executive is discovered and corrected. Proponent cites no evidence that this has ever happened at Citi, or that it could happen given Citi’s internal controls over the disclosure process.

Moreover, Citi’s equity programs generally provide that where equity incentive awards are not forfeited upon termination of employment, the awards continue to vest on schedule for a period of up to four years. Thus for a substantial period following their departure, those Citi executives who might theoretically be in a position to engage in the improper activity the proponent hypothesizes in reality have a strong interest in the long-term performance of the stock. It would not be in their interest to artificially drive up the share price for the short term to sell their shares immediately following their departure, because for the period of time following their departure they would still have shares that they could not sell at the artificially high price because they would not yet have vested.

The proponent also requests that the proposed “Retention Policy” address hedging transactions that would undermine the intent of restricted or deferred stock awards. Citi has adopted a personal trading policy that limits trading by management and other employees in Citi stock and prohibits covered employees from engaging in hedging, derivative or other transactions that have an economically similar effect that would undermine the incentives created by deferred stock compensation structures and stock ownership commitments. The senior executives are among those covered by this policy.

Awards to senior executives are also subject to clawbacks, further addressing the concerns raised by the proponent. As discussed in the Compensation Discussion and Analysis on page 44 of this proxy statement, the Personnel and Compensation Committee provides compensation opportunities for our executive officers through a well-governed pay-for-performance program that rewards long-term, sustainable results aligned with our stockholder’s interests. The design of our executive compensation program also includes strong risk management and recoupment features that support our risk management goals. If performance turns out to be based on materially inaccurate financial statements or if an executive materially violates risk limits, incentive compensation will be forfeited. The clawback for executive officers applies to all nonvested deferred stock awards, including those awards that vest after termination of employment. See “Clawbacks applicable to named executive officer compensation” on page 54 for more information. As a result, concerns about Citi executives taking irresponsible actions to drive up the stock price in the short-term are also addressed by our “clawbacks.”

Because Citi has a stringent stock ownership commitment in place as well as compensating controls in the form of “clawbacks” and multi-year vesting periods on restricted and deferred stock that would address the concerns raised by the proposal, the board recommends a vote against this proposal 7.

Proposal 8

The City of New York Comptroller’s Office, as Custodian/Trustee of the New York City Pensions Fund, 1 Centre Street, Room 629, New York, NY 10007, is the beneficial owner of 70,723,833 shares of the company’s common stock, has submitted the following proposal for consideration at the annual meeting:

Resolved, shareholders request that the Citigroup, Inc. (the “Company”) Board of Directors have its Audit Committee conduct an independent review of the Company’s internal controls related to residential mortgage loan modifications, foreclosures and securitizations, and report to shareholders, at reasonable cost and omitting proprietary information, its findings and recommendations by September 30, 2012.

The report should evaluate (a) the Company’s compliance with (i) applicable laws and regulations and (ii) its own policies and procedures; and (b) policies and procedures to address potential financial incentives to foreclose when other options may be more consistent with the Company’s long-term interests.

Supporting Statement

Widespread irregularities in the mortgage securitization, servicing and foreclosure practices at large banks, including missing or faulty documentation and possible fraud, have harmed homeowners and exposed the Company to extraordinary legal and regulatory scrutiny.

“Faulty mortgages and foreclosure abuses have cost the nation’s five largest home lenders at least $65.7 billion” since 2007, according to Bloomberg (9/16/11), “and new claims may push the industrywide total to twice that amount.”

Experts have testified to Congress that perverse financial incentives are a root cause of the problems because they discourage servicers from acting in the best interests of mortgage investors, as is required, resulting in (a) wrongful and unnecessary foreclosures and (b) costly mortgage repurchases from investors due to breaches of representations and warranties.

A federal interagency review completed in April 2011 of the 14 largest mortgage servicers, including the Company, found foreclosure process weaknesses so severe that they had “an adverse effect on the functioning of the mortgage markets” and posed “significant risk to the safety and soundness of mortgage activities.”

Federal regulators specifically “identified certain deficiencies and unsafe or unsound practices” in the Company’s residential mortgage servicing and in its “initiation and handling of foreclosure proceedings.”

The interagency review, however, “was limited to the management of foreclosure practices and procedures, and was not, by its nature, a full scope review of the loan modification or other loss-mitigation efforts,” according to an FDIC statement.

The state attorneys general from nearly 50 states who are reportedly negotiating a $25 billion settlement with large banks to address improper foreclosure practices have also reportedly conducted few, if any, in-depth investigations.

The Dodd Frank Act empowers the Consumer Financial Protection Bureau to regulate abusive acts and practices, as well as those that are unfair or deceptive, an expansion of bank regulation that creates additional mortgage-related compliance risks for the Company.

These are among the reasons that shareholder cast 29.2% of their votes in favor of a substantially similar proposal calling for an independent review of mortgage and foreclosure practices at the Company’s 2011 annual meeting.

In September 2011, a year after extensive mortgage irregularities first surfaced, the acting head of the CFPB said the misaligned incentives that led to the “pervasive and profound” mortgage problems still persist.

We believe an independent review is necessary to reassure shareholders that the Company’s mortgage-related compliance controls are robust.

MANAGEMENT COMMENT

Summary

This proposal is unnecessary because the audit committee of the board of directors, comprised entirely of independent directors, already receives, and will continue to receive, independent risk-based reviews of Citi’s internal controls, including those relating to loan modifications, foreclosures and securitizations, from Citi’s independent Internal Audit function. In addition, federal banking regulators have required an independent review of certain residential foreclosure actions regarding individual borrowers with respect to the mortgage servicing portfolio at Citi and other major financial institutions. Senior Citi executives offered to meet with the proponent to discuss these issues, but the proponent declined.

Discussion

Citi’s Internal Audit function is headed by Citi’s Chief Auditor, who, in order to assure independence, reports directly to the audit committee rather than to a member of senior management. Internal Audit has performed and will continue to perform risk-based audits of Citi’s internal controls relating to loan modifications, foreclosures and securitizations. Citi’s internal audit team initiated comprehensive examinations and testing relating to the internal controls and processes for the Company’s mortgage servicing operations, including our processes for generating foreclosure affidavits and documentation for both foreclosures and mortgage securitizations. The results of these audits have been and will continue to be reported to the audit committee. Because of the extensive use of Citi resources to assist in the proper conduct of these reviews, a third party review would be an unnecessary use of Citi’s resources and personnel. In addition, Citi, like other major banking institutions, has engaged independent third party professionals, pursuant to agreements with banking regulators, to conduct a review of mortgage loans that have been involved in any foreclosure activities during the time period of January 1, 2009 through December 31, 2010. The review will determine compliance with contractual, federal and state requirements. This review provides further assurance that the proponent’s request for another independent review is duplicative and unnecessary. The extensive reviews of mortgage servicing processes and procedures that have recently been completed by Internal Audit, coupled with the independent review mandated by our regulators, are sufficient to address the concerns raised in the proposal.

Finally, it is important to note that Citi already provides to its shareholders and the public extensive information about loan modifications, foreclosures and securitizations. The “Consumer Loan Modifications Programs” are described on pages 86-87 of Citi’s 2011 Annual Report on Form 10-K and pages 61-64 of Citi’s 3rd Quarter Form 10-Q. Information concerning “Mortgage Representations and Warranties” are described on pages 88-90 of Citi’s 2011 Annual Report on Form 10-K and pages 64-67 of Citi’s 3rd Quarter Form 10-Q. Disclosure relating to Mortgage Securitizations can be found on page 91 of Citi’s 2011 Annual Report on Form 10-K and page 68-69 of Citi’s 3rd Quarter Form 10-Q. Information has also been provided on these topics in our recent earnings announcements among other places.

Citi has helped more than one million homeowners in their efforts to avoid potential foreclosure. Citi has instituted a variety of modifications programs to assist borrowers experiencing financial difficulties. These programs include modifying the original loan terms, reducing interest rates, extending the remaining loan duration and/or waiving a portion of the remaining balance.

Citi has already satisfied the request contained in this proposal for the audit committee to conduct an independent review of its internal controls through the reviews performed by its independent audit function and the review mandated by its regulators, rendering the proposal redundant and an unnecessary use of Company time and resources; therefore the board recommends a vote against this proposal 8.

Submission of Future Stockholder Proposals

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citi at the address on the cover of this proxy statement. The proposal must be received no later than November 8, 2012. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

With respect to stockholder nominees for director election at the next annual meeting and stockholder proposals for consideration at the next annual meeting that are not submitted for inclusion in Citi’s proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to Citi in accordance with Citi’s by-laws. The notice must be delivered to Citi’s Corporate Secretary between December 18, 2012 and January 17, 2013 and must comply with all applicable provisions of Citi’s by-laws. You can obtain a copy of Citi’s by-laws by writing to the Corporate Secretary at the address shown on the cover of this proxy statement.

Cost of Annual Meeting and Proxy Solicitation

Citi pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citi may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Citi will be specially compensated for these activities. Citi also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Citi has retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Citi’s officers and directors, and persons who own more than ten percent of a registered class of Citi’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Citi with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Citi believes that, during 2011, each of its officers and directors complied with all such filing requirements.

Householding

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2012 or in the future, he or she may telephone toll-free 1-800-542-1061 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

Citigroup Inc.

2012 Annual Shareholders Meeting

The Hilton Anatole, Dallas, Texas

Directions to Hilton Anatole:

The Hilton Anatole is located at 2201 North Stemmons Freeway (I-35E), in Dallas, Texas. The Hotel property may be accessed from its bordering streets: I-35E, Market Center Blvd. and Wycliff Ave.

From DFW Airport:

From the airport, take the Highway 183 East exit. Follow 183 East to 35E (Stemmons Frwy.)

South. Highway 183 East will merge into I-35E. Proceed South on I-35E, past Wycliff Ave., to

Market Center Blvd and turn right. You will see the Hotel on the right.

From Love Field Airport:

Exit the airport by turning West onto Mockingbird. Take Mockingbird to I-35E (Stemmons

Frwy.) South. Proceed South on I-35E, past Wycliff Ave., to Market Center Blvd and turn right.

You will see the Hotel on the right.

From I-45 (Houston):

From I-45, take I-35E North to Market Center Blvd. Turn left onto Market Center Blvd. and you will see the Hotel on the right.

From Fort Worth:

Center Blvd. Turn left onto Market Center Blvd. and you will see the Hotel on the right.

From 75 South:

Stay in the right lane to exit I-35E Waco. Take the I-35E Denton (Stemmons Frwy.) exit headed North. Exit onto Market Center Blvd. Turn left onto Market Center Blvd. and you will see the Hotel on the right.

From 635 (LBJ Freeway):

Proceed West on 635 to the I-35E South exit. Follow I-35E (Stemmons Frwy.) South to the

Market Center Blvd. exit. Turn right onto Market Center Blvd. and you will see the Hotel on the right.

From the Dallas Tollway:

Proceed South on the Tollway. Take the Wycliff Ave. exit and turn right. Turn right at Harry

Hines and then left onto Market Center Blvd. Proceed on Market Center Blvd. under I-35E

(Stemmons Frwy.) and you will see the Hotel on your right.

Public Transportation:

The Dallas Area Rapid Transit (DART) rail station nearest to the Hilton Anatole is the Market Center Station. From the Market Center Station, please take Bus Route Number 27 and exit at the stop at the intersection of Stemmons and Wycliff.

ANNEX A

CITIGROUP INC.

CORPORATE GOVERNANCE GUIDELINES

As of January 18, 2012

Corporate Governance Mission

Citigroup Inc. (the “Company”) aspires to the highest standards of corporate governance and ethical conduct: doing what we say; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company’s businesses.

Board of Directors

The Board of Directors’ primary responsibility is to provide effective governance over the Company’s affairs for the benefit of its stockholders, and to consider the interests of its diverse constituencies around the world, including its customers, employees, suppliers and local communities. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

Number and Selection of Board Members

The Board has the authority under the by-laws to set the number of Directors, which should be in the range of 13 to 19, with the flexibility to increase the number of members in order to accommodate the availability of an outstanding candidate or the Board’s changing needs and circumstances. Candidates for the Board are recommended to the Board of Directors by the Nomination, Governance and Public Affairs Committee in accordance with the qualifications approved by the Board and set forth below, taking into consideration the overall composition and diversity of the Board and areas of expertise that new Board members might be able to offer. Directors are elected by the stockholders at each Annual Meeting by majority vote (other than in contested elections), to serve for a one-year term, which expires on the date of the next Annual Meeting. Between Annual Meetings, the Board may elect additional Directors to serve until the next Annual Meeting. The Nomination, Governance and Public Affairs Committee nominates annually one of the members of the Board to serve as Chairman of the Board.

Confidential Voting Policy

It is the Company’s policy that every stockholder shall have the right to require the Company to keep his or her vote confidential, whether submitted by proxy, ballot, internet voting, telephone voting or otherwise. If a stockholder elects, in connection with any decision to be voted on by stockholders at any Annual or Special Meeting, to keep his or her vote confidential, such vote shall be kept permanently confidential and shall not be disclosed to the Company, to its affiliates, Directors, officers and employees or to any third parties except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. Employee stockholders in the Citigroup Common Stock Fund under the 401(k) plan or one of the Company’s retirement, savings or employee stock ownership plans already enjoy confidential treatment as required by law and, without the need for any action on their parts, will continue to vote their shares confidentially.

Director Independence

At least two-thirds of the members of the Board should be independent. The Board has adopted the Director Independence Standards set forth in the attached Exhibit “A” to assist the Board in making the independence determination. The Director Independence Standards are intended to comply with the New York Stock Exchange (“NYSE”) corporate governance rules and all other applicable laws, rules and regulations regarding director independence in effect from time to time. A Director shall qualify as independent for purposes of service on the Board of the Company and its Committees if the Board has determined that the Director has no material relationship with the Company, as defined in the Director Independence Standards.

Qualifications for Director Candidates

One of the of the Board’s most important responsibilities is identifying, evaluating and selecting candidates for the Board of Directors. The Nomination, Governance and Public Affairs Committee reviews the qualifications of potential director candidates and makes recommendations to the whole Board. The factors considered by the Committee and the Board in its review of potential candidates include:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization with significant international activities that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale.

•

Whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates.

•	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale.

•

Whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency.

•	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a Director.

Application of these factors involves the exercise of judgment by the Board.

Lead Director

Unless the Chairman of the Board is an independent Director, the Board shall appoint a Lead Director whose responsibilities shall include: (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors; (ii) serving as liaison between the Executive Chairman and the independent Directors; (iii) approving information sent to the Board; (iv) approving meeting agendas for the Board; (v) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) having the authority to call meetings of the independent Directors; and (vii) if requested by major shareholders, ensuring that he or she is available for consultation and direct communication.

Any Lead Director appointed by the Board must satisfy the Director Independence Standards set forth in Exhibit A and the rules of the New York Stock Exchange.

Additional Board Service

The number of other public company boards on which a Director may serve shall be subject to a case-by-case review by the Nomination, Governance and Public Affairs Committee, in order to ensure that each Director is able to devote sufficient time to perform his or her duties as a Director.

Members of the Audit Committee may not serve on more than three public company audit committees, including the Audit Committee of the Company.

Interlocking Directorates

No inside Director or Executive Officer of Citigroup shall serve as a director of a company where a Citigroup outside Director is an Executive Officer.

Stock Ownership Commitment

The Board and certain senior executives of the Company are subject to a Stock Ownership Commitment (“SOC”), which requires these individuals to maintain a minimum ownership level of Citigroup stock. The Board may revise the terms of the SOC from time to time to reflect legal and business developments warranting a change. The terms of the current SOC will be reported in the proxy statement for the Company’s Annual Meeting. Exceptions to the SOC may include estate-planning transactions and certain other circumstances.

Retirement from the Board/Term Limits

Directors may serve on the Board until the Annual Meeting of the Company next following their 72nd birthday, and may not be reelected after reaching age 72, unless this requirement has been waived by the Board for a valid reason. The Company has not adopted term limits for Directors.

Change in Status or Responsibilities

If a Director has a substantial change in professional responsibilities, occupation or business association he or she should notify the Nomination, Governance and Public Affairs Committee and offer his or her resignation from the Board. The Nomination, Governance and Public Affairs Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the Director continue to serve on the Board.

If a Director assumes a significant role in a not-for-profit entity he or she should notify the Nomination, Governance and Public Affairs Committee.

Board Committees

The standing committees of the Board are the Executive Committee, the Audit Committee, the Personnel and Compensation Committee, the Nomination, Governance and Public Affairs Committee and the Risk Management and Finance Committee. All members of the Audit Committee, the Personnel and Compensation Committee and the Nomination, Governance and Public Affairs Committee shall meet the independence criteria, as determined by the Board, set forth in the NYSE corporate governance rules, and all other applicable laws, rules or regulations regarding director independence. Committee members shall be appointed by the Board upon recommendation of the Nomination, Governance and Public Affairs Committee, after consultation with the individual Directors. Committee chairs and members shall be rotated at the recommendation of the Nomination, Governance and Public Affairs Committee.

Each committee shall have its own written charter which shall comply with the applicable NYSE corporate governance rules, and other applicable laws, rules and regulations. The charters shall set forth the mission and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and reporting to the Board.

The Chair of each committee, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and senior management, shall develop the committee’s agenda. At the beginning of the year, each committee shall establish a schedule of major topics to be discussed during the year (to the degree these can be foreseen). The agenda for each committee meeting shall be furnished to all Directors in advance of the meeting, and each independent Director may attend any meeting of any committee, whether or not he or she is a member of that committee.

The Board and each committee shall have the power to hire and fire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of senior management of the Company in advance.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Evaluation of Board Performance

The Nomination, Governance and Public Affairs Committee shall conduct an annual review of Board performance, in accordance with guidelines recommended by the Committee and approved by the Board. This review shall include an overview of the talent base of the Board as a whole as well as an individual assessment of each outside Director’s qualification as independent under the NYSE corporate governance rules and all other applicable laws, rules and regulations regarding director independence; consideration of any changes in a Director’s responsibilities that may have occurred since the Director was first elected to the Board; and such other factors as may be determined by the Committee to be appropriate for review. Each of the standing committees (except the Executive Committee) shall conduct an annual evaluation of its own performance as provided in its charter. The results of the Board and committee evaluations shall be summarized and presented to the Board.

Attendance at Meetings

Directors are expected to attend the Company’s Annual Meeting of Stockholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and materials that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should be distributed to the Directors prior to the meeting, in order to provide time for review. The Chairman should establish a calendar of standard agenda items to be discussed at each meeting scheduled to be held over the course of the ensuing year, and, together with the Lead Director, shall establish the agenda for each Board meeting. Any Board member may suggest items for inclusion on the agenda or may raise subjects that are not on the agenda for that meeting.

Executive Sessions

The non-management Directors shall meet in executive session at each regularly scheduled Board meeting, and the independent Directors shall meet in executive session at least once during each calendar year. The Chairman shall preside at these executive sessions, unless he or she is an Executive Chairman, in which case the Lead Director or, if the Company does not have a Lead Director, an independent Director shall preside.

Annual Strategic Review

The Board shall review the Company’s long-term strategic plans and the principal issues that it expects the Company may face in the future during at least one Board meeting each year.

Communications

The Board believes that senior management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, at the request of the Board or senior management.

Stockholders or other interested parties who wish to communicate with a member or members of the board of directors, including the Chairman or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, c/o the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. The board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Director Access to Senior Management

Directors shall have full and free access to senior management. Directors are requested to arrange such meetings through the Corporate Secretary. The Board welcomes regular attendance at each Board meeting by senior management of the Company. If the CEO wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.

Director Compensation

The form and amount of director compensation is determined by the Board based upon the recommendation of the Nomination, Governance and Public Affairs Committee. The Nomination, Governance and Public Affairs Committee shall conduct an annual review of director compensation.

Directors who are employees of the Company shall not receive any compensation for their services as Directors. Directors who are not employees of the Company may not enter into any consulting arrangements with the Company without the prior approval of the Nomination, Governance and Public Affairs Committee. Directors who serve on the Audit Committee shall not directly or indirectly provide or receive compensation for providing accounting, consulting, legal, investment banking or financial advisory services to the Company.

Charitable Contributions

If a Director, or an Immediate Family Member of a Director (see page A-12 for definition) who shares the Director’s household, serves as a director, trustee or executive officer of a foundation, university or other non-profit organization (“Charitable Organization”) and such Charitable Organization receives contributions from the Company and/or the Citi Foundation, such contributions will be reported to the Nomination, Governance and Public Affairs Committee at least annually.

In addition, the Company shall disclose in its proxy statement whether the aggregate contributions of the Company and the Citi Foundation to any Charitable Organization in which any independent Director serves as an executive officer exceed the greater of $1 million or 2% of such Charitable Organization’s consolidated gross revenue for any single fiscal year within the preceding three years.

Director Orientation and Continuing Education

The Company shall provide an orientation program for new Directors which shall include presentations by senior management on the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct, its management structure and Executive Officers and its internal and independent auditors. The orientation program may also include visits to certain of the Company’s significant facilities, to the extent practical. The Company shall also make available continuing education programs for all members of the Board. All Directors are invited to participate in the orientation and continuing education programs.

CEO Performance

The Personnel and Compensation Committee shall conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors shall review the Personnel and Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long and short term.

Succession Planning

The Nomination, Governance and Public Affairs Committee shall make an annual report to the Board on succession planning. The entire Board shall work with the Nomination, Governance and Public Affairs Committee to evaluate potential successors to the CEO. The CEO shall meet periodically with the Nomination, Governance and Public Affairs Committee in order to make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Code of Conduct and Code of Ethics for Financial Professionals

The Company has adopted a Code of Conduct and other internal policies and guidelines designed to support the mission statement set forth above and to comply with the laws, rules and regulations that govern the Company’s business operations. The Code of Conduct applies to all employees of the Company and its subsidiaries, as well as to Directors, temporary workers and other independent contractors and consultants when engaged by or otherwise representing the Company and its interests. In addition, the Company has adopted a Code of Ethics for Financial Professionals, which applies to the principal executive officers of the Company and its reporting subsidiaries and all professionals worldwide serving in a finance, accounting, treasury, tax or investor relations role. The Nomination, Governance and Public Affairs Committee shall receive reports regarding compliance with the Code of Conduct, the Code of Ethics for Financial Professionals and other internal policies and guidelines.

Recoupment of Unearned Compensation and Other Recoupment Rights

If the Board learns of any misconduct by an Executive Officer that contributed to the Company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the Board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The Board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an Executive Officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the Executive Officer if: a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board could dismiss the Executive Officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Citigroup as may fit the facts surrounding the particular case. The Board may, in determining the appropriate punishment factor take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.

In accordance with regulatory requirements and developing best practices, the Company has adopted a number of additional requirements for the recoupment of compensation from certain employees in specified circumstances. The Company may adopt additional such provisions in the future or amend existing requirements as required by law or regulation or in accordance with best practices. A description of each such material requirement will appear in the Company’s annual Proxy Statement in the Compensation Discussion and Analysis.

For the purposes of this Guideline, “Executive Officer” means any officer who has been designated an executive officer by the Board.

Insider Transactions

The Company does not generally purchase Company common stock from employees (except in connection with the routine administration of employee stock option and other equity compensation programs). Directors and Executive Officers may not trade shares of Company common stock during an administrative “blackout” period affecting the Company’s 401(k) plan or pension plan pursuant to which a majority of the Company’s employees are restricted from trading shares of Company common stock or transferring funds into or out of the Company common stock fund, subject to any legal or regulatory restrictions and the terms of the Company’s Personal Trading Policy.

Stock Options

The Company prohibits the repricing of stock options. All new equity compensation plans and material revisions to such plans shall be submitted to stockholders for approval.

Financial Services

To the extent ordinary course services, including brokerage services, banking services, loans, insurance services and other financial services, provided by the Company to any Director or Immediate Family Member of a Director, are not otherwise specifically prohibited under these Corporate Governance Guidelines or other policies of the Company, or by law or regulation, such services shall be provided on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates.

Personal Loans

Personal loans may be made or maintained by the Company to a Director or an Executive Officer (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934), or an Immediate Family Member who shares such person’s household, only if the loan: (a) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered to the general public; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve; (c) when made does not involve more than the normal risk of collectibility or present other unfavorable features; and (d) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency (OCC) in its “Rating Credit Risk” Comptroller’s Handbook.

Investments/Transactions

All Related Party Transactions (see page A-12 for definition) shall comply with the procedures outlined in the Company’s Policy on Related Party Transactions. Transactions (i) involving a Director (or an Immediate Family Member of a Director) or, (ii) if equal to or in excess of $50 million and involving an Executive Officer (or an Immediate Family Member of an Executive Officer) shall require the approval of the Nomination, Governance and Public Affairs Committee of the Board. Transactions involving an Executive Officer (or an Immediate Family Member of an Executive Officer) valued at less than $50 million shall require the approval of the Transaction Review Committee.

The Company, its Executive Officers and any Immediate Family Member who shares an Executive Officer’s household, individually or in combination, shall not make any investment in a partnership or other privately held entity in which a Director is a principal or in a publicly traded company in which a Director owns or controls more than a 10% interest.

Except as otherwise provided by this section, a Director or Immediate Family Member of a Director may participate in ordinary course investment opportunities or partnerships offered or sponsored by the Company only on substantially similar terms as those for comparable transactions with similarly situated non-affiliated persons.

Executive Officers and Immediate Family Members who share an Executive Officer’s household may not invest in partnerships or other investment opportunities sponsored, or otherwise made available, by the Company unless their participation is approved in accordance with these Guidelines. Such approval shall not be required if the investment opportunity: (i) is offered to qualified employees and investment by Executive Officers is approved by the Personnel and Compensation Committee; (ii) is made available to an Executive Officer actively involved in a business unit, the principal activity of which is to make such investments on behalf of the Company, and is offered pursuant to a co-investment plan approved by the Personnel and Compensation Committee; or (iii) is offered to Executive Officers on the same terms as those offered to qualified persons who are not employees of the Company.

Except with the approval of the Nomination, Governance and Public Affairs Committee, no Director or Executive Officer may invest in a third-party entity if the investment opportunity is made available to him or her as a result of such individual’s status as, respectively, a Director or an Executive Officer of the Company.

No Director or Immediate Family Member who shares a Director’s household shall receive an IPO allocation from a broker/dealer, including broker/dealers not affiliated with the Company.

Indemnification

The Company provides reasonable directors’ and officers’ liability insurance for the Directors and shall indemnify the Directors to the fullest extent permitted by law and the Company’s certificate of incorporation and by-laws.

Amendments

The Board may amend these Corporate Governance Guidelines, or grant waivers in exceptional circumstances, provided that any such modification or waiver may not be a violation of any applicable law, rule or regulation and further provided that any such modification or waiver is appropriately disclosed.

Exhibit “A” To Corporate Governance Guidelines

Director Independence Standards

Introduction

A Director shall qualify as independent for purposes of service on the Board of the Company and its committees if the Board has determined that the Director has no material relationship with the Company, either directly or as an officer, partner or employee of an organization that has a relationship with the Company. A Director shall be deemed to have no material relationship with the Company and will qualify as independent provided that (a) the Director meets the Director Independence Standards set forth below and (b) if there exists any relationship or transaction of a type not specifically mentioned in the Director Independence Standards, the Board, taking into account all relevant facts and circumstances, determines that the existence of such other relationship or transaction is not material and would not impair the Director’s exercise of independent judgment.

These Director Independence Standards have been drafted to incorporate the independence requirements contained in the NYSE corporate governance rules and all other applicable laws, rules and regulations in effect from time to time and are intended to supplement the provisions contained in the Corporate Governance Guidelines. A fundamental premise of the Director Independence Standards is that any permitted transactions between the Company (including its subsidiaries and affiliates) and a Director, any Immediate Family Member of a Director or their respective Primary Business Affiliations (see page A-12 for definition) shall be on arms-length, market terms.

Independence Standards

To be considered independent, a Director must meet the following categorical standards.

Advisory, Consulting and Employment Arrangements

During any 12 month period within the last three years, neither a Director nor any Immediate Family Member of a Director shall have received from the Company, directly or indirectly, any compensation, fees or benefits in an amount greater than $120,000, other than amounts paid (a) pursuant to the Company’s Amended and Restated Compensation Plan for Non-Employee Directors or (b) to an Immediate Family Member of a Director who is a non-executive employee of the Company or another entity.

In addition, no member of the Audit Committee, nor any Immediate Family Member who shares such individual’s household, nor any entity in which an Audit Committee member is a partner, member or Executive Officer shall, within the last three years, have received any payment for accounting, consulting, legal, investment banking or financial advisory services provided to the Company.

Business Relationships

All business relationships, lending relationships, deposit and other banking relationships between the Company and a Director’s Primary Business Affiliation or the Primary Business Affiliation of an Immediate Family Member of a Director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the Company to, and to the Company from, any company of which a Director is an Executive Officer or employee or where an Immediate Family Member of a Director is an Executive Officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.

Loans may be made or maintained by the Company to a Director’s Primary Business Affiliation or the Primary Business Affiliation of an Immediate Family Member of a Director, only if the loan: (a) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002, Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC) Guidelines; (c) when made does not involve more than the normal risk of collectibility or present other unfavorable features; and (d) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency (OCC) in its “Rating Credit Risk” Comptroller’s Handbook.

Charitable Contributions

Annual contributions in any of the last three calendar years from the Company and/or the Citi Foundation to a Charitable Organization of which a Director, or an Immediate Family Member who shares the Director’s household, serves as a director, trustee or executive officer (other than the Citigroup Foundation and other Charitable Organizations sponsored by the Company) may not exceed the greater of $250,000 or 10% of the Charitable Organization’s annual consolidated gross revenue.

Employment/Affiliations

A Director shall not:

(i) be or have been an employee of the Company within the last three years;

(ii) be part of, or within the past three years have been part of, an interlocking directorate in which a current Executive Officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed the Director as an Executive Officer; or

(iii) be or have been affiliated with or employed by a present or former outside auditor of the Company within the three-year period following the auditing relationship.

A Director may not have an Immediate Family Member who:

(i) is an Executive Officer of the Company or has been within the last three years;

(ii) is, or within the past three years has been, part of an interlocking directorate in which a current Executive Officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed such Immediate Family Member as an Executive Officer; or

(iii) (A) is a current partner of the Company’s outside auditor, or a current employee of the Company’s outside auditor and personally works on the Company’s audit, or (B) was within the last three years (but is no longer) a partner of or employed by the Company’s outside auditor and personally worked on the Company’s audit within that time.

Immaterial Relationships and Transactions

The Board may determine that a Director is independent notwithstanding the existence of an immaterial relationship or transaction between the Company and (i) the Director, (ii) an Immediate Family Member of the Director or (iii) the Director’s or Immediate Family Member’s business or charitable affiliations, provided the Company’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the Director is independent. Relationships or transactions between the Company and (i) the Director, (ii) an Immediate Family Member of the Director or (iii) the Director’s or Immediate Family Member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including but not limited to the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Definitions

For purposes of these Corporate Governance Guidelines, (i) the term “Immediate Family Member” means a Director’s or Executive Officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers and sisters-in-law and any person (other than a tenant or domestic employee) who shares the Director’s household; (ii) the term “Primary Business Affiliation” means an entity of which the Director or Executive Officer, or an Immediate Family Member of such a person, is an officer, partner or employee or in which the Director, Executive Officer or Immediate Family Member owns directly or indirectly at least a 5% equity interest; and (iii) the term “Related Party Transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Person (any Director, any Executive Officer of the Company, any nominee for director, any shareholder owning in excess of 5% of the total equity of the Company, and any Immediate Family Member of any such person) has or will have a direct or indirect material interest.

ANNEX B

CITIGROUP

2009 STOCK INCENTIVE PLAN

(as amended and restated effective April 17, 2012, subject to approval by stockholders)

1.	Purpose

The purposes of the Citigroup 2009 Stock Incentive Plan (the “Plan”) are to (i) align Employees’ long-term financial interests with those of the Company’s stockholders; (ii) attract and retain Employees by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those Employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Effective Date; Subsequent Amendments

The Plan became effective upon approval by the stockholders of the Company on April 21, 2009. The Plan was subsequently amended and restated upon approval by stockholders of the Company on April 20, 2010, by the Committee on February 9, 2011, and upon approval by stockholders of the Company on April 21, 2011; the Plan was further amended by the Committee on December 21, 2011, and amended and restated upon approval by stockholders of the Company on April 17, 2012. Except as provided otherwise below, all share numbers in this restated and amended Plan text have been adjusted to reflect the 1-for-10 reverse stock split of the Common Stock that was effective May 6, 2011.

3.	Definitions

“Award” shall mean an Option, SAR or other form of Stock Award granted under the Plan.

“Award Agreement” shall mean the paper or electronic document evidencing an Award granted under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

“Committee” shall mean the Personnel and Compensation Committee of the Board, the members of which shall satisfy the requirements of Rule 16b-3 of the 1934 Act and who shall also qualify, and remain qualified, as “outside directors,” as defined in Section 162(m) of the Code.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall mean Citigroup Inc., a Delaware corporation.

“Covered Employee” shall mean “covered employee” as such term is defined in Section 162(m) of the Code.

“Deferred Stock” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv) and Section 7(d).

“Employee” shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form or statute, as determined by the Committee.

“Fair Market Value” shall mean, in the case of a grant of an Option or a SAR, the closing price of a share of Common Stock on the New York Stock Exchange, or on any national securities exchange on which the shares of Common Stock are then listed, on the trading date immediately preceding the date on which the Option or the SAR was granted, or on the date on which the Option or a SAR was granted, in the case of a grant to a Section 16(a) Officer (as defined).

“ISO” shall mean an incentive stock option as defined in Section 422 of the Code.

“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a) and Section 7(d). The term “Option” as used in this Plan includes the terms “Nonqualified Stock Option” and “ISO.”

“Participant” shall mean an Employee who has been granted an Award under the Plan.

“Plan Administrator” shall have the meaning set forth in Section 10.

“Prior Plans” shall mean the Citigroup 1999 Stock Incentive Plan, the Citicorp 1997 Stock Incentive Plan, the Travelers Group Capital Accumulation Plan, and the Citigroup Employee Incentive Plan (formerly the Travelers Group Employee Incentive Plan).

“Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii) and Section 7(d).

“SAR” shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b) and Section 7(d).

“Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

“Specified Employee” shall have the meaning set forth in Section 409A of the Code.

“Stock Award” shall have the meaning set forth in Section 7(c)(i).

“Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(ii) and Section 7(d).

“Stock Unit” shall mean a stock unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(v) and Section 7(d).

“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee in its sole discretion, provided that with respect to any Award that is subject to Section 409A of the Code, “Subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations. Notwithstanding the foregoing, for the purpose of determining whether a corporation or other entity is a Subsidiary for purposes of Section 5(a) hereof, if the Awards proposed to be granted to Employees of such corporation or other entity would be granted based upon legitimate business criteria, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Sections 1.414(c)-3 and 1.414(c)-4 of the Treasury Regulations apply.

“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4.	The Committee

(a)	Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, and limitations applicable to Awards, Award programs and the shares of Common Stock issued pursuant thereto. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Section 21.

(b)	Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants.

(c)	Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees.

(d)	Prohibition Against Repricing. Notwithstanding any provision of the Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, or (ii) any new Awards be issued in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).

(e)

Indemnification. No member of the Committee nor any other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such person shall be liable for any action taken or not taken in reliance upon any such advice.

5.	Participation

(a)	Eligible Employees. Subject to Section 7(a)(i), the Committee shall determine which Employees shall be eligible to receive Awards under the Plan. With respect to Employees subject to U.S. income tax, Options and SARs shall only be granted to such Employees who provide direct services to the Company or a Subsidiary of the Company as of the date of grant of the Option or SAR.

(b)	Participation by Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company. The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason. If a Subsidiary’s participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which Employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary’s participation in the plan shall terminate upon the occurrence of any event that results in such entity no longer constituting a Subsidiary as defined herein; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to the Company theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary as defined herein, the Employees and Participants employed by such Subsidiary shall be deemed to have terminated employment for purposes of the Plan. With respect to Awards subject to Section 409A of the Code, for purposes of determining whether a distribution is due to a Participant, such Participant’s employment shall be deemed terminated as described in the preceding sentence only if the Committee determines that a Separation from Service has occurred.

(c)

Participation outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(c) without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary, or any Assistant Secretary or other appropriate officer of the Company, may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; and further provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code and that any such action taken with respect to an Employee who is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code.

6.	Available Shares of Common Stock

(a)	Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Pursuant to and subject to the other provisions of this Section 6, effective September 10, 2009, the aggregate number of shares of Common Stock remaining available for issuance from the initial authorization of twenty-five million (25,000,000) shares was adjusted such that the maximum number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan from such date shall not exceed one-hundred-and-three million, two-hundred-and-eighty-one thousand, two hundred and eighteen (103,281,218) shares of Common Stock. Effective April 20, 2010, pursuant to amendments to the Plan approved by stockholders of the Company, (i) an additional eighty million (80,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan, and (ii) additional shares of Common Stock totaling thirty-four million, six-hundred-and-twenty-three thousand, four hundred and fifty-three (34,623,453) were authorized for issuance as Stock Payments in settlement of “common stock equivalent” awards granted to Employees on January 19, 2009. Effective April 21, 2011, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional forty million (40,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan. Effective April 17, 2012, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional forty million (40,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan. For purposes of determining the number of shares of Common Stock remaining available for issuance to Participants pursuant to Awards granted under the Plan, each share of Common Stock subject to an Award granted pursuant to Section 7(a) or (b) on or before April 19, 2010, was counted as 2.3 shares of Common Stock (on a pre-split basis).

(b)	Forfeited and Expired Awards. Awards made under the Plan which, at any time, are forfeited, expire or are canceled or settled without issuance of shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with Option exercise proceeds; or (iv) covered by an SAR (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

(c)

Other Items Not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash; or (iii) Awards that are granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Employees as a result of such transaction.

(d)	Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(e), the aggregate number of shares of Common Stock that may be granted to any single individual during a calendar year in the form of Options, SARs, and/or Stock Awards shall not exceed two million, sixty-five thousand, six hundred and twenty-four (2,065,624).

(e)	Adjustments. In the event of any change in the Company’s capital structure, including but not limited to a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring, or (ii) any combination or exchange of equity securities (including, without limitation, the exchange of preferred securities owned by the United States government for Common Stock, which transactions were consummated on July 29, 2009 and September 10, 2009), merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a) and (but only to the extent permitted under Section 162(m) of the Code) to the maximum number of shares that may be granted to any single individual pursuant to Section 6(d). In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award (subject to the limitation contained in Section 4(d)), and/or any measure of performance that relates to an outstanding Award. Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 6(e) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.

7.	Awards Under The Plan

Awards under the Plan may be granted as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.

(a)

Options. Options granted under the Plan may be Nonqualified Stock Options or ISOs or any other type of stock option permitted under the Code. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in Sections 7(a) and (d), Awards of Nonqualified Stock Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.

(i)	ISOs. The terms and conditions of any ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code, and except as provided in Section 7(d), the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted to any employee of the Company, its parent or any subsidiary of the Company, as such terms are defined in Sections 424(e) and (f) of the Code.

(ii)	Reload Options. Except as provided in this Section 7(a)(ii), no Reload Options (as defined below) shall be granted under the Plan. With respect to the exercise of (A) any Option granted under a Prior Plan (an “Original Option”) pursuant to the terms of which a Participant tenders shares of Common Stock to pay the exercise price and arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, and thereby becomes entitled (if all other applicable conditions have been satisfied) to receive a new Option covering a number of shares of Common Stock equal to the sum of the number of shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes of the Original Option, at an exercise price equal to the Fair Market Value of a share of Common Stock on the exercise date of the Original Option, and which vests six months thereafter and expires no later than the expiration date of the underlying Original Option (a “Reload Option”) or (B) any Reload Option granted as described above, the Participant may receive a new Reload Option. Reload Options will be granted only as provided above and subject to such terms, conditions, restrictions and limitations as provided by the terms of the underlying Original Option or Reload Option (including, but not limited to, eligibility to receive subsequent grants of Reload Options upon satisfaction of the conditions specified in the terms of the underlying Original Option or Reload Option), and subject to such modifications thereto as the Committee (if permitted), in its sole discretion, may from time to time deem appropriate; provided, however, that any such modification shall comply with Section 409A of the Code, to the extent applicable. A Reload Option may not otherwise be granted under the terms of the Plan. To the extent a Reload Option is granted in respect of an Original Option granted under the Plan or Prior Plan, shares issued in connection with such Reload Option shall count towards the maximum number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan as set forth in Section 6(a) and any individual Participant pursuant to Section 6(d). A Reload Option granted hereunder shall not be subject to the minimum vesting requirements of Section 7(d).

(iii)	Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value at the time of grant.

(iv)

Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisablility, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment in U.S. dollars; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the fair market value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a fair market value on the date of exercise not in excess of the difference between (x) the aggregate fair market value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or cancelled.

(v)	ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary or parent, as such terms are defined in Section 424(e) and (f) of the Code, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent (110%) of the Fair Market Value (at the time of grant) of the Common Stock subject to the Option.

(vi)	$100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(vii)	Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(b)

Stock Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the fair market value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR which shall be no less than 100% of the Fair Market Value of the same number of shares at the time the SAR was granted, except that if a SAR is granted retroactively in substitution for an Option, the exercise price of such SAR shall be the Fair Market Value at the time such Option was granted. Any such substitution of a SAR for an Option granted to a Covered Employee may only be made in compliance with the provisions of Section 162(m) of the Code. Except as otherwise provided in Section 7(d), Awards of SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to Employees to whom an Option could be granted under the Plan.

(c)	Stock Awards.

(i)	Form of Awards. The Committee may grant Awards (“Stock Awards”) that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including, but not limited to, Awards of Restricted Stock, Deferred Stock and Stock Units. Except as otherwise provided in Section 7(d), Stock Awards shall be subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, from time to time.

(ii)	Stock Payment. If not prohibited by applicable law and to the extent allowed by Section 7(d) of the Plan, the Committee may issue unrestricted shares of Common Stock, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that to the extent Section 409A of the Code is applicable to the grant of unrestricted shares of Common Stock that are issued in tandem with another Award, then such tandem Awards shall conform to the requirements of Section 409A of the Code. A Stock Payment under the Plan may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions. Any shares of Common Stock used for such payment may be valued at a fair market value at the time of payment as determined by the Committee in its sole discretion. Notwithstanding anything to the contrary contained herein, the shares issued subject to Stock Payments granted in settlement of “common stock equivalent” awards dated January 19, 2010, shall not be subject to Section 7(d).

(iii)	Restricted Stock. Except as otherwise provided in Section 7(d), Awards of Restricted Stock shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.

(iv)	Deferred Stock. Except as otherwise provided in Section 7(d) and subject to Section 409A of the Code to the extent applicable, Awards of Deferred Stock shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

(v)	Stock Units. A Stock Unit is an Award denominated in shares of Common Stock that may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, and, except as otherwise provided in Section 7(d) and subject to Section 409A of the Code to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(d)

Minimum Vesting. Except for Awards referred to in Section 6(c)(ii) or (iii) and the last sentence of Section 7(c)(ii), or as provided in this Section 7(d), Section 7(a)(ii), and Section 13, Awards shall not vest in full prior to the third anniversary of the Award date; provided, however, that the Committee may, in its sole discretion, grant Awards that provide for accelerated vesting (i) on account of a Participant’s retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a Participant’s employer or any other similar event, and/or (ii) upon the achievement of performance criteria specified by the Committee, as provided in Section 7(e). Notwithstanding the foregoing, up to twenty percent (20%) of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 6(a) may be granted subject to awards with such other vesting requirements, if any, as the Committee may establish in its sole discretion (which number of shares shall be subject to adjustment in accordance with Section 6(e) and which shall not include any shares subject to Awards referred to in Section 6(c)(ii) and (iii) and the last sentence of Section 7(c)(ii), or granted pursuant to Section 7(a)(ii), Section 7(e) or any other provision of this Section 7(d)).

(e)	Performance Criteria. At the discretion of the Committee, Awards may be made subject to, or may vest on an accelerated basis upon, the achievement of performance criteria related to a period of performance of not less than one year, which may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee. When establishing performance criteria for any performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. The Committee, in its sole discretion, may establish or measure performance criteria based on International Financial Reporting Standards or other appropriate accounting principles then in general use and accepted for financial reports the Company is required to file with the United States Securities and Exchange Commission.

8.	Forfeiture Provisions Following a Termination of Employment

Except where prohibited by applicable law, the Committee, in its discretion, may provide in any Award Agreement that, in any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant’s employment, all or some of such rights shall terminate and be forfeited or modified upon the occurrence or non-occurrence of any specified condition or event, including, but not limited to, the Participant, at any time subsequent to his or her termination of employment engaging, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere; (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary; or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall have sole discretion to make the determination of whether any conduct, action or failure to act, or occurrence or non-occurrence of a specified event or condition has triggered the application of any provision included in an Award Agreement as contemplated by this Section 8. Notwithstanding the foregoing, unless specified otherwise in the applicable Award Agreement, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the 1934 Act. This Section 8 shall not be construed to in any way limit the applicability of Section 21(d) to any Award.

9.	Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Stock Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing. Any shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at fair market value at the time of purchase. Unless the Committee determines otherwise, Section 16(a) Officers may not participate in dividend reinvestment programs established under the Plan. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid or accrue with respect to any shares of Common Stock subject to an Award pursuant to Section 7(e), unless and until the relevant performance criteria have been satisfied, and then only to the extent determined by the Committee, as specified in the Award Agreement.

10.	Voting

The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by such person as the Committee may designate (the “Plan Administrator”) in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules). In such cases, shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other Awards (including, for these purposes, outstanding awards granted under the Prior Plans or any other plan of the Company) that are eligible to vote (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules).

11.	Payments and Deferrals

(a)

Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may (i) postpone the exercise of Options or SARs (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents, (iv) stipulate in any Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its sole discretion. Notwithstanding the forgoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code.

(b)	If, pursuant to any Award granted under the Plan, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (i) not earlier than 30 days before such specified date and (ii) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, in each case provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made.

(c)	Notwithstanding the foregoing, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

(d)	If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

12.	Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options (including non-qualified Reload Options) and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred one time to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

13.	Change of Control

(a)	Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

(i)	provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Participant whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee;

(ii)	provide for the purchase of any Awards from a Participant whose employment has been terminated as a result of a Change of Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable;

(iii)	provide for the termination of any then outstanding Awards or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change; or

(iv)	cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

For purposes of sub-paragraphs (i) and (ii) above, any Participant whose employment is terminated by the Company other than for “gross misconduct,” or by the Participant for “good reason” (each as defined in the applicable Award Agreement) upon, or on or prior to the first anniversary of, a Change of Control, shall be deemed to have been terminated as a result of the Change of Control.

(b)	A “Change of Control” shall be deemed to occur if and when:

(i)	any person, including a “person” as such term is used in Section 14(d)(2) of the 1934 Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25 percent (25%) or more of the combined voting power of the Company’s then outstanding securities (provided, however, that, notwithstanding the foregoing, a “Change of Control” shall not include consummation of the exchange of preferred securities owned by the United States government for Common Stock, as announced by the Company in a press release dated February 27, 2009);

(ii)	any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company;

(iii)	individuals who, as of April 21, 2009, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 21, 2009 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv)	all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v)	there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

(c)	Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, the effect of a Change of Control and what constitutes a Change of Control shall be set forth in the underlying Award programs and/or Award Agreements.

14.	Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. The Committee need not require the execution of such document by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.

15.	Tax Withholding

Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of any Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award in, an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with U.S. generally accepted accounting principles, to the extent applicable. To the extent that a number of shares of Common Stock sufficient to satisfy a tax withholding obligation of the Company may not be withheld (whether because the Award has not vested in full pursuant to its terms, administrative procedures in effect at such time, applicable accounting principles or any other reason), it shall be a condition to the obligation of the Company to issue shares of Common Stock upon the exercise of an Option or a SAR, or in settlement of any vested Award, that a Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any actual tax withholding liability (or any hypothetical tax owed to the Company, if such Participant is a current or former expatriate employee subject to a Company tax-equalization policy). If the amount is not timely paid to the Company in cash by such Participant, the Company may cancel the Award and refuse to issue such shares.

16.	Other Benefit and Compensation Programs

Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.

17.	Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

18.	Expenses of the Plan

The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan.

19.	Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

20.	Future Rights

No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan.

21.	Amendment and Termination

(a)

The Plan may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an Award, (vi) delete or limit the prohibition against repricing contained in Section 4(d), or (vii) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted). No such amendment referred to above shall be effective unless and until it has been approved by the stockholders of the Company. Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 5(b), Section 7(e), Section 11(a), Section 13(a) and Sections 21(b), 21(c) and 21(d), no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent. Unless terminated earlier by the Board, the Plan will terminate on April 21, 2014.

(b)	The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 21(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 21(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 21(b), the Participant shall receive notification of any material changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.

(c)	To the extent an Award may subject a Participant to income recognition pursuant to Section 457A of the Code or any other provision of U.S. or non-U.S. income tax law prior to the time at which the Company anticipated that income attributable to the Award would become taxable to such Participant, in order to mitigate the unanticipated tax burden on such Participant the Committee may amend or modify the terms and conditions of such Award, including accelerating the vesting of all or any portion of the Award; provided, however, that unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 21(c) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision. The amendment or modification of any Award pursuant to this Section 21(c) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 457A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 21(c), the Participant shall receive notification of any material changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.

(d)

The Committee may modify the provisions of an Award and/or the Plan to the extent required or permitted under any applicable law, regulation, rule, regulatory guidance or legal authority or any policy implemented at any time by the Company in its discretion to (i) comply with any legal, regulatory or governmental requirements, directions, supervisory comments, guidance or promulgations specifically including but not limited to guidance on remuneration practices or sound incentive compensation practices promulgated by any U.S. or non-U.S. governmental agency or authority, (ii) comply with the listing requirements of any stock exchange on which the Company’s common stock is traded, or (iii) comply with or enable the Company to qualify for any government loan, subsidy, investment or other program.

22.	Successors and Assigns

The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23.	Governing Law

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York.

24.	No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Sections 409A and 457A of the Code.

CITIGROUP INC. P.O. BOX 990041 HARTFORD, CT 06199-0041

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 16, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Citigroup Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 16, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citigroup Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
To view or print a copy of the Proxy Statement or Annual Report on Form 10-K, go to http://www.citigroup.com/citi/corporategovernance/ar.htm.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M41390-P19866-Z57117 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

CITIGROUP INC.	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR Proposals 1 through 4.

1.	Proposal to elect 12 directors		For	Against	Abstain
	1a.	Franz B. Humer	☐	☐	☐
	1b.	Robert L. Joss	☐	☐	☐				For	Against	Abstain
	1c.	Michael E. O’Neill	☐	☐	☐		1j.	Diana L. Taylor	☐	☐	☐
	1d.	Vikram S. Pandit	☐	☐	☐		1k.	William S. Thompson, Jr.	☐	☐	☐
	1e.	Lawrence R. Ricciardi	☐	☐	☐		1l.	Ernesto Zedillo Ponce de Leon	☐	☐	☐
	1f.	Judith Rodin	☐	☐	☐	2.	Proposal to ratify the selection of KPMG LLP as Citi’s independent registered public accounting firm for 2012.		☐	☐	☐
	1g.	Robert L. Ryan	☐	☐	☐
	1h.	Anthony M. Santomero	☐	☐	☐	3.	Proposal to approve an amendment to the Citigroup 2009 Stock Incentive Plan.		☐	☐	☐
	1i.	Joan E. Spero	☐	☐	☐	4.	Advisory Approval of Citi’s 2011 Executive Compensation.		☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 5 through 8.									For	Against	Abstain
5.	Stockholder proposal requesting a report on prior governmental service of certain individuals.								☐	☐	☐
6.	Stockholder proposal requesting a report on lobbying and political contributions.								☐	☐	☐
7.	Stockholder proposal requesting that executives retain 25% of their stock for one year following termination.								☐	☐	☐
8.	Stockholder proposal requesting that the Audit Committee conduct an independent review and report on controls related to loans, foreclosures, and securitizations.								☐	☐	☐
									Yes	No
Please indicate if you would like to keep your vote confidential under the current policy.									☐	☐
Please indicate if you plan to attend the meeting and vote these shares in person.									☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2012 Annual Meeting of Stockholders

April 17, 2012 at 9:00 a.m. at

Hilton Anatole

2201 North Stemmons Freeway, Dallas, Texas

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at

http://www.citigroup.com/citi/corporategovernance/ar.htm.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M41391-P19866-Z57117

CITIGROUP INC.

Proxy Solicited on Behalf of the Board of Directors

of Citigroup Inc. for the Annual Meeting, April 17, 2012

The undersigned hereby constitutes and appoints Richard D. Parsons, Vikram S. Pandit and Michael S. Helfer, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Citigroup Inc. (“Citigroup”) to be held at the Hilton Anatole, 2201 North Stemmons Freeway in Dallas, Texas, on Tuesday, April 17, 2012, at 9:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

If shares of Citigroup Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary or administrator of each applicable Voting Plan to vote all shares of Citigroup Common Stock in or associated with the undersigned’s name and/or account under such Plan in accordance with the instructions given herein and the terms of the applicable Voting Plan, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-4, and AGAINST Proposals 5-8 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 17, 2012.

Meeting Information

CITIGROUP INC.	Meeting Type: Annual
For holders as of: February 21, 2012
Date: April 17, 2012 Time: 9:00 a.m. CDT
	Location:	Hilton Anatole
2201 North Stemmons Freeway
Dallas, Texas 75207

CITIGROUP INC. P.O. BOX 990041 HARTFORD, CT 06199-0041	You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

M41415-P19866

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded. Please make the request as instructed above on or before April 3, 2012 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote In Person: Please review the proxy materials for information on what you will need to bring with you to gain access to the meeting. You must have a government-issued photo identification and an admission ticket to be admitted. THIS NOTICE WILL SERVE AS AN ADMISSION TICKET. At the meeting, you will need to request a ballot to vote these shares.

M41416-P19866

Voting Items
The Board of Directors recommends a vote FOR Proposals 1 through 4.
The Board of Directors recommends a vote AGAINST Proposals 5 through 8.
1.	Proposal to elect 12 directors

1a.    Franz B. Humer

1b.    Robert L. Joss

1c.    Michael E. O’Neill

1d.    Vikram S. Pandit

1e.    Lawrence R. Ricciardi

1f.    Judith Rodin

1g.    Robert L. Ryan

1h.    Anthony M. Santomero

1i.     Joan E. Spero

1j.     Diana L. Taylor

1k.    William S. Thompson, Jr.

1l.     Ernesto Zedillo Ponce de Leon

		5.	Stockholder proposal requesting a report on prior governmental service of certain individuals.

		6.	Stockholder proposal requesting a report on lobbying and political contributions.

		7.	Stockholder proposal requesting that executives retain 25% of their stock for one year following termination.

		8.	Stockholder proposal requesting that the Audit Committee conduct an independent review and report on controls related to loans, foreclosures, and securitizations.

2.	Proposal to ratify the selection of KPMG LLP as Citi’s independent registered public accounting firm for 2012.

3.	Proposal to approve an amendment to the Citigroup 2009 Stock Incentive Plan.

4.	Advisory Approval of Citi’s 2011 Executive Compensation.

M41417-P19866

M41418-P19866